Exhibit 10.7

================================================================================
     Certain portions of this exhibit have been omitted based upon a request for confidential treatment. The method used to identify the omitted confidential information is: [THIS INFORMATION HAS BEEN REDACTED].
       The complete exhibit containing the redacted information has been filed separately with the Commission.
================================================================================

Fluor Hanford P.O. Box
1000 Richland, Washington
99352

                                                                           FLUOR

                                       Contract :  00008654
                                       Release  :  00000
                                       Executed :  09/28/00
                                       Printed  :  09/11/02
Project  Hanford                       Page     :      1

Mail Invoice To:                       Vendor:
                                       Kala Suhadolnik
FLUOR  HANFORD,    INC PO              VIVID LEARNING SYSTEMS INC
BOX   1000   MSN  H7-10
RICHLAND  WA   99352                   1835 TERMINAL DRIVE   SUITE 100
                                       MSIN G6-86             RICHLAND WA 99352


Please Direct Inquiries to:            Work Location:
GINNY   T.    JACOBSEN
Title:     CONTRACT   SPECIALIST       FLUOR  HANFORD,    INC PO
Phone:     509-376-7955    Ext:        BOX   1000   MSN  H7-10
Fax  :     372-2134                    RICHLAND   WA   99352


Title: HGET, CBT AND WBT TRAINING CONVERSION MAINTENANCE AND DELIVERY
       ***** BLANKET MASTER CONTRACT *** ** DUPLICATE COPY **

Contract Type :  BLANKET MASTER         Start Date :  10/01/00
Project       :                         End Date   :  09/30/05

--------------------------------------------------------------------------------
/s/ Kala Suhadolnik                    /s/ Ginny Jacobsen
---------------------------            --------------------
Vendor Authorized Signature            Authorized Signature
Kala Suhadolnik/Contracts Manager      Ginny T. Jacobsen - Contracts Manager
---------------------------------      -------------------------------------
Printed Name/Title                     Printed Name/Title
9/17/02           943-5319             9/11/02                 (509) 376-7955
-----------       ---------            -----------             --------------
Date Signed       Phone                Date Signed             Phone
--------------------------------------------------------------------------------

                                  Key Contacts

  Role      Contact Name       Phone/Fax       Company

BTR      TERRY  MAIN        372-3041         Project  Hanf

Project  Hanford

                                                             Contract : 00008654
                                                             Release  : 00000
                                                             Executed : 09/28/00
                                                             Printed  : 09/11/02
                                                             Page     : 2

                               Contract Amendments

Amendment:      001                                 Execution Date  :   10/19/00
Title :  AMEND  TO ADD  STATEMENT  OF WORK  (  OVERS ITE  ON  ORIGINAL)
Amended Start  :                                    Amended End Date:
Amendment:      002                                 Execution Date  :   05/07/01
Title :  AMENDMENT  TO  UPDATE  SOW NO  OTHER CHANGES
Amended Start  :                                    Amended End Date:
Amendment:      003                                 Execution Date  :   06/07/01
Title :  AMEND  CLAUSE  H23  TO REMOVE  DON BOUCHE ADD  KEVIN  SMITH
Amended Start  :                                    Amended End Date:
Amendment:      004                                 Execution Date  :   09/18/01
Title :  AMEND  TO INCREASE  THE  NOT  TO  EXCEED AMOUNT,  ADMINISTRATIVE  ONLY
Amended Start  :                                    Amended End Date:
Amendment:      005                                 Execution Date  :   10/18/01
Title : AMEND TO INCORPORATE FY02 RATES IN CLUASE H59 OF BLANKET CONTRACT
Amended Start  :                                    Amended End Date:
Amendment:      006                                 Execution Date  :   05/09/02
Title : INCREASE FUNDS TO ALLOW FOR THE AWARD OF RELEASES AGAINST BLANKET
Amended Start  :                                    Amended End Date:
Amendment:      007                                 Execution Date  :   09/11/02
Title  :  EXTEND PERIOD OF PERFORMANCE THREE-YEARS
Amended Start  :                                    Amended End Date:   09/30/05

                           * * * End of Contract * * *

Fluor Hanford                                                            9/10/02
--------------------------------------------------------------------------------
AMENDMENT 7 FOR THREE -YEAR EXTENSION                              Contract 8654

                             Section "A" Award (A50)

The purpose of this amendment is to extend the Blanket Master Contract 8654 for three years to 9/30/05 and incorporate the following new or revised terms and conditions and pricing. The extension period is 10/1/02 to 9/30/05. All language changes to the existing contract are included in this document and are incorporated upon the issuance of this Amendment 7 to the Blanket Master Contract. All other terms and conditions shall remain the same and are in full effect.

As a result of amendment 7, the following revisions are incorporated:

The following clauses are revised:

Point of Contact (A02)
Effective Term (F08)
Authorized Personnel (G03)
Service Contract Act of 1965 (H27)
Payment Schedule (H59)
Statement of Work
GP, General Provisions
SP-5B, Onsite Services
SP-9, Organizational Conflict of Interest
SP-16, Representations and Certifications

The following clauses are deleted:

SP-15, Administrative Requirements

The following clauses/attachments are added:

Proprietary Data Submittals (H32)
Waiver of Facilities Capital Cost of Money (H34)
Former PHMC Team Employees (H43)
Payment Schedule (H59)
Electronic Funds Transfer of Invoice Payments (H47)
Attachment B, "Labor Rate/Payment Schedule"

                                     1 of 5

Fluor Hanford                                                            9/10/02
--------------------------------------------------------------------------------
AMENDMENT 7 FOR THREE -YEAR EXTENSION                              Contract 8654

Point of Contact (A02)

For this contract action, the Fluor Hanford, Inc. (FH) Point of Contact is as follows:

      Mail Address:                     Street Address:

      Ginny T. Jacobsen                 Ginny T. Jacobsen
      Fluor Hanford, Inc.               Fluor Hanford, Inc.
      P. O. Box 1000 (H7-10)            2430 Stevens Drive (H7-10)
      Richland, WA 99352                Richland, WA 99352

      Telephone: (509)376-7955          Telefax: (509)372-2134
      Internet: ginny_t_jacobsen@rl.gov

                     Section "F" Delivery/Performance (F00)

Effective Term (F08)  Rev. 1    5/30/02

The terms of this Contract shall commence on the date of award and shall end on 9/30/05 unless extended by the parties of unless terminated by other provisions of the contract.

                    Section "G" Contract Administration (GOO)

Authorized Personnel (G03)  Rev. 0    6/25/97

Only the following named Acquisition individuals are authorized to make changes to this document: Contract Specialist, Ginny T. Jacobsen Contracts Manager, John M.Robinson

                     Section "H" Special Requirements (H00)

Service Contract Act of 1965 (H27)   Rev. 1   09/13/00

This Contract is subject to the Service Contract Act of 1965 ("Act") as specified in Special Provision SP-6. The Department of Labor Wage Determination No., 94-2569 rev 15 is incorporated herein. (If blank, a Wage Determination may be incorporated later by modification).

In accordance with the ACT, the contractor shall pay service employees, employed in the performance of this contract, no less than the minimum wage and furnish fringe benefits in accordance with the incorporated Wage Determination.

                                     2 of 5

Fluor Hanford                                                            9/10/02
--------------------------------------------------------------------------------
AMENDMENT 7 FOR THREE -YEAR EXTENSION                              Contract 8654

For reference, a copy of the most recent Blanket Wage Determination is posted on the acquisition web site at http://www.hanford.gov/pinm/download.htm

During the term of this contract, the Buyer may unilaterally modify this contract to incorporate revised Wage Determinations. If a Wage Determination (or revision) is incorporated after award and the contractor has to adjust rates payable to employees covered by the Act in order to comply with the specified minimum wages and fringe benefits, the contractor may request an equitable adjustment in accordance with Special Provision SP-6 and other provisions of this contract.

Proprietary Data Submittals (H32) Rev. 0 10/1/98

If Offeror submits any data as part of their Proposal, which is considered by the Offeror to be "proprietary data", the document transmitting the data or which contains the data, shall be boldly marked indicating that the data included is considered to be proprietary.

Waiver of Facilities Capital Cost of Money (H34) Rev. 0 10/1/98

The Contractor is aware that facilities capital cost of money is an allowable cost but waives the right to claim it under this Contract.

Former PHMC Team Employees (H43) Rev 1 02/09/01

The contractor is required to identify to the Buyer as part of the proposal or in advance of performance when any former employee of the PHMC Team, who left the PHMC Team within six months of the new award, is proposed to work on a staff-augmentation basis under the contract or release. The Buyer reserves the right to elect to not contract for the individual (s).

Electronic Funds Transfer of Invoice Payments (H47) Rev. 0 10/1/98

Electronic funds transfer of invoice payments is an available optional method of invoice payment by the Buyer. An "Authorization for Electronic Funds Transfer of Invoice Payments" form must be completed and returned before payments can be made. A copy of the form is available for downloading from the Buyer's Acquisition Internet Web page or from the Buyer.

Payment Schedule (H59) Rev. 3 05/30/02

The respective hourly rate for services shall be in accordance with the attached Fully Burdened Labor Rate/Firm Fixed Price Payment Schedule, Attachment B, Revision 0, dated 9/10/02 in the performance of work at the request of the Buyer.

                                     3 of 5

Fluor Hanford                                                            9/10/02
--------------------------------------------------------------------------------
AMENDMENT 7 FOR THREE -YEAR EXTENSION                              Contract 8654

                     Section "I" Terms and Conditions (100)

The terms and conditions set forth or referenced in the body of this document by the Buyer shall apply and the Buyer objects to and shall not be bound by any additional or different terms and conditions.

Applicable Provisions and Attachments (112) Rev.4 02/28/01

The provisions, forms and documents identified and marked below are hereby incorporated into and made a part of this contract. They shall have the same force and effect as if written into the body of the contract. Provisions listed below marked with an "*" were previously provided by the buyer, and are not attached. Additional copies are available on the Internet under the following address. All other documents are included with the Contract or were transmitted with the solicitation.

http://www.hanford.gov/pmm/download.htni

General and Special Provisions

The provisions, forms, documents and attachments listed below are hereby incorporated into and made a part of this contract. They shall have the same force and effect as if written into the body of the contract. Contractor is responsible for downloading and complying with the applicable revision as identified below.

Where appropriate, hyperlinks are provided for downloading the referenced document. Software for reading PDF files is available from a link provided on the Download page. [ Download Provisions and Forms:
http://www.hanford.gov/pmni/download.htm ]

General Provisions revision 009, June 11, 2002

Terms and conditions applicable to contracts requiring use of Government provisions found in the Federal Acquisition Regulation (FAR) or the DOE Acquisition Regulation (DEAR).

Special Provisions - On-Site Services (basic safety requirements) (SP-5B revision 003)

Special Provisions - Organizational Conflict of Interest (SP-9 revision 002)

Special Provisions - Representations and Certifications (SP-16 revision 002)

Attachment A, Statement of Work, revision 7, dated 6/24/02

Attachment B, Labor Rate Schedule, dated 9/10/02

                                     4 of 5

Fluor Hanford                                                            9/10/02
--------------------------------------------------------------------------------
AMENDMENT 7 FOR THREE -YEAR EXTENSION                              Contract 8654

Contract Amendment (135) Rev. 1 10/1/98

This Contract is amended as set forth herein. Except as otherwise indicated, all terms and conditions of the Contract remain unchanged and in full force and effect.

                          Section "K" Signatures (K00)

Contractor Acknowledgement (K03) Rev. 3 10/1/98

Contractor shall acknowledge this document as provided herein regardless of dollar value by signing and returning the enclosed copy of this document.

                                     5 of 5

                                                             Date: June 24, 2002

                         Attachment A STATEMENT OF WORK
                                   Revision 7
                     Web Based Training - FY2003 through FY
                          2005 Maintenance and Delivery

1.0   PURPOSE

      The Contractor shall deliver and maintain Hanford General Employee Training (HGET), selected other non-HGET courses residing in web-based training (WBT)/computer-based training (CBT) format and operate the Courseware Management System.

2.0   BACKGROUND/INTRODUCTION

      Hanford General Employee Training (HGET)

      HGET is an umbrella for environmental, safety, health, and security courses delivered to five major contingents and their subcontractors on the Hanford site: Department of Energy-Richland Operations Office (RL), Department of Energy-Office of River Protection (ORP), Project Hanford Management Contract (PHMC) contractors, River Protection Program (RPP) contractors, and the Environmental Restoration Contract (ERC) contractors. HGET ensures a standardized general employee training program to meet minimum initial and annual training requirements. HGET courses include:

o     HGET - Initial
o     HGET - Full
o     HGET - Core

      Web-Based Training Courses (non-HGET)

      There are currently 18 WBT courses residing on the Fluor Hanford training web site. They include:

o     Heat Stress
o     Hearing Conservation
o     Employee Concerns
o     Initial Security Briefing
o     General Employee Radiological Training
o     Building Emergency Director Refresher
o     Building Warden Refresher for Administrative Facilities
o     Building Warden Refresher for Low Hazard Facilities
o     Criticality Safety Training for Support Personnel
o     Fire B Protection Program
o     Fire C Protection Program
o     Incident Command System Refresher
o     Ladder Safety Training
o     Lead (Pb) Worker Refresher
o     Radiological Control Manual Training for Managers
o     Safe/Drug Free Workplace Refresher
o     Security Refresher Briefing
o     Computer Security

                                                             Date: June 24, 2002

      Computer-Based Training

      The Radiological Worker (RW) Training Program applies to all PHMC and RPP contractors' and subcontractors' (including vendors) employees who:

      o As Radiological Worker I, require unescorted access to areas posted as Radiological Buffer Areas, Radioactive Material Areas, Radiation Areas, High Radiation Areas and Very High Radiation Areas.

      o As Radiological Worker II, require unescorted access to all of the areas listed above, plus Contamination Areas, High Contamination Areas, Airborne Radioactivity Areas and Soil Contamination Area (when disturbing soil).

      The academic portions of re-qualification are delivered using a computer-based training format. The Radiation Worker Retraining CBT portion of the above retraining courses will require continued delivery at the HAMMER facility as CBT. Radiological Worker training course delivery and maintenance requires working jointly with the Site-Wide Training Provider Contractor.

      Web-Based Training Course Management System (HAMMERCMS)

      Reference HAMMER Courseware Management System 3 - System Design Description document (attached).

3.0   SCOPE

      3.1   Tasks

            3.1.1 Delivery and Maintenance of HGET

                  3.1.1.1 Delivery

                  In contracted CBT centers, contractor staff will be expected to provide students with all necessary courseware operation assistance including:

                  o assisting students with logging in and running HAMMER-CMS3 web- based HGET,

                  o assisting students in identifying the appropriate HGET course they should take,

                  o providing recovery assistance in cases where students and training coordinators have difficulties,

                  o maintaining sufficient quantities of handouts associated with courses, and distribute as appropriate.

                  Contractor will also advise, on these same matters, students calling in to request assistance. Such calls are expected to average no more than 2 per day.

                  3.1.1.2 HGET Lesson Revision

                  On a schedule approved by the lesson owner and the Buyer's Technical Representative, the Contractor shall revise half of the HGET-Full lessons biennially so that all HGET is maintained with current content and lesson material

                                                             Date: June 24, 2002

                  reflecting up-to-date course and lesson reference requirements. The Contractor shall obtain documented approval of the updated HGET lessons prior to lesson "installation". The approvals shall include appropriate Contractor approvals; FH SME for lesson content, FH HGET POC for lesson design and operation, and the Buyer's Technical Representative.

                  3.1.1.2 HGET Lesson Revision (continued)

                  On occasion, there will be minor procedural changes or clarifications required for each lesson. This request will be initiated by the SME and sent to the FH HGET POC to request the Contractor to make the appropriate revisions. The Contractor will work with the requestor and once the revisions are completed satisfactorily, the Contractor will obtain documented approval (usually in the form of an e-mail) of the revised HGET lesson.

                  3.1.1.3 Documentation

                  The Contractor shall develop and deliver the following training material to the FH HGET POC as each lesson is updated:

                  Executable Computer Code: computer program(s) with all graphics, text font, data, etc., files necessary to run the computer program.

                  Source Materials: source computer code, graphics, text and audio for each lesson.

                  Lesson Specifications: documents that outline trainee activities and list learning objectives, lesson content, and resources necessary for consistent operation of the training programs. Lesson specifications must be approved by the Buyer's subject matter expert, FH HGET POC and the Buyer's Technical Representative.

                  Supplementary Materials: Books, articles, handouts, mechanical devices, etc., which are used as references, for manipulation and practice, etc., in Contractor developed training programs.

                  3.1.1.4 Facilities/Operations

                  The Contractor shall provide one Center in the downtown Richland area. Hours of operation will be conducted on a straight 8-hour schedule, Monday through Friday, 7:30 a.m. through 4 p.m. Contractor shall observe the PHMC holiday schedule.

                  The Contractor shall operate a training center in the 200 Area/MO-253. Hours of operation will be conducted on a part-time schedule (to be proposed by the Contractor).

                  3.1.1.5 Equipment

                  The Contractor shall maintain WBT and CBT courses on equipment supplied by the Contractor and designated government furnished LAN servers.

                                                             Date: June 24, 2002

            3.1.2 Delivery and Maintenance of WBT (non-HGET)

                  3.1.2.1 Delivery

                  In contracted CBT centers, contractor staff shall provide students with all necessary courseware operation assistance including:

                  o assisting students with logging in and running HAMMER-CMS3 web- based training courses,

                  o assisting students in identifying the appropriate web-based training course they should take,

                  o providing recovery assistance in cases where students have difficulties,

                  o maintaining sufficient quantities of handouts associated with courses, and distribute as appropriate.

                  Contractor will also advise, on these same matters, students calling in to request assistance. Such calls are expected to average no more than 2 per day.

                  3.1.2.2 Course Revision

                  Non-HGET course revisions will be requested on an as-needed basis under a separate contract/release. Testing requirements shall be the same as described under Section 3.1.1.2.

                  3.1.2.3 Documentation

                  The Contractor shall develop and deliver the following training material to the FH HGET POC and Course Owner as each lesson is updated:

                  Executable Computer Code: computer program(s) with all graphics, text font, data, etc., files necessary to run the computer program.

                  Source Materials: source computer code, graphics, text and audio for each lesson.

                  Lesson Specifications: documents that outline trainee activities and list learning objectives, lesson content, and resources necessary for consistent operation of the training programs. Lesson specifications must be approved by the Buyer's subject matter expert, FH HGET POC and the Buyer's Technical Representative.

                  Supplementary Materials: Books, articles, handouts, mechanical devices, etc., which are used as references, for manipulation and practice, etc., in Contractor developed training programs.

                  3.1.2.4 Facilities/Operations

                  Although infrequent, delivery of non-HGET courses may occur in central or satellite classrooms.

                                                             Date: June 24, 2002

            3.1.3 Delivery and Maintenance of Radiological Worker Retraining CBT

                  3.1.3.1 Delivery

                  Radiological Worker Retraining CBT shall only be installed on machines authorized by the FH Buyer's Technical
                  Representative. In contracted CBT centers, contractor staff shall provide students with all necessary courseware operation assistance including:

                  o assist students with logging in and running the computer-based training programs,

                  o providing recovery assistance in cases where students have difficulties,

                  o maintaining sufficient quantities of handouts associated with courses, and distribute as appropriate.

                  3.1.3.2 Lesson Revision

                  Radiological Worker Retraining course revisions will be requested on an as-needed basis under a separate contract/release.

                  3.1.3.3 Documentation

                  The Contractor shall develop and deliver the following training material to the FH Training POC as each lesson is updated:

                  Executable Computer Code: computer program(s) with all graphics, text font, data, etc., files necessary to run the computer program.

                  Source Materials: source computer code, graphics, text and audio for each lesson.

                  Lesson Specifications: documents that outline trainee activities and list learning objectives, lesson content, and resources necessary for consistent operation of the training programs. Lesson specifications must be approved by the Buyer's subject matter expert, FH HGET POC and the Buyer's Technical Representative.

                  Supplementary Materials: Books, articles, handouts, mechanical devices, etc., which are used as references, for manipulation and practice, etc., in Contractor developed training programs.

                  3.1.3.4 Facilities/Operations

                  The Contractor shall supply operators full-time at the HAMMER Training Facility on days when the Radiological worker or other courses are scheduled. Occasionally, an overflow of HGET students (primarily new hires) will be required to utilize the HAMMER Training Facility.

                                                             Date: June 24, 2002

                  3.1.3.5 Equipment

                  The Contractor shall maintain CBT courses on designated government furnished equipment.

            3.1.4 Courseware Management System Operation

                  HAMMER-CMS3 currently operates reliably on HLAN. Version 4.0 is expected to require little programming maintenance other than possible development of some new interface screens for a particular user group. The Contractor may occasionally be required to interface with the HLAN vendor if hardware or software upgrades are made to HLAN.

                  HAMMER-CMS3 databases will require routine maintenance. On the 15th of each month, the Contractor shall back up the production and all development databases. Once the backups are verified, the Contractor shall purge all databases of completion and log records older than the beginning of the preceding month. For example, after the backup is completed on October 15, the Contractor shall purge all records older than September 1.

                  Trouble-shooting may occasionally require detailed student tracking. In these cases, the Contractor shall set appropriate logging switches in the program.

                  When system maintenance requires system down-time, or when a general notification is required, Contractor shall publish an appropriate announcement on the student login page.

                  Training Records

                  The Contractor shall assist the customer training records staff in locating and correcting problems involved with transfers of records from HAMMER-CMS3.

                  Student Administrators

                  The Contractor shall maintain a current table of student administrators in the WBT databases (production and backup) and assign and remove student administration privileges as directed by the customer organization's training management.

                  Course Administrators

                  The Contractor shall provide technical assistance in resolving problems discovered through reviews of the reports (See
                  Section 6.0, Deliverables). This involves authorizing course administrators lesson review authority.

                                                             Date: June 24, 2002

                  Developers

                  The Contractor shall provide technical assistance for developing courses amenable to HAMMER-CMS3: training prospective developers on entering content and questions into the mastercom templates; i.e., following the Training Development procedure in the System Design Description; train developers on entering necessary training object definition and configuration data into the development database. The Contractor may assume developers are knowledgeable in HTML.

                  The Contractor shall assist developers in entering Topic Knowledge Check, if included in the course design, configuration information into the database. The Contractor shall publish new and revised courses as directed by the customer organization's training management. This includes testing a sample of new courses to ensure correct operation within HAMMER-CMS3, updating the production database (or providing an interface for the developer to update the production database), and interfacing with the HLAN webmaster to move necessary files to a production server.

                  The Contractor shall maintain the primary developer's interface with the WBT databases, currently titled the Training Object Manipulator: train developers on use of the interface, correct discovered logic flaws, and develop proposals for improved functionality.

                  Reviewers

                  The Contractor shall assist developers as necessary in assigning reviewers and providing reviewers with necessary links for conducting the reviews.

                  System Administrators

                  The Contractor shall grant read and change access to HAMMER-CMS3 files and HAMMER-CMS3 databases only as authorized by the Buyer's Technical Representative. Monitor the performance of HAMMER-CMS3 and interface with the HLAN vendor as necessary to resolve performance problems.

                  The Contractor shall directly enter data into WBT databases when needed to achieve necessary functionality.

                  The Contractor shall present system changes to the Production Readiness Review Board when necessary.

                  LAN Support

                  Trouble desk services for LAN delivered courseware will be maintained by the site LAN vendor. The Contractor shall support the trouble desk personnel in the site LAN vendor's organization to assist in remedying problems encountered in LAN delivered courses. In particular, the Contractor is expected (a) to develop a list of potential problems easily remedied and train HLAN Help Desk staff on

                                                             Date: June 24, 2002

                  the solutions to those problems, and (b) to respond to requests for assistance for problems not on the HLAN Help Desk's list.

4.0   ESH&Q REQUIREMENTS

      An Integrated Environment, Safety and Health Management System clause flow down prescreening questionnaire has been completed. No hazards were identified.

5.0   DELIVERABLES

      5.1   HGET (Reference Statement of Work Scope/Task Section 3.1.1)

---------------------------------------------------------------------------------------------
Description                                                    Due          Submit to
---------------------------------------------------------------------------------------------
Forward Student Comments                                       Weekly       Course
                                                                            Administrators
---------------------------------------------------------------------------------------------
Provide Level I, Level II and Student Performance Reports*     Monthly      Course
                                                                            Administrators
---------------------------------------------------------------------------------------------
Confirmation of Current Student Administrator's List           Annually     FH Buyer's
                                                                            Technical
                                                                            Representative
---------------------------------------------------------------------------------------------
Provide Ad-Hoc Reports Based on HAMMER-CMS3 Data**             As           FH Buyer's
                                                               Requested    Technical
                                                                            Representative
---------------------------------------------------------------------------------------------
Attend Monthly HGET Review Board Meetings                      Monthly      N/A
---------------------------------------------------------------------------------------------
Attend Monthly Contract Resolution Status Meeting              Monthly      N/A
---------------------------------------------------------------------------------------------
Voluntary Protection Program (VPP) Data                        10th of      FH Safety
                                                               each         Organization
                                                               month
---------------------------------------------------------------------------------------------

      5.2   Non-HGET WBT (Reference Statement of Work Scope/Task Section 3.1.2)

---------------------------------------------------------------------------------------------
Description                                                  Due          Submit to
---------------------------------------------------------------------------------------------
Forward Student Comments                                     Weekly       Course
                                                                          Administrators
---------------------------------------------------------------------------------------------
Provide Level I, Level II and Student Performance Reports*   Monthly      Course
                                                                          Administrators
---------------------------------------------------------------------------------------------
Confirmation of Current Student Administrator's List         Annually     FH Buyer's
                                                                          Technical
                                                                          Representative
---------------------------------------------------------------------------------------------
Provide Ad-Hoc Reports Based on HAMMER-CMS3 Data**           As           FH Buyer's
                                                             Requested    Technical
                                                                          Representative
---------------------------------------------------------------------------------------------

                                                             Date: June 24, 2002

      5.3 Radiological Worker I/II Retrain-CBT (Reference Statement of Work Scope/Task Section 3.1.3)

-------------------------------------------------------------------------------------------
Description                                                   Due          Submit to
-------------------------------------------------------------------------------------------
Forward Student Comments                                      Weekly       Course
                                                                           Administrators
-------------------------------------------------------------------------------------------
Provide Level I, Level II and Student Performance Reports*    Monthly      Course
                                                                           Administrators
-------------------------------------------------------------------------------------------

      5.4 Courseware Management System Operations (Reference Statement of Work Scope/Task Section 3.1.4)

-----------------------------------------------------------------------------------------------
Description                                                         Due           Submit to
-----------------------------------------------------------------------------------------------
Purge all databases of completion and log records older than the    15th of       N/A
preceding month                                                     each month
-----------------------------------------------------------------------------------------------

      *Provision for an interface program to course administrator's through which they may retrieve their own reports as desired is acceptable. Such a program must restrict access to authorized courses.

      **Reports are expected to be infrequent, no more than one every other month and require no more than 16 hours each to prepare.

6.0   SCHEDULE

         October 1, 2002 through September 30, 2005

7.0   ADMINISTRATIVE

      Buyer's Technical Representative: Terry L. Main, 509/372-3041

      FH HGET POC: Pat Gardner, 509/372-2530

Fully Burdened Labor Rate/Firm Fixed Price Payment Schedule Attachment B

Contract 8654

September 10, 2002

----------------------------------------------------------------------------------------------------------
Fully Burdened Labor              FY03                                      FY04             FY05
Rates                            Year 3                                    Year 4           Year 5
Job Category                      Rate                                      Rate             Rate
----------------------------------------------------------------------------------------------------------
Project Manager                 $[THIS INFORMATION HAS BEEN REDACTED]
Senior Programmer               $[THIS INFORMATION HAS BEEN REDACTED]
Programmer                      $[THIS INFORMATION HAS BEEN REDACTED]
                                                                         -----------
Senior Instructional Designer   $[THIS INFORMATION HAS BEEN REDACTED]    |         |
                                                                         -----------
Instructional Designer          $[THIS INFORMATION HAS BEEN REDACTED]
Senior Media Specialist         $[THIS INFORMATION HAS BEEN REDACTED]
Media Specialist                $[THIS INFORMATION HAS BEEN REDACTED]
Authenticator                   $[THIS INFORMATION HAS BEEN REDACTED]
Administration                  $[THIS INFORMATION HAS BEEN REDACTED]
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
HGET Web Based Training       FY03                      FY04                        FY05
Maintenance and Delivery     Year 3                    Year 4                      Year 5
Annual Firm Fixed Price     $[THIS INFORMATION HAS     $[THIS INFORMATION HAS      $[THIS INFORMATION HAS
                              BEEN REDACTED]             BEEN REDACTED]              BEEN REDACTED]
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Non-HGET Web Based Training   FY03                      FY04                        FY05
Maintenance and Delivery     Year 3                    Year 4                      Year 5
Annual Firm Fixed Price     $[THIS INFORMATION HAS     $[THIS INFORMATION HAS      $[THIS INFORMATION HAS
                              BEEN REDACTED]             BEEN REDACTED]              BEEN REDACTED]
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Radiological Worker Computer   FY03                      FY04                        FY05
Based Training Annual Firm    Year 3                    Year 4                      Year 5
Fixed Price                  $[THIS INFORMATION HAS     $[THIS INFORMATION HAS      $[THIS INFORMATION HAS
                               BEEN REDACTED]             BEEN REDACTED]              BEEN REDACTED]
----------------------------------------------------------------------------------------------------------

Fluor Hanford Provision       General Provisions

                               GENERAL PROVISIONS
                                Rev. 9 06/11/02

                                TABLE OF CONTENTS

1.0 DEFINITIONS ..............................................................................................  3

2.0 ORDER OF PRECEDENCE ......................................................................................  3

3.0 WORK QUALITY STANDARDS .................................................................................    3
  3.1 Guarantees ...........................................................................................    4
  3.2 Used or Reconditioned Equipment, Recycled or "Environmentally Preferable" Products ...................    4
  3.3 Inspection, Testing and Quality Control ..............................................................    4
  3.4 Conditions and Risks of Work .........................................................................    5
  3.5 Subcontracts and Purchase Orders .....................................................................    5
  3.6 Termination for Default ..............................................................................    6
  3.7 Stop Work Orders .....................................................................................    6
  3.8 Counterfeit Fasteners and Components .................................................................    7

4.0 TIMING OF WORK .........................................................................................    7
  4.1 Reporting and Coordination ...........................................................................    7
  4.2 Overtime .............................................................................................    7
  4.3 Delays ...............................................................................................    8
  4.4 Possession Prior to Completion .......................................................................    8
  4.5 Notice of Completion and Final Acceptance ............................................................    8

5.0 WORK CHANGES ............................................................................................   8
  5.1 Changes ...............................................................................................   9
  5.2 Suspension of Work ....................................................................................   9
  5.3 Termination for Convenience of Buyer ..................................................................  10
  5.4 Claims ................................................................................................  12

6.0 MATERIALS AND EQUIPMENT .................................................................................  12
  6.1 Protection of Materials, Equipment and Work ...........................................................  12

7.0 LABOR AND WORK RULES ....................................................................................  13
  7.1 Contractor's Personnel ................................................................................  13
  7.2 Labor Harmony .........................................................................................  13
  7.3 Work Rules ............................................................................................  13

8.0 INDEMNIFICATION .........................................................................................  13
  8.1 Indemnity .............................................................................................  13
  8.2 Nuclear Safety and Indemnity ..........................................................................  14

9.0 BONDS ...................................................................................................  15

10.0 WORK CONDITIONS ........................................................................................  15
  10.1 Contractual Relationship .............................................................................  15
  10.2 Permits and Licenses .................................................................................  15
  10.3 Independent Contractor ...............................................................................  15
  10.4 Unclassified Computer Security Requirements.16
  10.5 Confidential Information .............................................................................  16
  10.6 Publicity ............................................................................................  17
  10.7 Assignment ...........................................................................................  17
  10.8 Laws and Regulations .................................................................................  17

11.0 LIENS AND OFFSETS ......................................................................................  18
  11.1 Liens ................................................................................................  18
  11.2 Right to Offset ......................................................................................  18

Fluor Hanford Provision       General Provisions

  11.3 Final Payment Certification and Release ..............................................................  18

12.0 GENERAL ................................................................................................  18
  12.1 Arbitration Option ...................................................................................  18
  12.2 Validity of Provisions ...............................................................................  19
  12.3 Waiver ...............................................................................................  19
  12.4 Gratuities ...........................................................................................  19
  12.5 Interpretation .......................................................................................  19
  12.6 Survival .............................................................................................  19
  12.7 Trial ................................................................................................  19
  12.8 Implementation of Section 3161 Policy on Workforce Restructuring .....................................  19
  12.9 Immigration Reform and Control Act Compliance ........................................................  20
 12.10 Toxic Substances Control Act .........................................................................  20
 12.11 Taxes ................................................................................................  20
 12.12 Invoicing and Payment ................................................................................  21
 12.13 Disputes .............................................................................................  21
 12.14 Governing Law ........................................................................................  22
 12.15 Interest Payment .....................................................................................  22

13.0 PRINTING, DEAR 952.208-70 PRINTING (April 1984) (Modified) .............................................  22

14.0 FEDERAL ACQUISITION CLAUSES ............................................................................  23
  FAR 52.203-8 Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Jan 1997) ..  23
  DEAR 970.5204-94 Authorization and Consent (XXX 2000) .....................................................  24
  DEAR 970.5204-95 Notice and Assistance Regarding Patent and Copyright Infringement (XXX 2000) .............  24
  _Toc11569717
  DEAR 952.204-2 Security (Sept 1997) .......................................................................  25
  DEAR 970.5232-3 Accounts, Records, and Inspection (May 2000) ..............................................  26
  DEAR 970.5204-60 Facilities Management (Nov 1997) .........................................................  27

15.0 CLAUSES INCORPORATED BY REFERENCE ......................................................................  27

Fluor Hanford Provision       General Provisions

1.0   DEFINITIONS

Whenever used in this document, the following definitions shall be applicable unless the content indicates otherwise:

Buyer shall mean the company (under DOE Prime Contract No. DE-AC06-96RL13200) entering into this Contract with the Contractor.

Contract shall mean this Contract between Buyer and Contractor; also includes purchase order, task orders, releases and other agreements.

Contractor shall mean the person or organization entering into this Contract with Buyer.

Government shall mean the United States of America and includes the U.S.
      Department of Energy (DOE) or any duly authorized representative thereof, including the Contracting Officer.

Head of Agency or Secretary shall mean the Secretary, the Under Secretary, and Assistant Secretary, or any other head or assistant head of the executive or military department or other Federal agency.

Services shall mean labor, direction of Labor, production of technical information, consulting services or any other services furnished by Contractor and its subcontractors under this Contract.

Subcontractor shall mean any subcontractor or supplier of any tier, which supplies goods and/or services to Contractor in connection with Contractors obligation under this Contract.

Supplies shall mean equipment, components, parts and materials to be provided by Contractor and its subcontractors pursuant to this Contract.

Vendor data shall mean any and all information, data and documentation to be provided by Contractor and its subcontractors under this Contract.

Work shall mean supplies, services, and vendor data provided by Contractor and its subcontractors and all work performed with respect thereto pursuant to this Contract.

2.0   ORDER OF PRECEDENCE

In the event of a discrepancy among any of the contract terms, conditions, clauses, provisions, written direction and instructions, and documents (collectively, the 'Contract'), the following order of precedence shall govern resolution: (I) Buyer's written Contract modifications, direction, and instructions; (ii) Contract form and clauses, including clauses incorporated by reference; (iii) Technical Instructions, including the Statement of Work ('SOW), Drawings, exhibits and attachments, and applicable standards; (iv) Special Provisions; (v) General Provisions; and (vi) other documents identified as being part of the contract.

Nothing recited above shall be construed as superseding or deleting any applicable statute, rule, ordinance, or regulation (collectively, the 'Laws'). In the event of a conflict with Laws, the specific conflicting term of the Contract shall be considered null and without effect, and Laws shall govern. All remaining terms unaffected by said Laws should continue in force.

3.0   WORK QUALITY STANDARDS

Fluor Hanford Provision       General Provisions

3.1   GUARANTEES

A. Contractor guarantees Buyer that the Work shall comply strictly with the provisions of this Contract and all specifications, drawings and standards referred to in this Contract or thereafter furnished by Buyer, and that the Work shall be first-class in every particular and free from defects in materials and workmanship and in any design or engineering furnished by Contractor. Contractor further guarantees Buyer that all materials; equipment and supplies furnished by Contractor for the Work shall be new, merchantable, of the most suitable grade and fit for their intended purposes unless specifically provided in this contract. Without limitation of any other rights or remedies of Buyer, if any defect in the Work in violation of the foregoing guarantees arises within the period set forth below, Contractor shall, upon receipt of written notice of such defect, promptly furnish, at no cost to Buyer, design and engineering, labor, equipment and materials necessary to correct such defect and cause the Work to comply fully with the foregoing guarantees.

B. Contractor's guarantees set forth in subparagraph 3.1-A shall extend for twenty-four (24) months after the date of final written acceptance of the Work by Buyer, or eighteen (18) months after the start of regular operation or use of the Work by Buyer, whichever occurs first. Any period wherein the Work is not available for use due to defects in materials, workmanship or engineering furnished by Contractor shall extend the guarantee period by an equal period of time.

C. Design and engineering, labor, equipment and materials furnished by Contractor pursuant to subparagraph 3.1-A to correct defects shall be guaranteed by Contractor in accordance with the guarantees set forth in subparagraph 3.1-A for a period of eighteen (18) months from the date of completion of the correction, or for the remainder of the guarantee period set forth in subparagraph 3.1-B above, whichever is longer.

D. In the event Contractor shall have been notified of any defects in the Work in violation of Contractor's foregoing guarantees and shall fail to promptly and adequately correct such defects, Buyer shall have the right to correct or to have such defects corrected for the account of Contractor, and Contractor shall promptly pay Buyer the costs incurred in correcting such defects.

E. Contractor shall include, at a minimum, the foregoing guarantee requirements in any subcontract that it places.

3.2 USED OR RECONDITIONED EQUIPMENT, RECYCLED OR "ENVIRONMENTALLY PREFERABLE" PRODUCTS

Used or reconditioned equipment, recycled materials, products made in whole or in part from recycled products and products that a generally known as "environmentally preferable" will be specially provided for in this contract. Substitution of used, reconditioned equipment recycled or "environmentally preferable" products will require prior approval of the Buyer.

3.3   INSPECTION, TESTING AND QUALITY CONTROL

A. Contractor shall inspect all materials, supplies and equipment, which are to be incorporated in the Work. In addition, Contractor shall conduct a continuous program of quality control for all Work. Contractor's quality control program and inspection procedures for the foregoing shall be submitted in writing to Buyer for review and approval, in sufficient detail to delineate those items to be inspected and the manner in which they are to be inspected, and shall adequately describe all quality control activities contemplated, including provision for adequate documentation of Contractor's performance of such quality control and inspection.

B. Contractor shall, during the course of performance of the Work hereunder, without additional compensation, make or cause to be made all tests required by this Contract. Buyer may require additional inspections and tests. Contractor shall furnish Buyer with satisfactory documentation of the results of all inspections and tests. Buyer shall be given not less than five (5) working days notice of any tests to be made by Contractor or Contractor's subcontractors in order that Buyer may witness any such tests.

C. Buyer and the Government and their representatives, and others as may be required by applicable laws, ordinances and regulations, shall have the right at all reasonable times to inspect the Work and all material, supplies and

Fluor Hanford Provision       General Provisions

      equipment for the Work. Contractor shall provide, or cause to be provided access and sufficient, safe and proper facilities for such inspections. Neither the failure to make such inspection nor to discover defective workmanship, materials or equipment, nor approval of or payment to Contractor for such Work, materials or equipment shall prejudice the right of Buyer or the Government.

D. If Contractor covers any portion of the Work prior to any inspection or test provided for in the specifications, inspection schedule, or as previously requested by Buyer, the cost of uncovering and covering the Work to allow for such inspection or test shall be borne by the Contractor. Buyer may order reexamination of any Work. In the event of such reexamination, if any material, equipment or any part of the Work is determined by Buyer to be defective, Contractor shall not be reimbursed for uncovering, repair or corrective and restoration costs. If such Work is found to be in accordance with the Contract requirements upon such reexamination, Buyer shall pay Contractor the cost of uncovering and restoration.

E. Rejection by Buyer of any or all parts of defective Work for failure to conform to this Contract shall be final and binding. Such rejected Work shall be promptly corrected or replaced by Contractor at Contractor's expense. If Contractor fails to commence and diligently continue correction or replacement of such rejected Work immediately after receipt of written notice from Buyer to correct or replace the rejected Work, Buyer may at its option remove and replace the rejected Work, and Contractor shall promptly reimburse Buyer for the costs of such removal and replacement of defective Work.

3.4   CONDITIONS AND RISKS OF WORK

Contractor represents that it has carefully examined the drawings and specifications for the Work and has fully acquainted itself with all other conditions relevant to the Work, and its surroundings, and Contractor assumes the risk of such conditions and will, regardless of such conditions, the expense, difficulty of performing the Work, or negligence, if any, of Buyer, fully complete the Work for the stated Contract Price without further recourse to Buyer. Information on the site of the Work and local conditions at such site furnished by Buyer in specifications, drawings or otherwise is not guaranteed by Buyer and is furnished only for the convenience of Contractor.

3.5   SUBCONTRACTS AND PURCHASE ORDERS

A. Contractor shall not subcontract performance of all or any portion of the Work under this Contract without first notifying Buyer of the intended subcontracting and obtaining Buyer acceptance in writing of the subcontracting and the subcontractor. If requested by Buyer, Contractor shall furnish Buyer a copy of the proposed subcontract (with price deleted if the subcontracted work is part of fixed price Work of Contractor under this Contract) for Buyer review of the terms and conditions thereof and shall not execute such subcontract until Buyer has accepted such terms. Failure of Contractor to comply with this paragraph may be deemed by Buyer to be a material breach of this Contract.

B. Contractor guarantees that its subcontractors will comply fully with the terms of this Contract applicable to the portion of the Work performed by them. If any portion of the Work that has been subcontracted by Contractor is not prosecuted in accordance with this Contract, on request of Buyer the subcontractor shall be replaced at no additional cost to Buyer and shall not be employed again on the Work.

C. Contractor shall include a provision in every subcontract that it places authorizing assignment of such subcontract to Buyer or the Government without requiring further consent from such subcontractor or supplier

D. Buyer shall have the right from time to time to contact Contractor's subcontractors to discuss their progress.

E. As used in this Contract, the term "subcontract" shall also include purchase orders and rental agreements for materials or equipment, and the term "subcontractor" shall also include vendors or suppliers of such material or equipment.

F. Contractor shall not be relieved of its responsibility for the Work by virtue of any subcontracts it may place regardless of Buyer's acceptance of such subcontract.

Fluor Hanford Provision       General Provisions

3.6   TERMINATION FOR DEFAULT

A. The Buyer may, subject to paragraphs 3.6-C and 3.6-D below, by written notice of default to the Contractor, terminate this contract in whole or in part if the Contractor fails to

      1. Deliver the supplies or to perform the services within the time specified in this contract or any extension;

      2.    Make progress, so as to endanger performance of this contract; or

      3.    Perform any of the other provisions of this contract.

B. The Buyer's right to terminate this contract under subdivisions 1. and 2. above, may be exercised if the Contractor does not cure such failure within 10 days (or more if authorized in writing by Buyer) after receipt of the notice from Buyer specifying the failure.

C. If Buyer terminates this Contract in whole or in part, it may acquire, under the terms and in the manner Buyer considers appropriate, supplies or services similar to those terminated, and the Contractor will be liable to Buyer for any excess costs for those supplies or services. However, the Contractor shall continue the work not terminated.

D. Except for defaults of subcontractors at any tier, the Contractor shall not be liable for any excess costs if the failure to perform the contract arises from causes beyond the control and without the fault or negligence of the Contractor. Examples of such causes include (1) acts of God or of the public enemy, (2) acts of the Government in either its sovereign or contractual capacity, (3) fires, (4) floods, (5) epidemics, (6) quarantine restrictions, (7) strikes, (8) freight embargoes, and (9) unusually severe weather. In each instance the failure to perform must be beyond the control and without the fault or negligence of the Contractor.

E. If the failure to perform is caused by the default of a subcontractor at any tier, and if the cause of the default is beyond the control of both the Contractor and subcontractor, and without the fault or negligence of either, the Contractor shall not be liable for any excess costs for failure to perform, unless the subcontracted supplies or services were obtainable from other sources in sufficient time for the Contractor to meet the required delivery schedule.

F. If this contract is terminated for default, Buyer may require the Contractor to transfer title and deliver to the Government, as directed by Buyer, any (1) completed supplies, and (2) partially completed supplies and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights (collectively referred to as "manufacturing materials" in this clause) that the Contractor has specifically produced or acquired for the terminated portion of this contract. Upon direction of Buyer, the contractor shall also protect and preserve property in its possession in which the Government has an interest.

G. The Government shall pay contract price for completed supplies delivered and accepted. The Contractor and Buyer shall agree on the amount of payment for manufacturing materials delivered and accepted and for the protection and preservation of the property. Failure to agree will be a dispute under the Disputes clause. Buyer may withhold from these amounts any sum Buyer determines to be necessary to protect Buyer and the Government against loss because of outstanding liens or claims of former lien holders.

H. If, after termination, it is determined that the Contractor was not in default, or that the default was excusable, the rights and obligations of the parties shall be the same as if the termination had been issued for the convenience of Buyer.

I. The rights and remedies of Buyer in this clause are in addition to any other rights and remedies provided by law or under this contract.

3.7   STOP WORK ORDERS

Upon failure of Contractor or its subcontractors) to comply with any of the requirements of this Contract, Buyer shall have the authority to stop any operations of Contractor or its subcontractors affected by such failure until such failure is

Fluor Hanford Provision       General Provisions

      remedied or to terminate this Contract in accordance with clause 3.5. No part of the time lost due to any such stop work orders shall be made the subject of a claim for extension of time or for increased costs or damages by Contractor.

3.8   COUNTERFEIT FASTENERS AND COMPONENTS

Buyer reserves the right to question and/or require Contractor to certify and/or furnish proof regarding the quality, authenticity, application or fitness for use of the items supplied by the Contractor under this Contract. Any items furnished as part of this Contract and which have been previously found by Buyer, the Department of Energy, or the Department of Commerce to be counterfeit or which are listed by the Department of Commerce to be suspect will be deemed, without more proof, to be subject to the above requirement of further proof or certification. Buyer also reserves the right to question the circumstances and make available a report of any such review to the Government. All costs associated with conducting inquiries into and reporting on fasteners and components determined to be counterfeit shall be recovered by Buyer from Contractor.

4.0   TIMING OF WORK

4.1   REPORTING AND COORDINATION

A. During the performance of Work, Contractor shall submit to Buyer periodic progress reports on the actual progress and updated schedules as may be required by this Contract or requested by Buyer. In the event Contractor's performance of the Work is not in compliance with the schedule established for such performance, Buyer may, in writing, require the Contractor to submit its plan for schedule recovery, or specify in writing the steps to be taken to achieve compliance with such schedule, and/or exercise any other remedies under this Contract. Contractor shall thereupon take such steps as may be directed by Buyer or otherwise necessary to improve its progress without additional cost to Buyer.

B. Contractor recognizes that Buyer, the Government, other Contractors and subcontractors may be working concurrently at the jobsite. Contractor agrees to cooperate with Buyer, the Government and other Contractors and subcontractors so that the project as a whole will progress with a minimum of delays. Buyer reserves the right to direct Contractor to schedule the order of performance of its Work in such manner as not to interfere with the performance of others.

C. If any part of Contractor's Work is dependent upon the quality and/or completeness of work performed under another Contract, Contractor shall inspect such other work and promptly report to Buyer any defects therein which render such work unsuitable for the proper execution of the Work under this Contract. Failure to make such inspections or to report any such defects to Buyer shall constitute Contractor's acceptance of such other work as suitable to receive Contractor's Work; provided however, that Contractor shall not be responsible for defects that could not have reasonably been detected.

4.2   OVERTIME

Unless expressly stated elsewhere in this Contract, Work at the jobsites shall be compatible with Buyer's starting and quitting times, or other times approved by Buyer. Buyer must approve scheduled overtime work by Contractor in advance and in writing. Contractor shall notify Buyer in advance of any incidental spot overtime that Contractor elects to work due to such operations as concrete placement, nondisruptable work activities and emergencies to protect life and/or property. Overtime work, whether scheduled or incidental, shall be to Contractor's account unless the compensation therefore is specifically authorized in writing by Buyer. In the event Buyer approves compensation of Contractor's overtime in advance, such compensation as separately authorized shall be limited to the actual cost to Contractor of the premium portion only of all applicable wages, craft fringe benefits, and payroll burdens imposed by any governmental authority and measured by the compensation payable to employees. To establish the amount of payment, Contractor shall submit supporting documents satisfactory in form and content to Buyer for its verification and approval.

Fluor Hanford Provision       General Provisions

4.3   DELAYS

A. In the event Contractor or Buyer is delayed in performing any of their respective obligations in this Contract and such delay is caused by acts of God, war, riots, civil insurrection, acts of the public enemy, accidents, acts of civil or military authority, fires, floods, or earthquakes, beyond the reasonable control of the party delayed, such delay will be excused and the period of such delay will be added to the time for performance of the obligation delayed, unless the date, schedule or time period for performance of the obligation is expressly stated in this Contract to be guaranteed. In the event any delay due to the foregoing causes or events occurs or is anticipated, the party delayed or anticipating delay shall promptly notify the other party in writing of such delay or expected delay and the cause and estimated duration of such delay. In the event of a delay due to the foregoing causes or events, the party delayed shall, at no cost to the other party, exercise due diligence to shorten and avoid the delay and shall keep the other party advised as to the continuance of the delay and steps taken to shorten or terminate the delay.

B. Contractor shall, within five (5) working days of the commencement of any delay, give to Buyer written notice thereof and of the anticipated effects thereof. Within two (2) working days of the termination of any delay, Contractor shall file a written notice with Buyer specifying the actual duration of the delay. If Buyer determines that a delay was beyond the control and without the fault or negligence of Contractor, Buyer shall determine the duration of the delay and shall extend the time of performance of this Contract thereby.

C. Contractor shall not be entitled to, and hereby expressly waives recovery of, any damages suffered by reason of delays of any nature, and extension of time shall constitute the sole liability of Buyer and Contractor's sole remedy for delays.

4.4   POSSESSION PRIOR TO COMPLETION

Buyer and/or the Government shall have the right to move into Contractor's working and storage areas and the right to take possession of or use any completed or partially completed part of Contractor's Work as Buyer or the Government deem necessary for their operations. In the event Buyer or the Government desires to exercise the foregoing right, Buyer will so notify Contractor in writing. Such possession or use shall not constitute acceptance of Contractor's Work.

4.5   NOTICE OF COMPLETION AND FINAL ACCEPTANCE

A. When Contractor deems the Work fully completed, including satisfactory completion of such inspections, tests and documentation as are specified in this Contract, Contractor shall, within ten (10) working days thereafter, give a written Notice of Completion of the Work to Buyer, specifying the Work completed and the date it was completed. Within thirty
      (30) calendar days after receipt of said Notice of Completion, Buyer may inspect the Work and shall either reject the Notice of Completion and specify defective or uncompleted portions of the Work, or shall give the Contractor a written Notice of Acceptance of the Work either for the purpose of final payment only, or for the purposes of final payment and final acceptance.

B. In the event Buyer rejects the Notice of Completion and specifies defective or uncompleted portions of the Work, Contractor shall within five (5) working days, provide for Buyer review and approval, a schedule detailing when all defects will be corrected and/or the work will be completed and shall proceed to remedy such defective and uncompleted portions of the Work. Thereafter, Contractor shall again give Buyer a written Notice of Completion of the Work, specifying a new date for the completion of the Work based upon the date such defective or uncompleted portions of the Work were corrected. The foregoing procedure shall apply again and successively thereafter until Buyer has given Contractor written Notice of Acceptance for purposes of final payment and final acceptance.

C. Any failure by Buyer to inspect or to reject the Work or to reject Contractor's Notice of Completion as set forth above, shall not be deemed to be acceptance of the Work for any purpose by Buyer nor imply acceptance of, or agreement with, said Notice of Completion.

5.0   WORK CHANGES


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Fluor Hanford Provision       General Provisions

5.1   CHANGES

A. The Scope of Work shall be subject to change by additions, deletions or revisions thereto by Buyer. Contractor will be notified of such changes by receipt of additional and/or revised drawings, specifications, exhibits or other written notification.

B. Contractor shall submit to Buyer within ten (10) working days after receipt of notice of a change, a detailed takeoff with supporting calculations and pricing for the change together with any requested adjustments in the schedule. The pricing shall be itemized as required by Buyer and shall be in sufficient detail to permit an analysis of all labor, material and equipment and shall cover all work involved in the change, whether such work was deleted, added or modified. Amounts related to subcontracts shall be supported in similar detail. In addition, if the proposal includes a time extension, justification therefore shall also be furnished.

C. Contractor shall not perform changes in the Work in accordance with subparagraph 5.1-1 and 5.1-2 until Buyer has approved in writing the pricing for the change and any adjustment in the schedule for performance of the Work, except as set forth in subparagraph 5.1-4. Upon receiving such written approval from Buyer, Contractor shall diligently perform the change in strict accordance with this Contract.

D. Notwithstanding subparagraph 5.1-3 Buyer may expressly authorize Contractor in writing to perform the change prior to such approval by Buyer. Contractor shall not suspend performance of this Contract during the review and negotiation of any change, except as may be directed by Buyer pursuant to clause 5.2, "Suspension of Work." In the event Buyer and Contractor are unable to reach timely agreement regarding any change, Contractor shall then comply with clause 5.4, "Claims."

E. Contractor shall not comply with oral changes in the Work. If Contractor believes that any oral notice or instruction received from Buyer will involve a change in the cost, time to perform or integrity of work, it shall require that the notice or instruction be given in writing and shall comply with the provisions of subparagraphs 5.1-2, 5.1-3 and 5.1- 4. Any costs incurred by Contractor to perform oral changes shall be for Contractor's account, and Contractor waives any and all rights to claim from Buyer for such costs or additional time to perform the Work as a result of compliance by Contractor with such oral changes.

5.2   SUSPENSION OF WORK

A. Buyer may at any time, and from time to time, by written notice to Contractor suspend further performance of all or any portion of the Work by Contractor. Said notice of suspension shall specify the date of suspension and the estimated duration of the suspension. Such suspensions shall not exceed one hundred eighty (180) consecutive calendar days each nor aggregate more than two hundred seventy (270) calendar days. Upon receiving any such notice of suspension, Contractor shall promptly suspend further performance of the Work to the extent specified, and during the period of such suspension shall properly care for and protect all Work in progress and materials, supplies and equipment Contractor has on hand for performance of the Work. Upon the request of Buyer, Contractor shall promptly deliver to Buyer copies of outstanding subcontracts of Contractor, and shall take such action relative to such subcontracts as may be directed by Buyer. Contractor shall use its best efforts to utilize its material, labor and equipment in such a manner as to mitigate costs associated with suspension. Buyer may at any time withdraw the suspension of performance of the Work as to all or part of the suspended Work by written notice to Contractor specifying the effective date and scope of withdrawal, and Contractor shall resume diligent performance of the Work for which the suspension is withdrawn on the specified effective date of withdrawal.

B. If Contractor believes that any such suspension or withdrawal of suspension justifies modification of the Contract price or time of completion, Contractor shall comply with the provisions of the procedure set forth in clause 5.1, "Changes." Contractor shall not be entitled to any prospective profits or any damages because of such suspension or withdrawals of suspension.


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5.3   TERMINATION FOR CONVENIENCE OF BUYER

A. Buyer may terminate performance of work under this Contract in whole or, from time to time, in part if Buyer determines that a termination is in Buyer's interest. Buyer shall terminate by delivering to the Contractor a Notice of Termination specifying the extent of termination and the effective date.

B. After receipt of a Notice of Termination, and except as directed by Buyer, the Contractor shall immediately proceed with the following obligations, regardless of any delay in determining or adjusting any amounts due under this clause:

      1.    Stop work as specified in the notice.

      2. Place no further subcontracts or orders (referred to as subcontracts in this clause) for materials, services, or facilities, except as necessary to complete the continued portion of the Contract.

      3. Terminate all subcontracts to the extent they relate to the work terminated.

      4. Assign to the Government, as directed by Buyer, all right, title, and interest of the Contractor under the subcontracts terminated, in which case Buyer shall have the right to settle or to pay any termination settlement proposal arising out of those terminations.

      5. With approval or ratification to the extent required by Buyer, settle all outstanding liabilities and termination settlement proposals arising from the termination of subcontracts; the approval or ratification will be final for purposes of this clause. 6. As directed by Buyer, transfer title to the Government and deliver to Buyer

      (i) the fabricated or unfabricated parts, work in process, completed work, supplies, and other material produced or acquired for the work terminate and (ii) the completed or partially completed plans, drawings, information, and other property that, if the Contract had been completed, would be required to be furnished to Buyer.

      7.    Complete performance of the work not terminated.

      8. Take any action that may be necessary, or that Buyer may direct, for the protection and preservation of the property related to this Contract that is in the possession of the Contractor and in which the Government has or may acquire an interest.

      9. Use its best efforts to sell, as directed or authorized by Buyer, any property of the types referred to in subparagraph 2f above; provided, however, that the Contractor (i) is not required to extend credit to any purchaser and (ii) may acquire the property under the conditions prescribed by, and at prices approved by, Buyer. The proceeds of any transfer or disposition will be applied to reduce any payments to be made by Buyer under this Contract, credited to the price or cost of the work, or paid in any other manner directed by Buyer.

C. After expiration of the plant clearance period as defined in Subpart 45.6 of the Federal Acquisition Regulation, the Contractor may submit to Buyer a list, certified as to quantity and quality, of termination inventory not previously disposed of, excluding items authorized for disposition by Buyer. The Contractor may request Buyer to remove those items or enter into an agreement for their storage. Within 15 days, Buyer will accept title for and on behalf of the Government to those items and remove them or enter into a storage agreement. Buyer may verify the list upon removal of the items, or if stored, within 45 days from submission of the list, and shall correct the list, as necessary, before final settlement.

D. After termination, the Contractor shall submit a final termination settlement proposal to Buyer in the form and with the certification prescribed by Buyer. The Contractor shall submit the proposal promptly, but no later than 1 year from the effective date of termination, unless extended in writing by Buyer upon written request of the Contractor within this 1-year period. However, if Buyer determines that the facts justify it, a termination settlement proposal may be received and acted on after 1 year or any extension. If Contractor fails to submit the proposal within the time allowed, Buyer may determine, on the basis of information available, the amount, if any, due the Contractor because of the termination and shall pay the amount determined.


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E.    Subject to paragraph 4 above, the Contractor and Buyer may agree upon the whole or any part of the amount to be paid because of the termination. The amount may include a reasonable allowance for profit on work done. However, the agreed amount, whether under this paragraph 5 or paragraph 6 below, exclusive of costs shown in subparagraph 6c below, may not exceed the total Contract price as reduced by (1) the amount of payments previously made and (2) the Contract price of work not terminated. The Contract shall be amended, and the Contractor price of work not terminated. The Contract shall be amended, and the Contractor paid the agreed amount. Paragraph 6 below shall not limit, restrict, or affect the amount that may be agreed upon to be paid under this paragraph.

F If the Contractor and Buyer fail to agree on the whole amount to be paid because of the termination of work, Buyer shall pay the Contractor the amounts determined by Buyer as follows, but without duplication of any amounts agreed on under paragraph 5 above.

      1. The Contract price for completed supplies or services accepted by Buyer (or sold or acquired under subparagraph 2i above) not previously paid for, adjusted for any saving of freight and other charges.

      2.    The total of:

            a. The costs incurred in the performance of the work terminated, including initial costs and preparatory expense allocable thereto, but excluding any costs attributable to supplies or services paid or to be paid under subparagraph 6a above.

            b. The cost of settling and paying termination settlement proposals under terminated subcontracts that are properly chargeable to the terminated portion of the Contract if not included in subdivision b (1) above; and

            c. A sum, as profit on subdivision b (1) above, determined by Buyer under 49.202 of the Federal Acquisition Regulation, in effect on the date of this Contract, to be fair and reasonable; however, if it appears that the Contractor would have sustained a loss on the entire Contract had it been completed, Buyer shall allow no profit under this subdivision b (3) and shall reduce the settlement to reflect the indicated rate of loss.

      3. The reasonable costs of settlement of the work terminated, including:

            a. Accounting, legal, clerical, and other expenses reasonably necessary for the preparation of termination settlement proposals and supporting data;

            b. The termination and settlement of subcontracts (excluding the amounts of such settlements); and

            c. Storage, transportation, and other cost incurred, reasonably necessary for the preservation, protection, or disposition of the termination inventory.

G. Except for normal spoilage, and except to the extent that Buyer expressly assumed the risk of loss, Buyer shall exclude from the amounts payable to the Contractor under paragraph (f) above, the fair value, as determined by Buyer, of property that is destroyed, lost, stolen, or damaged so as to become undeliverable to the Government or to a buyer.

H. The cost principles and procedures of Part 31 of the Federal Acquisition Regulation, in effect on the date of this Contract, shall govern all costs claimed, agreed to, or determined under this clause.

I. If Buyer has made a determination of the amount due under paragraphs 4, 6 or 11, Buyer shall pay the Contractor the amount determined by Buyer.

J. In arriving at the amount due Buyer under this clause, there shall be deducted -

      1. All unliquidated advance or other payments to the Contractor under the terminated portion of this Contract;

      2. Any claim which Buyer has against the Contractor under this Contract; and


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      3.    The agreed price for, or the proceeds of sale of, materials, supplies, or other things acquired by the Contractor or sold under the provisions of this clause and not recovered by or credited to Buyer.

K. If the termination is partial, the Contractor may file a proposal with Buyer for an equitable adjustment of the price(s) of the continued portion of the Contract. Buyer shall make any equitable adjustment agreed upon. Any proposal by the Contractor for an equitable adjustment under this clause shall be requested within 90 days from the effective date of termination unless extended in writing by Buyer.

      1. Buyer may, under the terms and conditions it prescribes, make partial payments and payments against costs incurred by the Contractor for the terminated portion of the Contract, if Buyer believes the total of these payments will not exceed the amount to which the Contractor may be entitled.

      2. If the total payments exceed the amount finally determined to be due, the Contractor shall repay the excess to Buyer upon demand, together with interest computed at the rate established by the Secretary of the Treasury under 50 U.S.C. App. 1215(b)(2). Interest shall be computed for the period from the date the excess payment is received by the Contractor to the date the excess is repaid. Interest shall not be charged on any excess payment due to a reduction in the Contractor's termination settlement proposal because of the retention or other disposition of termination inventory until 10 days after the date of the retention or disposition, or a later date determined by Buyer because of the circumstances.

L Unless otherwise provided in this Contract or by statute, the Contractor shall maintain all records and documents relating to the terminated portion of this Contract for 3 years after final settlement. This includes all books and other evidence bearing on the Contractor's costs and expenses under this Contract. The Contractor shall make these records and documents available to Buyer, or the Government at the Contractor's office, at all reasonable times, without any direct charge. If approved by Buyer, photographs, microphotographs, or other authentic reproductions may be maintained instead of original records and documents.

5.4   CLAIMS

Contractor shall give Buyer written notice within five (5) working days after the happening of any event, which Contractor believes, may give rise to a claim by Contractor for additional time or money. Within ten (10) working days after the happening of such event, Contractor shall supply Buyer with a statement supporting Contractor's claim, including but not limited to, Contractor's detailed estimate of the change in Contract Price and scheduled time occasioned thereby.

Contractor shall substantiate its claim with payroll documents, paid invoices, receipts, records of performance, and other documents satisfactory to Buyer and subject to its verification. Neither Buyer nor the Government shall be liable for, and Contractor hereby waives, any claim or potential claim of Contractor, which was not reported by Contractor in accordance with the provisions of this Paragraph. The parties shall negotiate diligently to reach an agreement, but in no case, except with Buyer prior written consent, shall any work be halted pending such agreement, whether or not the claim can be resolved to Contractor's satisfaction, and Contractor shall be bound by the terms and conditions of this Contract to prosecute the Work without delay to its successful completion. Buyer shall not be bound to any adjustments in the Contract Price or scheduled time unless expressly agreed to by Buyer in writing. No claim hereunder by Contractor shall be allowed if asserted after final payment under this Contract. Contractor's remedies are limited to those expressly set forth in this Contract.

6.0   MATERIALS AND EQUIPMENT

6.1   PROTECTION OF MATERIALS, EQUIPMENT AND WORK

Contractor shall at all times in accordance with the best practices and at no additional cost to Buyer, preserve and protect material and equipment used by Contractor in the execution of the Work from damage or loss due to weather, fire, theft, unexplained disappearance or other similar casualty.


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A.    Contractor shall at all times in accordance with the best practices and at no additional cost to Buyer, protect from damage due to Contractor's operations, equipment and materials (whether stored or installed), paving, structures and any and all other items on jobsite belonging to the Government, Buyer or others.

B. Neither Buyer or the Government shall be responsible for any loss suffered by Contractor or damage to the Work, or to materials, tools and equipment of Contractor or of any other Contractor, and Contractor assumes responsibility for any such loss or damage and for any cost of repairing, making good, or replacing any such loss or damage that may be directed by Buyer or the Government.

7.0   LABOR AND WORK RULES

7.1   CONTRACTOR'S PERSONNEL

A. At all times during the course of the Work, Contractor shall provide at the jobsite a qualified, competent and responsible supervisor who shall be satisfactory to Buyer. The supervisor shall have authority to represent Contractor and directions given to him shall be binding on Contractor. Upon Buyer written request, Contractor shall give the supervisor, in writing complete authority to act on behalf of, and to bind Contractor in all matters pertaining to the Work and this Contract. Contractor shall furnish Buyer a copy of the authorization. Contractor shall not transfer or remove any of its supervisory or key personnel from performance of Work without the prior written approval of Buyer.

B. Any employee of Contractor deemed by Buyer, in their sole judgment, to be objectionable shall be removed from the jobsite immediately upon Buyer request and shall be promptly replaced by Contractor at no extra expense to Buyer. Contractor shall nevertheless retain all authority and control over its employees, including responsibility for all costs arising from providing reasonable accommodations for its employees.

C. If requested by Buyer, Contractor shall furnish it with the names and addresses of Contractor's subcontractors, field employees of Contractor and its subcontractors, and others who have performed or are performing the Work hereunder.

7.2   LABOR HARMONY

Contractor agrees that all labor employed by it, its agents, and/or subcontractors for Work on the jobsites shall be in harmony with and be compatible with all other labor used by Buyer or other Contractors. Whenever Contractor has knowledge that any actual or potential labor dispute is delaying or threatens to delay the timely performance of the Work, contractor shall immediately give notice thereof including all relevant information to Buyer.

7.3   WORK RULES

Contractor shall comply strictly with Buyer and the Government's rules governing the conduct of Contractor and Contractor's employees, agents and subcontractors at and about the jobsite. Contractor agrees that it shall ensure that its supervisory personnel, employees, agents and subcontractors at the jobsite comply strictly with such rules. Buyer reserves the right to, from time to time, revise any such rules and Contractor shall comply fully with such rules as revised in accordance with the foregoing provisions.

8.0   INDEMNIFICATION

8.1   INDEMNITY

Contractor agrees to defend, indemnify and hold harmless Buyer and the Government, the affiliated companies of each, and all of their directors, officers, employees, agents and representatives, from and against:


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A.    Any claim, demand, cause of action, liability, loss or expense arising by reason of Contractor's actual or asserted failure to comply with any law, ordinance, regulation, rule or order, or with this Contract. This clause
      8.1 includes, but is not limited to, fines or penalties by Government authorities and claims arising from Contractor's actual or asserted failure to pay taxes.

B. Any claim, demand, cause of action, liability, loss or expense arising from actual or asserted violation or infringement of rights in any patent, copyright, proprietary information, trade secret or other property right caused or alleged to be caused by the use or sale of goods, materials, equipment, methods, processes, designs or information, including construction methods, construction equipment and temporary construction facilities, furnished by Contractor or its subcontractors in performance of the Work. Should any goods or services provided by Contractor become, or appear likely to become, the subject of a claim of infringement of a patent, copyright or other property right, Contractor shall, at Buyer's option, either procure for Buyer and the Government the right to continue using such goods or services, replace same with equivalent, non-infringing goods or services, or modify the goods or services so that the use thereof becomes non-infringing, provided that any such modification or replacement is of equal quality and provides equal performance to the infringing good or services.

C. Any claim, demand, cause of action, liability, loss or expense arising from injury to or death of persons (including employees of Buyer, the Government, Contractor and Contractor's subcontractors) or from damage to or loss of property (including the property of Buyer or the Government) arising directly or indirectly out of this Contract or out of any acts or omissions of Contractor or its subcontractors in accordance with the State of Washington Comparative Fault Statute (RCW 4.22). Contractor's defense and indemnity obligations hereunder include claims and damages arising from non-delegable duties of Buyer or arising from use by Contractor of construction equipment, tools, scaffolding of facilities furnished to Contractor by Buyer or the Government.

D. Any claim, demand, cause of action, liability, loss or expense for actual or alleged contamination, pollution, or public or private nuisance, arising directly or indirectly out of this Contract or out of any acts or omissions of Contractor, or subcontractors.

E. Contractor's indemnity obligations shall apply regardless of whether the party to be indemnified was concurrently negligent, whether actively or passively, excepting only where the injury, loss or damage was caused solely by the negligence or willful misconduct of, or by defects in design furnished by, the party to be indemnified. Contractor's defense and indemnity obligations shall include the duty to reimburse any attorney's fees and expenses incurred by Buyer or the Government for legal action to enforce Contractor's indemnity obligations.

F. In the event that the indemnity provisions in this Contract are contrary to the law governing this Contract, then the indemnity obligations applicable hereunder shall be construed to be to the fullest extent allowable by applicable law.

G. With respect to claims by employees of Contractor or its subcontractors, the indemnity obligations created under this clause, shall not be limited by the fact of, amount, or type of benefits or compensation, payable by or for Contractor, its subcontractors or suppliers under any workers compensation, disability benefits, or other employee benefits acts or regulations, and Contractor waives any limitation of liability arising from workers' compensation or such other acts or regulations.

H. Buyer shall be entitled to retain from payments otherwise due Contractor such amounts as shall reasonably be considered necessary to satisfy any claims, suits or liens for damages that fall within Contractor's indemnity obligations under this clause, until such claims, suits or liens have been settled and satisfactory evidence to that effect has been furnished to Buyer.

8.2   NUCLEAR SAFETY AND INDEMNITY

The provisions of 48 CFR 952.250-70, Nuclear Hazards Indemnity Agreement, are incorporated by reference into these terms and conditions for the delivery of any product or service that has nuclear safety implications. Contractor shall flow down these provisions to all subcontractors and suppliers unless expressly waived in writing by Buyer.

Contractor will be indemnified by the U.S. Department of Energy (DOE) against
(i) claims for public liability, and (ii) legal costs arising from any nuclear incident under the provisions of 48 CFR 952.250-70. However, Contractor and its


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subcontractors and suppliers that are indemnified are subject to civil penalties under provisions of the Atomic Energy Act of 1954, as amended, for violations of DOE nuclear safety related rules, regulations, and orders. In addition, directors, officers, and employees of Contractor and its subcontractors and suppliers that are indemnified are subject to criminal penalties for knowing and willful violations.

9.0   BONDS

If requested by the Buyer, Contractor shall obtain payment and performance bonds, each in an amount equal to 100% of the Contract price. The bonds shall be written on forms satisfactory to Buyer. Contractor's sureties shall be only those approved by the Department of Treasury, as indicated in Circular 570, "Companies Holding Certificates of Authority as Acceptable Sureties on Federal Bonds and as Acceptable Reinsuring Companies."

10.0  WORK CONDITIONS

10.1  CONTRACTUAL RELATIONSHIP

Contractor represents that it is fully experienced and properly qualified to perform the class of Work provided for herein, and that it is properly equipped, organized and financed to perform such Work. Contractor represents that at the time of submission of its quotation for performance of the Work, it was properly licensed and qualified to do business in all governmental jurisdictions in which the Work is to be performed. Upon written request by Buyer, Contractor shall furnish to it such evidence as Buyer may require relating to the Contractor's ability to fully perform this Contract. Nothing contained in this Contract or any subcontract awarded by Contractor shall create any Contractual relationship between any subcontractor and Buyer or the Government. Contractor agrees that Contractor is an independent Contractor and an employer subject to all applicable unemployment compensation, occupational safety and health, workers' compensation, or similar statutes so as to relieve Buyer of any responsibility or liability for treating Contractor's employees as employees of Buyer for the purpose of their safety or of keeping records, making reports or paying of any payroll taxes or contribution; and Contractor agrees to defend, indemnify and hold Buyer harmless and reimburse it for any expense or liability incurred under said statutes in connection with employees of Contractor, including a sum equal to any unemployment benefits paid to those who were Contractor's employees, where such benefit payments are charged to Buyer under any merit plan or to Buyer reserve account pursuant to any statute. The Contractor further agrees, as regards the items set forth below and for Work under this Contract, that it will keep and have available all necessary records and make all payments, reports, collections and deductions and otherwise do any and all things so as to fully comply with all federal, state and local laws, ordinances and regulations as they affect performance of this Contract, so as to fully relieve and protect Buyer and the Government from any and all responsibility or liability therefore or in regard thereto: (1) the production, purchase and sale, furnishing and delivering, pricing, and use or consumption of materials, supplies and equipment; (2) the hire, tenure or conditions of employment of employees and their hours or work and rates of the payment of their work, and (3) the keeping of records, making of reports, and the payment, collection and/or deduction of federal, state, commonwealth and local taxes, contributions, pension funds, welfare funds or similar assessments.

10.2  PERMITS AND LICENSES

Contractor shall promptly apply for and procure without additional compensation all permits (except for such permits as may be specifically set forth as Buyer responsibility elsewhere in this Contract), certificates and licenses required by governmental authorities having jurisdiction over the Work, Contractor or the location of the Work.

10.3  INDEPENDENT CONTRACTOR

By accepting this contract, Contractor certifies that it is acting as an independent contractor with responsibility for and control over the details and means for performing the Work, provided that Contractor is in compliance with the terms of this Contract. Anything in this Contract, which may appear to give Buyer the right to direct Contractor as to the details of the performance of the work or to exercise a measure of control over the Contractor, shall mean that the Contractor shall follow the desires of the Buyer only as to the intended results of the Work. Nothing in this Contract shall be


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Fluor Hanford Provision       General Provisions

deemed to represent that Contractor, or any of the Contractor's employees or agents, are the agents, representatives or employees of Buyer or the Government.

10.4  UNCLASSIFIED COMPUTER SECURITY REQUIREMENTS

When made available by the Buyer as part of this contract, Buyer's telecommunications and computer systems may be used only in performance of this contract. Contractor will ensure that personnel who are allowed access to the Hanford Local Area Network (HLAN) understand and comply with Buyer's Computer Access and data security rules. Foreign Nationals may not be granted access until cleared by the Foreign National Visits and Assignments office.

When authorized to connect contractor owned computers to HLAN, contractor will:

      o Identify a single contact responsible for coordinating appropriate controls with the Project Hanford Management Contract (PHMC) Computer Protection Program Manager (CPPM).

      o     Obtain approval from the CPPM prior to making any connections

      o Ensure that any computer connected to the HLAN must be physically separated from any other network by Buyer approved means

      o Allow Buyer unrestricted access to those computers for periodic inspection and to verify that all sensitive data is erased prior to final payment on the contract, (41 CFR 109-43).

10.5  CONFIDENTIAL INFORMATION

A. Buyer possesses information of a confidential and proprietary nature about businesses, products, services, and processes of Buyer and the Government. This information, which relates to designs, technical experience, classified information, software, processing systems, databases, financial and other data, intellectual property including trade secrets, customers and vendors, personnel records, research, development, inventions, construction plans, manufacturing, engineering, accounting, bid data, sales and marketing including contract terms, and any information generated pursuant to Work performed in accordance with the Contract (collectively, Confidential Information), constitutes a commercial asset of considerable value to Buyer and the Government. Contractor shall use such Confidential Information only for the purpose of performing Work in accordance with the Contract and not disclose such Confidential Information to any other person (including the media for purposes of publicity), partnership, venture, firm, government, or corporation without the express written consent of Buyer or the Government, as appropriate. Contractor further shall make all reasonable efforts to require its employees and any others, including subcontractors, to maintain such Confidential Information in strictest confidence.

B.    Confidential Information shall not include the following:

      1. Information that is acquired by Contractor from others who have no confidential commitment to Buyer or the Government; or

      2. Information that is part of the public domain or becomes, without fault or participation of Contractor, part of the public domain, by publication or otherwise; or

      3. Information that is in Contractor's possession prior to Buyer's or the Government's disclosure to it; or 4. Information that is developed independently by Contractor; or 5. Information that is required to be publicly disclosed under operation of law, for which Contractor will provide at least five (5) days notice to Buyer or the Government, as appropriate, before disclosure.

C. All drawings, specifications, prints, financial and other data, and any other written or electronically encoded materials (collectively, 'Documentation') furnished by Buyer and the Government to Contractor shall remain Buyer's


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      property. In addition, all Documentation developed by Contractor in the performance of Work in accordance with the Contract shall become the Buyer's property. Upon completion of Work, Contractor shall either destroy or return such Documentation and any other Confidential Information reduced to tangible or electronic form, including copies thereof, to Buyer unless Buyer consents to otherwise.

D. Nothing contained in the Contract, or in any disclaimer made by Buyer or the Government, shall be construed to grant Contractor any license or other rights in or to disclosed Confidential Information or any patent, trademark, or copyright that has been or may be issued unless expressly conveyed by written agreement exclusive of the Contract.

E. In the event that Work performed by Contractor in accordance with the Contract involves the collection or generation of data on persons or associations, Contractor shall maintain strict confidentiality of records in accordance with the Privacy Act of 1974 (5 U.S.C. 552a), provisions of the Fair Credit Reporting Act (15 U.S.C. 1681), and applicable federal and state agency regulations. Violations of these statutes may result in criminal penalties."

10.6  PUBLICITY

Contractor shall not make news releases, publicize or issue advertising pertaining to the Work or this Contract without first obtaining the written approval of Buyer.

10.7  ASSIGNMENT

A. Neither this contract nor any interest therein nor claim hereunder shall be assigned or transferred by the Contractor except as expressly authorized in writing by Buyer.

B. Buyer may assign this Contract, in whole or in part to DOE or to such party as DOE may designate to perform Buyer's obligations hereunder. Upon receipt by Contractor of written notice that the DOE or a party so designated by DOE or Buyer has accepted an assignment of this Contract, Buyer shall be relieved of all responsibility hereunder and Contractor shall thereafter look solely to such assignee for performance of Buyer's obligations.

10.8  LAWS AND REGULATIONS

A. Contractor shall comply strictly with local, municipal, state, federal and governmental laws, orders, codes and regulations applicable to Contractor's operations in the performance of the Work hereunder.

B. Contractor shall not, under any circumstances apply to or enter into negotiations with any governmental authority or agency for acceptance of variations from or revisions to safety or health, or air, water or noise pollution laws or regulations relating to this Contract or to the performance thereof, without Buyers prior written approval.

C. Contractor shall not, under any circumstances, cause or permit, in connection with the Work to be performed hereunder, the discharge, emission or release of any hazardous substance and/or waste, pollutant, contaminant or other substance in violation of any applicable laws, rules or regulations which are now or hereafter promulgated by any governmental authorities having jurisdiction over the Work. Contractor shall comply with all legal regulatory requirements applicable to the Work performed under this Contract and shall be responsible for compliance with all hazardous waste, health and safety, notice, training, and environmental protection laws, rules, regulations and requirements. "Hazardous waste" includes all substances, which are or may be identified as such in 40 CFR,
      Part 261 or other applicable laws or regulations. Contractor shall submit to Buyer material safety data sheets (OSHA Form 20) as required by applicable regulation. As an inducement to award of this Contract, Contractor warrants full compliance and that it will adhere to all applicable project hazardous waste procedures and if necessary, obtain or arrange for at its expense all identification numbers, permits, applications and other things required in connection with the activities under this Contract. Contractor agrees that it will not store any hazardous wastes at the jobsite for periods in excess of ninety (90) days or in violation of the applicable jobsite storage limitations imposed by law, the Government or Buyer, whichever shall be more restrictive. Contractor further agrees that it will not permit any accumulation in excess of the small quantity generator exclusion of 40 CFR, Part 261, or other applicable laws, as amended. Contractor agrees to take, at its expense all actions necessary to protect third parties, including without


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      limitation, employees and agents of the Government and Buyer from any exposure to, or hazards of, hazardous and/or toxic wastes or substances generated or utilized in Contractor's operations. Contractor agrees to report to the appropriate governmental agencies all discharges, releases and spills of hazardous substances and/or wastes required to be reported by law and to immediately notify Buyer of the same.

11.0  LIENS AND OFFSETS

11.1  LIENS

A. To the full extent permitted by applicable law, Contractor hereby waives and releases any and all rights of mechanic's lien and similar rights for payment for services, labor, equipment, or materials furnished by Contractor in performance of the Work and granted by law to persons supplying materials, equipment, services and other things of value to approve or modify land or structures hereon, which Contractor may have against the Government's premises, property belonging to Buyer or the Government, or to either of them, or funds payable by the Government to Buyer.

B. Contractor shall at all times promptly pay for all services, materials, equipment and labor used or furnished by Contractor in the performance of the Work under this Contract and shall, to the fullest extent allowed by law, at its expense keep the Government's premises and all property belonging to Buyer and the Government, or to either of them, free and clear of any and all of the above mentioned liens and rights of lien arising out of services, labor, equipment or materials furnished by Contractor or its employees, materialmen or subcontractors in the performance of the Work. If Contractor fails to release and discharge any lien or threatened lien against the Government's premises or the property of Buyer and the Government, or of either of them, arising out of performance of the Work within five (5) working days after receipt of written notice from Buyer to remove such claim of lien or otherwise deal with the lien claimant, and Contractor shall pay Buyer any and all costs and expenses of Buyer in so doing, including reasonable attorney's fees incurred by Buyer.

11.2  RIGHT TO OFFSET

Buyer, without waiver or limitation of any rights or remedies of Buyer, shall be entitled from time to time to deduct from any amounts due or owing by Buyer to Contractor in connection with this Contract (or any other Contract with Buyer), any and all amounts owed by Contractor to Buyer or the Government in connection with this Contract.

11.3  FINAL PAYMENT CERTIFICATION AND RELEASE

Buyer shall not be obligated to make final payment to Contractor until Contractor has delivered to Buyer a certificate and release satisfactory to Buyer that Contractor has fully performed under this Contract and that all claims of Contractor for the Work are satisfied upon the making of such final payment, that no property of the Government or property used in connection with the Work is subject to any unsatisfied lien or claim as a result of the performance of the Work, that all rights of lien against the Government's property in connection with the Work are released (including without limitation, if Buyer requests, releases of lien satisfactory in form to Buyer executed by all persons who by reason of furnishing material, labor or other services to Contractor for the Work or potential lienors against the Governments property), and that Contractor has paid in full all outstanding obligations against the Work.

12.0  GENERAL

12.1  ARBITRATION OPTION

In the event that Buyer is required to arbitrate a dispute with a third party, which dispute arises out of or is directly related to this Contract, Contractor agrees to join in such arbitration proceeding as Buyer may direct and shall submit to such jurisdiction and be finally bound by the judgment rendered in accordance with the arbitration rules as may be established therein.


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12.2  VALIDITY OF PROVISIONS

In the event any clause, or any part or portion of any clause of this Contract shall be held invalid, void or otherwise unenforceable, such holding shall not affect the remaining part or portions of that clause, or any other clause hereof.

12.3  WAIVER

Buyer's failure to insist on performance of any term, condition, or instruction, or to exercise any right or privilege included in this Contract, or its waiver of any breach, shall not thereafter waive any such term, condition, instruction, and/or any right or privilege. No asserted waiver of any right or benefit by Buyer shall be valid unless such waiver is in writing, signed by Buyer, supported by consideration and specifies the extent and nature of the rights or benefits being waived.

12.4  GRATUITIES

      A. Contractor, its employees, agents or representatives shall not offer or give to an officer, official or employee of Buyer or the Government, gifts, entertainment, payments, loans or other gratuities to influence the award of a Contract or obtain favorable treatment under a Contract.

      B. Violation of this clause may be deemed by Buyer to be a material breach of this Contract and any other Contract with Buyer and subject all Contracts with Contractor to Termination for Default, as well as any other remedies at law or in equity.

12.5  INTERPRETATION

Heading and titles of Clauses, Sections, paragraphs or other subparts of this Contract are for convenience of reference only and shall not be considered in interpreting the text of this Contract. No provision in this Contract is to be interpreted for or against any party because that party or its counsel drafted such provision.

12.6  SURVIVAL

The provisions of this Contract which by their nature are intended to survive the termination, cancellation, completion or expiration of this Contract shall continue as valid and enforceable obligations of the parties notwithstanding any such termination, cancellation, completion or expiration.

12.7  TRIAL

Contractor hereby knowingly, voluntarily and intentionally waives (to the extent permitted by applicable law) any right it may have to a trial by jury of any dispute arising under or relating in any way to this Contract and agrees that any such dispute may, at Buyer's option, be tried before a judge sitting without a jury.

12.8  IMPLEMENTATION OF SECTION 3161 POLICY ON WORKFORCE RESTRUCTURING

A. Pursuant to the requirements of Section 3161 of the National Defense Authorization Act for Fiscal Year 1993 (Pub. L. 102-484) preference is to be provided to displaced Contractor employees whose eligibility is defined in the DOE guidelines on work force restructuring or the site work force restructuring plan, including lower tier subcontractor employees, for work at the Hanford Site in accordance with the following unless modified by final Section 3161 guidance issued by DOE. The Contractor shall:

      1. Require subcontractors and sub-tier Contractors offering or bidding to perform a work activity to provide hiring preference, to the extent practicable, in filling vacancies to displaced employees who meet the eligibility criteria contained in the DOE's Work Force Restructuring Guidelines and who are qualified for the prospective work or,


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            through further retraining, can become qualified within the time frames and dollar amounts provided for in the guidelines (displaced workers with the hiring preference are listed on the Department's Job Opportunity Bulletin Board System {JOBBS} along with their qualifications); consistent with applicable law or employment seniority plans or practices of the DOE, with Section 3152 of the National Defense Authorization Act for Fiscal Years 1990 and 1991, and with the terms of any legally enforceable affirmative action plan.

      2. Provide, or through its subcontractors provide, the training contemplated by subparagraph 12.8-la above; and 3. Discuss with affected unions or subcontractors and bargain where required by law regarding the implementation of the hiring preference provided by subparagraph 12.8-la above.

B. The Contractor and any lower tier subcontractor subject to subparagraph 12.8-la above shall negotiate with affected unions to implement the hiring preference. This includes if necessary, special agreements for allocation of work or arrangements for exceptions to internal union rules that might otherwise be obstacles to implementation of the hiring preference, consistent with the Departmental guidance regarding Section 3161.

C. The Contractor and any subcontractor shall comply with plans issued by DOE pursuant to Section 3161.

D. Nothing in this clause shall be construed to excuse the Contractor or any subcontractor from compliance with the requirements of any applicable law.

E. Nothing in this clause is intended to create rights in third parties or persons.

12.9  IMMIGRATION REFORM AND CONTROL ACT COMPLIANCE

A. If the work to be performed under this Contract calls for the Contractor to provide workers to Buyer and the Contractor (1) operates as an independent business offering to the general public to provide workers for the performance of services and (2) provides direct compensation to the workers supplied to Buyer, this clause shall be applicable.

B. Contractor specifically agrees that it is the employer of personnel performing work under this Contract and that it shall comply with all requirements of the Immigration Reform and Control Act of 1986 (hereinafter referred to in this clause as IRC A, including but not limited to verification of the employment eligibility and identity of such personnel. Contractor further agrees that it shall indemnify and hold Buyer and the Government harmless against any and all liability, loss or damage which Buyer may suffer as a result of claims, demands, costs or judgments against it arising out of Contractor's providing personnel under this Contract in violation of the requirements of the IRCA.

12.10 TOXIC SUBSTANCES CONTROL ACT

Contractor warrants that each and every chemical substance delivered under this Contract, if any, shall, at the time of sale, transfer or delivery, be on the list of chemical substances compiled and published by the Administrator of the Environmental Protection Agency pursuant to Section 2607(b) of the Toxic Substances Control Act (15 U.S.C. 2601-2629).

12.11 TAXES

The Contractor is not obligated to collect Washington State sales or use tax from the Buyer with respect to this contract. The Buyer, Fluor Hanford (Washington State UBI Number 601-678-024), is in possession of a DIRECT PAY PERMIT (number 27) issued by Washington State Department of Revenue, effective January 1, 2002 through December 31, 2005. A copy is available from the Buyer upon request. All other Federal, state, county, municipal or other sales, use, excise or similar taxes not excluded by the Washington State Department of Revenue Direct Pay Permit must be included in the Contract amount. If the Contractor, as a result of this contract becomes eligible for Washington State


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Business and Occupation Tax Credit for Research and Development spending, the
Contractor shall take such tax credit and assign such tax credit to the Buyer.

12.12 INVOICING AND PAYMENT

A. Contractor shall prepare all invoices in a form satisfactory to and approved by Buyer. Except to the extent expressly stated elsewhere in this contract, the contract price shall be payable thirty (30) calendar days after receipt by Buyer of a proper invoice. All unit pricing, and payments made, shall be in U.S. dollars only, in the forms of cash, check or electronic transfer as may be agreed upon.

B. As a minimum, the invoice shall clearly identify the invoice number, contract, release and/or item numbers) for which payment is being requested, and contain a corresponding description of each item billed, and amount being billed. Submittal of an invoice constitutes contractor's certification that the materials, work and/or services have been delivered and are in accordance with all terms of the contract.

C. At Buyer's request Contractor shall furnish evidence, satisfactory to Buyer, that all labor and materials furnished and equipment used during the period covered by any invoice has been paid for in full and that the work is not subject to liens or claims on account thereof. Buyer may withhold payment of invoices until Contractor furnishes such evidence.

D. In the event an invoice is submitted, in accordance with contract terms, for work accomplished on a reimbursable or unit price/unit rate basis, it shall be accompanied by documentation supporting each element of measurement and/or cost. The final invoice shall be submitted for payment after completion and acceptance of work by Buyer and compliance by Contractor with all terms of this contract. It shall be supported by a written acceptance of the work signed by Buyer, and a certification and release.

E. Any invoice submitted, which fails to comply with the terms of this contract, including the requirements of form and documentation, may be returned to Contractor. Any costs associated with the resubmission of a proper invoice shall be to Contractor's account. Final payment shall not relieve Contractor of any obligation under contract guarantees.

12.13 DISPUTES

A. This contract is subject to the Contract Disputes Act of 1978, as amended (41 U.S.C. 601-613).

B. Except as provided in the Act, all disputes arising under or relating to this contract shall be resolved under this clause.

C. "Claim," as used in this clause, means a written demand or written assertion by one of the contracting parties seeking, as a matter of right, the payment of money in a sum certain, the adjustment or interpretation of contract terms, or other relief arising under or relating to this contract. A claim arising under a contract, unlike a claim relating to that contract, is a claim that can be resolved under a contract clause that provides for the relief sought by the claimant. However, a written demand or written assertion by the Contractor seeking the payment of money exceeding $100,000 is not a claim under the Act until certified as required by subparagraph (d)(2) of this clause. A voucher, invoice, or other routine request for payment that is not in dispute when submitted is not a claim under the Act. The submission may be converted to a claim under the Act, by complying with the submission and certification requirements of this clause, if it is disputed either as to liability or amount or is not acted upon in a reasonable time.

D. A claim by the Contractor shall be made in writing and, unless otherwise stated in this contract, submitted within 6 years after accrual of the claim to the Contracting Officer for a written decision. A claim by the Buyer against the Contractor shall be subject to a written decision by the Buyer.

      1. The Contractor shall provide the certification specified in paragraph (d) (2) (iii) of this clause when submitting any claim-exceeding $100,000.


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      2.    The certification requirement does not apply to issues in
            controversy that have not been submitted as all or part of a claim.

      3. The certification shall state as follows: "I certify that the claim is made in good faith; that the supporting data are accurate and complete to the best of my knowledge and belief; that the amount requested accurately reflects the contract adjustment for which the Contractor believes the Buyer is liable; and that I am duly authorized to certify the claim on behalf of the Contractor."

      4. The certification may be executed by any person duly authorized to bind the Contractor with respect to the claim.

E. For Contractor claims of $100,000 or less, the Buyer must, if requested in writing by the Contractor, render a decision within 60 days of the request. For Contractor-certified claims over $100,000, the Buyer must, within 60 days, decide the claim or notify the Contractor of the date by which the decision will be made.

F. The Buyer's decision shall be final unless the Contractor appeals or files a suit as provided in the Act.

G. If the claim by the Contractor is submitted to the Buyer or a claim by the Buyer is presented to the Contractor, the parties, by mutual consent, may agree to use alternative dispute resolution (ADR). If the Contractor refuses an offer for ADR, the Contractor shall inform the Buyer, in writing, of the Contractor's specific reasons for rejecting the offer.

H. The Buyer shall pay interest on the amount found due and unpaid from (1) the date that the Buyer receives the claim (certified, if required); or
      (2) the date that payment otherwise would be due, if that date is later, until the date of payment. With regard to claims having defective certification, as defined in FAR 33.201, interest shall be paid from the date that the Buyer initially receives the claim. Simple interest on claims shall be paid at the rate, fixed by the Secretary of the Treasury as provided in the Act, which is applicable to the period during which the Buyer receives the claim and then at the rate applicable for each 6-month period as fixed by the Treasury Secretary during the pendency of the claim.

I. The Contractor shall proceed diligently with performance of this contract, pending final resolution of any request for relief, claim, appeal, or action arising under or relating to the contract, and comply with any decision of the Buyer.

12.14 GOVERNING LAW

Irrespective of the place of performance, this Contract will be construed and interpreted according to the Federal Common Law of Government Contracts as enunciated and applied by Federal judicial bodies, Boards of Contract Appeals and quasi-judicial agencies of the Federal Government. To the extent that the Federal Common Law of Government Contracts is not dispositive, the law of the State of Washington shall apply. In the event that either party hereto must resort to litigation to enforce a right or remedy conferred by law, equity or the provisions of this Contract, the parties hereby consent to the action being brought in the court of competent jurisdiction in the state of Washington.

12.15 INTEREST PAYMENT

No interest is payable to Seller for any claim it may have, except that specifically imposed by a court of competent jurisdiction on any judgment (and then only from the date of the entry of judgment).

13.0  PRINTING, DEAR 952.208-70 PRINTING (APRIL 1984) (MODIFIED)

The contractor shall not engage in, nor subcontract for, any printing (as that term is defined in Title I of the U.S. Government Printing and Binding Regulations in effect) in connection with the performance of work under this contract. Provided, however, that performance of a requirement under this contract involving individual printing orders costing not more than $1000, if the work is not of a continuing or repetitive nature, and, as certified by the Public Printer, if the


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work is included in a class of work which cannot be provided more economically through the Government Printing Office, will not be deemed printing. A requirement is defined as a single publication document.

A. The term printing includes the processes of composition, plate making, presswork, duplicating, silkscreen processes, binding, microfilm, and the end items of such processes.

B. If fulfillment of the contract will necessitate reproduction in excess of limit set forth above, the contractor shall notify the contracting officer in writing and obtain the contracting officer's approval prior to acquiring on DOE's behalf the production, acquisition, and dissemination of printed matter. Such printing must be obtained from the Government Printing Officer (GPO); a contract source designated by GPO or a Joint Committee on Printing authorized federal printing plant.

C. Printing services not obtained in compliance with this guidance will result in the cost of such printing disallowed and may result in criminal penalties under 31 U.S.C. 1350.

D. The contractor will include in each of its subcontracts hereunder a provision substantially the same as this clause including this paragraph
      (4).

14.0 FEDERAL ACQUISITION CLAUSES

FAR 52.203-8 CANCELLATION, RESISSION, AND RECOVERY OF FUNDS FOR ILLEGAL OR
     IMPROPER ACTIVITY (JAN 1997)

A. Buyer, at its election, may reduce the price of a fixed-price type contract and the total cost and fee under a cost-type contract by the amount of profit or fee determined as set forth in paragraph (b) of this clause if the head of the contracting activity or designee determines that there was a violation of subsection 27(a) of the Office of Federal Procurement Policy Act, as amended (41 U.S. C. 423), as implemented in
      Section 3.104 of the Federal Acquisition Regulation.

B. The price or fee reduction referred to in paragraph (a) of this clause shall be --

      1. For cost-plus-fixed-fee contracts, the amount of the fee specified in the contract at the time of award;

      2. For cost-plus-incentive-fee contracts, the target fee specified in the contract at the time of award, notwithstanding any minimum fee or "fee floor" specified in the contract.

      3.    For cost-plus-award-fee contracts ~

            a. The basic fee established in the contract at the time of contract award;

            b. If no basic fee is specified in the contract, 30 percent of the amount of each award fee otherwise payable to the Contractor for each award fee evaluation period or at each award fee determination point.

      4.    For fixed-price-incentive contracts, Buyer may-

            a. Reduce the contract target price and contract target profit both by an amount equal to the initial target profit specified in the contract at the time of contract award; or

            b. If an immediate adjustment to the contract target price and contract target profit would have a significant adverse impact on the incentive price revision relationship under the contract, or adversely affect the price revision relationship under the contract, or adversely affect the contract financing provisions, Buyer may defer such adjustment until establishment of the total final price of the contract. The total final price established in accordance with the incentive price revision provisions of the contract shall be reduced by an


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                  amount equal to the initial target profit specified in the contract at the time of contract award and such reduced price shall be the total final contract price.

      5. For firm-fixed-price contracts, by 10 percent of the initial contract price, or a profit amount determined by Buyer from records or documents in existence prior to the date of the contract award.

A. Buyer may, at its election, reduce a Contractor's price or fee in accordance with the procedures of paragraph (b) of this clause for violations of the Act by its subcontractors by an amount not to exceed the amount of profit or fee reflected in the subcontract at the time the subcontract was first definitively priced.

B. In addition to the remedies in paragraphs (a) and (c) of this clause, Buyer may terminate this contract for default. The rights and remedies of Buyer specified herein are not exclusive, and are in addition to any other rights and remedies provided by law or under this contract.

DEAR 970.5204-94 AUTHORIZATION AND CONSENT (XXX 2000)

A. The Government authorizes and consents to all use and manufacture of any invention described in and covered by a United States patent in the performance of this Contract or any subcontract at any tier.

B. If the Contractor is sued for copyright infringement or anticipates the filing of such a lawsuit, the Contractor may request authorization and consent to copy a copyrighted work from the contracting officer. Programmatic necessity shall be a major consideration in determining whether to grant such request.

C. The Contractor agrees to include, and require inclusion of, the Authorization and Consent clause at 52.227-1, without Alternate I, but, suitably modified to identify the parties, in all subcontracts at any tier for supplies or services (including construction, architect-engineer services and materials, supplies, models, samples, and design or testing services $25,000).

D. The Contractor agrees to include, and require inclusion of, paragraph (a) of this Authorization and Consent clause, suitably modified to identify the parties, in all subcontracts at any tier for research and development activities. Omission of an authorization and consent clause from any subcontract, including those valued less than $25, 000 does not affect this authorization and consent.

DEAR 970.5204-95 NOTICE AND ASSISTANCE REGARDING
      PATENT AND COPYRIGHT INFRINGEMENT (XXX 2000)

A. The Contractor shall report to Buyer, promptly and in reasonable written detail, each notice or claim of patent or copyright infringement based on the performance of this Contract of which the Contractor has knowledge.

B. In the event of any claim or suit against Buyer or the Government on account of any alleged patent or copyright infringement arising out of the performance of this contract or out of the use of any supplies furnished or work or services performed under this contract, the Contractor shall furnish to Buyer or the Government when requested by Buyer, all evidence and information in possession of the Contractor pertaining to such suit or claim. Such evidence and information shall be furnished at the expense of the Government except where the Contractor has agreed to indemnify the Government.

C. The Contractor agrees to include, and require inclusion of, this clause in all subcontracts at any tier for supplies or services (including construction and architect-engineer subcontracts and those for material, supplies, models, samples, or design or testing services) expected to exceed the simplified acquisition threshold at FAR 2.101.

FAR 52.227-3 PATENT
      INDEMNITY (APRIL 1984) (MODIFIED)

Except as otherwise authorized by Buyer, the Contractor shall obtain indemnification of Buyer and the Government and their officers, agents, and employees against liability, including costs, for infringement of U.S. Letters Patent (except


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U.S. Letters Patent issues upon an application which is now or may hereafter be kept secret or otherwise withheld from issue by order of the Government) from Contractor's subcontractors for any Contract work subcontracted in accordance with the DOE Procurement Regulations.

DEAR 952.204-2 SECURITY (SEPT 1997)

A. Responsibility. It is the Contractor's duty to safeguard all classified information, special nuclear material, and other DOE property. The Contractor shall, in accordance with DOE security regulations and requirements, be responsible for safeguarding all classified information and protecting against sabotage, espionage, loss and theft of the classified documents and material in the Contractor's possession in connection with the performance of work under this contract. Except as otherwise expressly provided in this contract, the Contractor shall, upon completion or termination of this contract, transmit to DOE any classified matter in the possession of the Contractor or any person under the Contractor's control in connection with performance of this contract. If retention by the Contractor of any classified matter is required after the completion or termination of the contract, the Contractor shall identify the items and types or categories of matter proposed for retention, the reasons for the retention of the matter, and the proposed period of retention. If the retention is approved by Buyer, the security provisions of the contract will continue to be applicable to the matter retained. Special nuclear material will not be retained after the completion or termination of the contract.

B. Regulations. The Contractor agrees to comply with all security regulations and requirements of DOE in effect on the date of award.

C. Definition of Classified Information. The term "Classified Information" means Restricted Data, Formerly Restricted Data, or National Security Information.

D. Definition of Restricted Data. The term "Restricted Data" means all data concerning (1) design, manufacture, or utilization of atomic weapons; (2) the production of special nuclear material; or (3) the use of special nuclear material in the production of energy, but shall not include data declassified or removed from the Restricted Data category pursuant to
      Section 142 of the Atomic Energy Act of 1954, as amended.

E. Definition of Formerly Restricted Data. The term "Formerly Restricted Data" means all data removed from the Restricted Data category under
      Section 142d. of the Atomic Energy Act of 1954, as amended.

F. Definition of National Security Information. The term "National Security Information" means any information or material, regardless of its physical form or characteristics, that is owned by, produced for or by, or is under the control of the United States Government, that has been determined pursuant to Executive Order 12356 or prior Orders to require protection against unauthorized disclosure, and which is so designated.

G. Definition of Special Nuclear Material (SNM). SNM means (1) plutonium, uranium enriched in the isotope 233 or in the isotope 235, and any other material which pursuant to the provisions of Section 51 of the Atomic Energy Act of 1954, as amended, has been determined to be special nuclear material, but does not include source material; or (2) any material artificially enriched by any of the foregoing, but does not include source material.

H. Security clearance of personnel. The Contractor shall not permit any individual to have access to any classified information, except in accordance with the Atomic Energy Act of 1954, as amended, Executive Order 12356, and the DOE's regulations or requirements applicable to the particular level and category of classified information to which access is required.

I. Criminal liability. It is understood that disclosure of any classified information relating to the work or services ordered hereunder to any person not entitled to receive it, or failure to safeguard any classified information that may come to the Contractor or any person under the Contractor's control in connection with work under this Contract, may subject the Contractor, its agents, employees, or subcontractors to criminal liability under the laws of the United States. (See the Atomic Energy Act of 1954, as amended, 42 U.S.C. 2011 et seq.; 18 U.S.C. 793 and 794; and Executive Order 12356).

Fluor Hanford Provision       General Provisions

J. Subcontracts and purchase orders. Except as otherwise authorized in writing by Buyer, the Contractor shall insert provisions similar to the foregoing in all subcontracts and purchase orders under this Contract.

DEAR 970.5232-3 ACCOUNTS, RECORDS, AND INSPECTION (MAY
      2000)

A. Accounts. The Contractor shall maintain a separate and distinct set of accounts, records, documents, and other evidence showing and supporting: all allowable costs incurred; collections accruing to the Contractor in connection with the work under this contract, other applicable credits and fee accruals under this contract; and the receipt, use, and disposition of all Government property coming into the possession of the Contractor under this contract. The system of accounts employed by the Contractor shall be satisfactory to DOE and in accordance with generally accepted accounting principles consistently applied.

B. Inspection and Audit of Accounts and Records. All books of account and records relating to this contract shall be subject to inspection and audit by DOE, or its designees at all reasonable times, before and during the period of retention provided for in paragraph (d) of this clause, and the Contractor shall afford Buyer and DOE facilities for such inspection and audit.

C. Audit of Subcontractors' Records. The Contractor also agrees, with respect to any subcontracts (including fixed price or unit-price subcontracts or purchase orders) where, under the terms of the subcontract, costs incurred are a factor in determining the amount payable to the subcontractor of any tier, to either conduct an audit of the subcontractor's costs or arrange for such an audit to be performed by the cognizant government audit agency through Buyer.

D. Disposition of Records. Except as agreed upon by Buyer and the Government and the Contractor, all financial and costs reports, books of account and supporting documents, and other data evidencing costs allowable, collections accruing to the Contractor in connection with the work under this contract, other applicable credits and fee accruals under this contract, shall be the property of the Government, and shall be delivered to the Government or otherwise disposed of by the Contractor either as Buyer may from time to time direct during the progress of the work or, in any event, as Buyer shall direct upon completion or termination of this contract and final audit of accounts hereunder. Except as otherwise provided in this contract, all other records in the possession of the Contractor relating to this contract shall be preserved by the Contractor for a period of three years after final payment under this contract or otherwise disposed of in such manner as may be agreed upon by Buyer and the Government and the Contractor.

E. Reports. The Contractor shall furnish such progress reports and schedules, financial and cost reports, and other reports concerning the work under this contract as Buyer may from time to time require.

F. Inspections. Buyer and the DOE shall have the right to inspect the work and activities of the Contractor under this contract at such time and in such manner as it shall deem appropriate.

G. Subcontracts. The Contractor further agrees to require the inclusion of provisions similar to those in paragraphs (a) through (g) and paragraph
      (i) of this clause in all subcontracts (including fixed-price or unit-price subcontracts or purchase orders) of any tier entered into hereunder where, under the terms of the subcontract, costs incurred are a factor in determining the amount payable to the subcontractor.

H. Internal Audit. The contractor agrees to conduct an internal audit and examination satisfactory to Buyer of the records, operations, expenses, and the transactions with respect to costs claimed to be allowable under this contract annually and at such other times as may be mutually agreed upon. The results of such audit, including the working papers, shall be submitted or made available to Buyer.

I.    Comptroller General

      1. The Comptroller General of the United States, or an authorized representative, shall have access to and the right to examine any of the Contractor's directly pertinent records involving transactions related to this contract or a subcontract hereunder.

 Fluor Hanford Provision               General Provisions

      2. This paragraph may not be construed to require the Contractor or subcontractor to create or maintain any record that the Contractor or subcontractor does not maintain in the ordinary course of business or pursuant to a provision of the law.

      3. Nothing in this contract shall be deemed to preclude an audit by the General Accounting Office of any transaction under this contract.

DEAR 970.5204-60 FACILITIES MANAGEMENT (NOV 1997)

Copies of DOE Directives referenced herein are available from Buyer.

A. Site Development Planning. The Government through Buyer shall provide to the Contractor site development guidance for the facilities and lands for which the Contractor is responsible under the terms and conditions of this Contract. Based upon this guidance, the Contractor shall prepare, and maintain through annual updates, a Long- Range Site Development Plan
      (Plan) to reflect those actions necessary to keep the development of these facilities current with the needs of the Government and allow the Contractor to successfully accomplish the work required under this Contract. In developing this Plan, the Contractor shall follow the procedural guidance set forth in this contract entitled "Life Cycle Asset Management Graded Approach". The Contractor shall use the Plan to manage and control the development of facilities and lands. All plans and revisions shall be approved by the Government through Buyer.

B. General Design Criteria. The general design criteria which shall be utilized by the Contractor in managing the site for which it is responsible under this Contract are those specified in DOE Directive 6430.1) version in effect on the effective date of Contract, entitled "General Design Criteria." The Contractor shall comply with these mandatory, minimally acceptable requirements for all facility designs with regard to any building acquisition, new facility, facility addition or alteration or facility lease undertaken as part of the site development activities of paragraph (a) above. This includes on-site constructed buildings, pre-engineered buildings, plan-fabricated modular buildings and temporary facilities. For existing facilities, original design criteria apply to the structure in general; however, additions or modifications shall comply with this directive and the associated latest editions of the references therein. An exception may be granted for off-site office space being leased by the Contractor on a temporary basis

C. Energy Management. The Contractor shall manage the facilities for which it is responsible under the terms and conditions of this Contract in an energy efficient manner in accordance with DOE Directive 4330.2C, version in effect on effective date of the Contract, entitled "In-House Energy Management." The Contractor shall develop a 10-year energy management plan for each site with annual reviews and revisions. The Contractor shall submit an annual report on progress toward achieving the goals of the 10-year plan for each individual site, and an energy conservation analysis report for each new building or building addition project. Any acquisition of utility services by the Contractor shall be conducted in accordance with 970.0803.

D. Subcontract Requirements. To the extent the Contractor subcontracts performance of any of the responsibilities discussed in this clause, the subcontract shall contain the requirements of this clause relative to the subcontracted responsibilities.

15.0  CLAUSES INCORPORATED BY REFERENCE

A. The following Federal Acquisition Regulation (FAR) and Department of Energy Acquisition Regulation (DEAR) clauses are hereby incorporated by reference to this Contract. The obligations of the Contractor to the Government as provided in said clauses shall be deemed to be the obligations of the Contractor to Buyer. NOTE: If there is a conflict between the referenced clauses and the terms and conditions found elsewhere in this contract, the below referenced clauses shall take precedence.

B. Wherever necessary to make the context of the clauses set forth below applicable to this Contract, the term "disputes" shall mean "claims" and the terms "Government," "Contracting Officer," and equivalent phrases shall mean Buyer, except the terms "Government," and "Contracting Officer" do not change: (1) in the phrases "Government Property," "Government-Owned Equipment," (2) when a right, act, authorization, or obligation can be

Fluor Hanford Provision       General Provisions

      granted or performed only by the Government or the Prime Contract Contracting Officer or duly authorized representative, (3) when access to proprietary financial information or other proprietary data is required,
      (4) when title to property is to be transferred directly to the Government, and (5) as otherwise noted below.

C.    Referenced Clauses

-------------------------------------------------------------------------------------------------------------------
    FAR/DEAR                               CLAUSE TITLE                                     REVISION NOTE
   REFERENCE
-------------------------------------------------------------------------------------------------------------------
DEAR 952.204-71          Sensitive Foreign Nations Controls (APR 1994)
-------------------------------------------------------------------------------------------------------------------
DEAR 952.217-70          Acquisition of Real Property (APR 1984)
-------------------------------------------------------------------------------------------------------------------
DEAR 952.227-23          Rights to Proposal Data (JUNE 1987)
-------------------------------------------------------------------------------------------------------------------
DEAR 970.5204-98         Refund of Royalties (OCT 2000)
-------------------------------------------------------------------------------------------------------------------
DEAR 952.250-70          Nuclear Hazards Indemnity Agreement (JUNE 1996)
-------------------------------------------------------------------------------------------------------------------
DEAR 970.5223-1          Integration of Environment, Safety, and Health into Work
                         Planning and Execution (month/date TBE)
-------------------------------------------------------------------------------------------------------------------
DEAR 970.5236-1          Government Facility Subcontract Approval (month/date TBE)
-------------------------------------------------------------------------------------------------------------------
DEAR 952.226-74          Displaced Employee Hiring Preference (JUNE 1997)
-------------------------------------------------------------------------------------------------------------------
DEAR 952.247-70          Foreign Travel   (FEB 1997)
-------------------------------------------------------------------------------------------------------------------
FAR 52.203-12            Limitation on Payments to Influence Certain Federal Transactions   Applies over
                         (JUN 1997)                                                         $100,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.203-5             Covenant Against Contingent Fees (APR 1984)                        Applies over
                                                                                            $100,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.203-6             Restrictions on Subcontractor Sales to the Government (JULY        Applies over
                         1995) Alt. 1 (OCT 1995)                                            $100,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.203-7             Anti-Kickback Procedures (JUL 1995)                                Applies over
                                                                                            $100,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.209-6             Protecting the Government's Interest When Subcontracting with      Applies over
                         Contractors Debarred, Suspended, or Proposed for Debarment         $25,000
                         (JUL 1995)
-------------------------------------------------------------------------------------------------------------------
FAR 52.215-10            Price Reduction for Defective Cost or Pricing Data (OCT 1997)      Applies over
                                                                                            $500,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.215-12            Subcontractor Cost or Pricing Data (OCT 1997)                      Applies over
                                                                                            $500,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.215-14            Integrity of Unit Prices (OCT 1997)                                Applies over
                                                                                            $100,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.215-15            Pension Adjustments and Asset Reversions (DEC 1998)                Applies over
                                                                                            $500,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.215-17            Waiver of Facilities Capital Cost of Money (OCT 1997)
-------------------------------------------------------------------------------------------------------------------
FAR 52.215-18            Reversion or Adjustment of Plans for Post-Retirement Benefits      Applies over
                         (PRB) other than Pensions (OCT 1997)                               $500,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.215-19            Notification of Ownership Changes (OCT 1997)                       Applies over
                                                                                            $500,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.219-16            Liquidated Damages-Subcontracting Plan (JAN 1999)                  Applies over
                                                                                            $500,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.219-8             Utilization of Small Business Concerns (OCT 1999)                  Applies over
                                                                                            $100,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.222-1             Notice to the Government of Labor Disputes (FEB 1997)
-------------------------------------------------------------------------------------------------------------------
FAR 52.222-20            Walsh-Healey Public Contracts Act (DEC 1996)                       Applies over
                                                                                            $10,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.222-21            Prohibition of Segregated Facilities (FEB 1999)
-------------------------------------------------------------------------------------------------------------------
FAR 52.222-26            Equal Opportunity (FEB 1999)
-------------------------------------------------------------------------------------------------------------------
FAR 52.222-3             Convict Labor (AUG 1996)                                           Applies over
                                                                                            $100,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.222-35            Affirmative Action for Special Disabled Veterans and Veterans of   Applies over
                         the Vietnam Era (APR 1998)                                         $10,000
-------------------------------------------------------------------------------------------------------------------

Fluor Hanford Provision       General Provisions

-------------------------------------------------------------------------------------------------------------------
     FAR/DEAR                                  CLAUSE TITLE                                REVISION NOTE
    REFERENCE
-------------------------------------------------------------------------------------------------------------------
FAR 52.222-36            Affirmative Action for Workers with Disabilities (JUNE 1998)       Applies over $2,500
-------------------------------------------------------------------------------------------------------------------
FAR 52.222-37            Employment Reports on Disabled Veterans and Veterans of the        Applies over
                         Vietnam Era (JAN 1999)                                             $10,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.222-41            Service Contract Act of 1965, as amended (MAY 1989)
-------------------------------------------------------------------------------------------------------------------
FAR 52.223-12            Refrigeration Equipment and Air Conditioners (MAY 1995)
-------------------------------------------------------------------------------------------------------------------
FAR 52.223-14            Toxic Chemical Release Reporting (OCT 1996)
-------------------------------------------------------------------------------------------------------------------
FAR 52.224-1             Privacy Act Notification (APR 1984)
-------------------------------------------------------------------------------------------------------------------
FAR 52.224-2             Privacy Act (APR 1984)
-------------------------------------------------------------------------------------------------------------------
FAR 52.225-8             Duty-Free Entry (FEB 2000)
-------------------------------------------------------------------------------------------------------------------
FAR 52.225-13            Restrictions on Certain Foreign Purchases (July 2000)
-------------------------------------------------------------------------------------------------------------------
DEAR 970.5203-3          Buy American Act-Supplies   (JAN 1994)                             Applies over $2,500
-------------------------------------------------------------------------------------------------------------------
FAR 52.226-1             Utilization of Indian Organizations and Indian-Owned Economic
                         Enterprises (JUNE 2000)
-------------------------------------------------------------------------------------------------------------------
FAR 52.232-17            Interest (JUN 1996)                                                Applies over
                                                                                            $100,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.244-2             Subcontracts (AUG 1998) Alt II (AUG 1998)
-------------------------------------------------------------------------------------------------------------------
FAR 52.244-5             Competition in Subcontracting   (DEC 1996)                         Applies over
                                                                                            $100,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.244-6             Subcontracts for Commercial Items and Commercial Components (OCT
                         1998)
-------------------------------------------------------------------------------------------------------------------
FAR 52.245-18            Special Test Equipment (FEB 1993)
-------------------------------------------------------------------------------------------------------------------
FAR 52.247-63            Preference for U.S. - Flag Air Carriers  (JAN 1997)                Applies over
                                                                                            $100,000
-------------------------------------------------------------------------------------------------------------------
FAR 52.247-64            Preference for Privately Owned U.S.-Flag Commercial Vessels
                         (JUNE 1997)
-------------------------------------------------------------------------------------------------------------------

Fluor Hanford Provision   Special Provisions - On Site Services - Standard. ES&H

               SPECIAL PROVISIONS- ON SITE SERVICES- STANDARD ES&H
                              SP-5B REV. 3 06/11/02

SPECIAL PROVISIONS - ON SITE SERVICES - STANDARD ES&H SP-5B Rev. 3 06/11/02.............1

1.0    PREAMBLE.........................................................................1

2.0    ENVIRONMENT, SAFETY AND HEALTH (ES&H) REQUIREMENTS...............................3
  2.1    General........................................................................3
  2.2    Specific Requirement...........................................................4
  2.3    Required Notifications.........................................................4
  2.4    Investigation Support..........................................................5
  2.5    Reporting and Recordkeeping....................................................5
  2.6    Sitewide Qualification and Training Plan.......................................6

3.0    HAZARDOUS MATERIALS/WASTE........................................................6

4.0    SECURITY.........................................................................6
  4.1    Badge Requirements.............................................................7
  4.2    Escort Requirements............................................................7
  4.3    Prohibited Articles............................................................7
  4.4    Notification of Foreign Ownership, Control, or Influence.......................8
  4.5    Personnel Qualifications.......................................................9
  4.6    Matters of Counterintelligence Concern.........................................9

5.0    MEDICAL.........................................................................10

6.0    RADIATION PROTECTION............................................................10

7.0    CONTRACTOR-FURNISHED MATERIALS AND/OR TOOLS.....................................13

8.0    INSURANCE.......................................................................13
  8.1    Contractor Provided Insurance.................................................13
  8.2    Buyer Provided Insurance......................................................13

9.0    EMERGENCY CLAUSE................................................................14

10.0   SHUTDOWN AUTHORIZATION..........................................................14

11.0   FEDERAL ACQUISITION CLAUSES.....................................................15
  DEAR 970.5223-4 WORKPLACE SUBSTANCE ABUSE PROGRAMS AT DOE SITES (MONTH AND
  YEAR TBE.)...........................................................................15
  DEAR 952.203-70 WHISTLEBLOWER PROTECTION FOR CONTRACTOR EMPLOYEES (MONTH AND
  YEAR TBE.)...........................................................................15
  DEAR 970.5222-1 COLLECTIVE BARGAINING AGREEMENTS-MANAGEMENT AND OPERATING
  CONTRACTS (MONTH AND YEAR TBE.)......................................................16

1.0   PREAMBLE

A. These Special Provisions are requirements of any Contract in which this Special Provision document is incorporated. These Special Provisions are applicable in their entirety unless specifically deleted or amended in the Contract and are in addition to the General Provisions and other Special Provisions that apply to this Contract. In the event of a conflict between these Special Provisions and the General Provisions, these Special Provisions shall take precedence.

B. These Special Provisions, SP-5B, includes standard Environment, Safety and Health provisions, which apply to all companies and persons performing work on the Hanford Site or Buyer controlled premises. Compliance is mandatory, commensurate with the scope of the work to be performed. Contractor is obligated to specifically


                                    1 of 16

Fluor Hanford Provision   Special Provisions - On Site Services - Standard ES&H

      address and reach agreement on all aspects of compliance with these provisions with the technical representative and/or the Buyer prior to commencing any work on site.

C.    Specific attention is called to the following areas:

      o     Work shall be conducted in a safe manner.

      o Employees shall be specifically trained, qualified, and/or certified per paragraph 2.6 of this provision, and remain current for all work to be performed throughout the duration of this contract. All appropriate procedures and guidance documents will be complied with as required.

      o In accordance with the Buyer's Fitness for Duty Policy (HNF-PRO-042) and DEAR 970.5223-4, Workplace Substance Abuse Programs at DOE Sites (Month and Year TBE). (copies available upon request) all employees working on site are subject to testing for controlled substances at the request of the Buyer. When requested, the contractor will have the employee tested and certified free of controlled substances, drugs or alcohol as requested by Buyer by a certified laboratory or the Buyer's facility. Sole proprietors must self certify and are subject to testing requirements as well.

      o Steps shall be taken to minimize environmental impact of the work being done; hazardous materials used in performance and hazardous waste generated as a result.

      o The PHMC employee concerns program is available for use by all subcontractor personnel working on-site for the reporting of issues/concerns related to safety, health, environmental protection, quality, security, or illegality. Issues should be raised through PHMC project management if possible, or made directly to the Employee Concerns Office at phone numbers posted on-site. Concerns may also be submitted anonymously by calling 373-2273

D. This Contract is awarded with the understanding that the goal of the Department of Energy and its Hanford Site Contractors is to establish and maintain a responsible and comprehensive program to assure that the Hanford Site is an environmentally acceptable installation and is operated in a safe and healthy manner. It is DOE policy to use its best efforts to provide funds or other resources necessary to achieve this purpose and to cooperate with its Contractors, with Federal and State agencies having an interest in environmental matters, to accomplish this goal.

E. No work to be performed under this Contract may begin until all requirements identified in the several sections of these Special Provisions as being required actions prior to start of work are met, unless specifically authorized in writing by Buyer or other person identified in the Authorized Personnel Clause (G03) identified in the body of this Contract.

F. Daily work schedules and facility operations are NOT consistent on the Hanford Site. In addition, some organizations and facilities observe alternate Friday closures.

G. Accordingly, BEFORE scheduling work, or arriving on site, the Contractor shall make specific schedule arrangements for the performance of work or the delivery of services with the Buyer, and/or Buyer's Technical Representative (BTR).

H. The Buyer will not be liable for the cost of any delays, layover, extra travel days, etc. which result from Contractor's failure to obtain a specific schedule in advance.


                                    2 of 16

Fluor Hanford Provision   Special Provisions - On Site Services - Standard ES&H

2.0   ENVIRONMENT, SAFETY AND HEALTH (ES&H) REQUIREMENTS

2.1   GENERAL

A.    For the purposes of this special provision,

      1. The term safety encompasses environment, safety and health, including pollution prevention, waste minimization, and nuclear safety.

      2. The term employee includes both Contractor and subcontractor employees.

      3. The term Contractor refers to the company, person or organization performing work under this contract. For FH contracting purposes, the term "contractor" generally refers to vendors, sellers and suppliers.

      4. The term Buyer shall mean the Contracting Officer or authorized Purchasing Agent representing the company issuing this Contract. The term "Buyer" may also be used to refer directly to the company or organization issuing this Contract.

      5. Work shall mean supplies, services, designs and vendor data provided by Contractor and its subcontractors and all work performed with respect thereto pursuant to this Contract.

C. B. When performing work under this Contract, or any Task Order (TO) issued under this Contract, the Contractor shall perform work safely, in a manner that ensures adequate protection for employees, the public, and the environment, and shall be accountable for the safe performance of work. The Contractor shall exercise a degree of care commensurate with the work and the associated hazards. The Contractor shall ensure that management of environment, safety and health (ES&H) functions and activities becomes an integral but visible part of the Contractor's work planning and execution processes. The Contractor shall comply with, and assist the Buyer in complying with, ES&H requirements of all applicable laws, regulations and directives. The Buyer also has identified specific requirements applicable to this work scope in the specifications of this Contract. The Contractor shall meet all these requirements, including any additional requirements that the Contractor identifies. The Contractor shall cooperate with Federal and non-Federal agencies having jurisdiction over ES&H matters under this Contract. Where a conflict exists between regulations, requirements or standards, the Contractor shall bring the conflict to the attention of the Buyer, who shall resolve the conflict.

D. Additionally, the Contractor and its lower tier subcontractors shall comply with applicable provisions of the Hanford Policies, Plans and Procedures contained in the Project Hanford Management System as identified by the Buyer in the specific scope of work. The Contractor and its lower tier subcontractors shall comply with the requirements of the DOE-RL Hanford Site Hoisting and Rigging Manual (DOE-RL-92-36), the PHMC Hazardous Energy Control Program (HNF-PRO-081), and the PHMC Radiological Control Manual (HNF- 5173). Copies will be provided upon request.

E. The Contractor shall promptly identify, evaluate and communicate to the Buyer any noncompliance with applicable ES&H requirements. If the Contractor fails to provide the necessary communication to Buyer or if, at any time, the Contractor's acts or failure to act causes substantial harm or an imminent danger to the environment or health and safety of employees or the public, the Buyer may issue an order stopping work in whole or in part. Any stop work order issued by the Buyer under this provision (or issued by the Contractor to a subcontractor in accordance with 2.1.F of this provision) shall be without prejudice to any other legal or contractual rights of the Buyer. In the event that the Buyer issues a stop work order, the Buyer must issue an order authorizing the resumption of the work before work may resume. The Contractor shall not necessarily be entitled to an extension of time or additional costs, fee or damages by reason of, or in connection with, any work stoppage ordered in accordance with this provision. See Paragraph 10.0 for additional requirements regarding stop work and shutdown orders.

F. The Contractor is responsible for compliance with the ES&H requirements applicable to this contract regardless of whether the performer of the work is the Contractor or a lower tier subcontractor


                                    3 of 16

Fluor Hanford Provision   Special Provisions - On Site Services - Standard ES&H

G. The Contractor shall include a clause substantially the same as this provision in lower tier subcontracts involving work on site at a DOE-owned or DOE-leased facility. Such subcontracts shall provide for the right to stop work under the conditions described in 2.1.D of this provision.

2.2   SPECIFIC REQUIREMENT

(Unless superseded by specific requirements elsewhere in this contract, the Contractor shall comply with the following minimum requirements:)

A. Prior to commencing the on-site work, the Contractor shall identify a member of its staff as its "Designated Safety Representative." This individual shall have the authority and responsibility to identify and correct any unforeseen hazardous or unsafe conditions, acts or instances of noncompliance.

B. The Contractor shall work with the Buyer's ES&H Representative to determine if medical examinations are required as a result of this work scope. The Contractor and the Buyer's ES&H Representative will document the determination of the need for medical examinations.

C. The Contractor shall ensure that Industrial Hygiene (IH) exposure monitoring equipment brought to the site is calibrated, maintained, and operated in accordance with sound IH practices to ensure data obtained is legally and technically defensible. Contractor shall use the data collection forms provided by the Buyer (see 2.5.G below), and at the request of the Buyer's ES&H Representative, the Contractor shall provide any additional calibration and maintenance history for the equipment. The contractor shall assure that samples collected in airborne contamination areas are submitted to analytical laboratories, approved to accept such samples. Cost of replacement or decontamination of IH monitoring equipment that has been radiologically contaminated such that it cannot be released to the operator will be borne by the Contractor.

D. Material Safety Data Sheets (MSDS) for hazardous chemicals (as defined by 29 CFR 1910.1200) which will be used during the work activity shall be provided to the Buyer's ES&H Representative. (See paragraph 3.0 HAZARDOUS MATERIALS/WASTE below.)

E. While on the Hanford Site, the Contractor shall operate motor vehicles only on hard-surfaced or gravel roads unless prior approval is obtained from the Buyer. During high fire hazard periods, the Contractor shall adhere to all restrictions of off-road travel, which include, but are not limited too, requiring vehicles to carry fire extinguishers, shovels and radio communications. The Buyer reserves the right to ban all off-road travel during extreme fire hazard periods

2.3 REQUIRED NOTIFICATIONS

A. The Contractor shall immediately notify the Buyer's ES&H Representative of any occupational injury, illness or any "Unusual Occurrence". See 2.5.E below for the definition of an Unusual Occurrence.

B. The Contractor shall immediately notify the Buyer's ES&H Representative of any employee occupational exposure (either measured or estimated) to toxic substances (e.g., chemical hazards) or harmful physical (e.g., noise, laser light, etc.) agents that exceed the Occupational Safety and Health Administration (OSHA) Permissible Exposure Limit (PEL) or the American Conference of Governmental Industrial Hygienist (ACGIH) Threshold Limit Value (TLV).

C. The Contractor shall immediately notify the Buyer's ES&H Representative of any requests from or notifications to external agencies and/or regulators, required as a result of employee exposure.

D. The Contractor shall immediately notify the Buyer's ES&H Representative, not less than 24 hours prior to bringing to the Hanford Site any equipment of the type indicated below so that the Buyer may arrange for a safety check, if desired. Equipment on which the Buyer may perform a safety check includes, but is not limited to, the following:

      1.    Cranes, derricks, hoists and manlifts.

      2.    Earth moving equipment.


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      3.    Off-highway motor vehicles.

      4.    Pile driving equipment.

      5.    Rock drilling, core drilling, well drilling and similar equipment.

      6. Pressure vessels and/or equipment supplied with pressure vessels, either fired or unfired.

      7.    Equipment employing "laser" techniques.

      8.    Power actuated tools.

 E. Contractor shall provide the following documents for equipment to be inspected:

      1.    A copy of the latest certified inspection (as applicable).

      2.    Manufacturer's specification and/or recommendations.

      3. Load rating charts and other information as applied to cranes and hoists.

      4.    Hydrostatic test certification (if applicable).

      5.    Qualified operator certifications (i.e., powder-actuated tools).

F. Equipment presented for inspection shall have all required protective equipment installed when inspected. Warnings and postings shall also be in place.

2.4   INVESTIGATION SUPPORT

A. The Contractor shall cooperate in the conduct of accident investigations, including submission of a comprehensive report of any accident that results in a fatality, and shall cooperate as appropriate in the conduct of investigations relating to OSHA recordable injuries/illnesses and property damage.

B. Equipment involved in an accident resulting in an immediate or probable fatality, or serious injury, shall not be moved until a representative of the Buyer Safety Department releases such equipment, except where removal is essential to prevent further property damage or serious injury/illness. Where necessary to remove the injured, such equipment may be moved only to the extent of making possible such removal.

2.5   REPORTING AND RECORDKEEPING

A. If the Contractor's on-site workforce includes 10 or more employees, or if Contractor's work involves the use of equipment as listed in 2.3.D above, Contractor shall maintain a log and summary of all OSHA recordable occupational injuries and illnesses. For this purpose, OSHA Form Number 300, or an equivalent, shall be used. The log and summary shall be completed in the detail provided in the Form and instructions on OSHA Form Number 300, in compliance with Occupational Safety and Health Standards 29 CFR 1904.

B. The Contractor shall assure all of its employees who experience an injury or illness while performing work on the Hanford Site, or in connection with work performed for Buyer at any DOE-owned or leased facility, report immediately to supervision to assure evaluation, proper treatment, and injury/illness documentation.

C. The Contractor shall report monthly to the Buyer's ES&H Representative all first aid cases and injuries/illnesses in connection with work performed on the Hanford Site. The report shall identify the Contractor's name, Contract number, and total number of personnel and man-hours worked by the Contractor on-site during the month.

D. In addition to monthly reporting, if Contractor's on-site work force includes 10 or more employees, the Contractor shall submit to Buyer's ES&H Representative by the fifth (5) working day following each calendar quarter, a report on OSHA Form Number 300, or equivalent, covering all OSHA recordable injuries or illnesses in connection with work performed for Buyer at a DOE owned or leased facility which occurred during the previous calendar quarter. The report shall identify the Contractor's name, Contract number, and total number of personnel and man-hours worked by the Contractor during the quarter.


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E.    The Contractor shall immediately notify the Buyer's ES&H Representative of any occupational injury, illness or any "Unusual Occurrence". An Unusual Occurrence is any deviation from the planned or projected behavior or course of events in connection with any operation if the deviation has safety, health or environmental protection significance.

F. The Contractor shall report all property damage to or losses of DOE owned or leased property to the Buyer, regardless of cause.

G. The Contractor shall provide the Buyer's ES&H Representative, copies of all employee occupational exposure records. Employee occupational exposure records include workplace monitoring or measuring of a toxic substance or harmful physical agent including personal, area, grab, wipe or other forms of sampling, as well as, related collection and analytical methodologies, calculations and other background data relevant to interpretation of the results. The Buyer shall provide the Contractor the appropriate exposure data collection forms. Title to employee occupational exposure records shall be vested in DOE.

2.6   SITEWIDE QUALIFICATION AND TRAINING PLAN

In order to provide consistency on the Hanford Site, the Contractor shall ensure that its personnel meet and maintain the appropriate training, qualification and certification requirements. Hanford site-specific training requirements to safely perform this work will be identified by the Buyer, in accordance with the PHMC Site-wide Qualification and Training Plan, HNF-MP-011. The Contractor shall ensure that training requirements are identified and understood prior to initiating work under this Contract

3.0   HAZARDOUS MATERIALS/WASTE

A. Hazardous materials used and hazardous waste generated onsite by the contractor shall be managed, handled, and otherwise treated, stored and disposed of in accordance with (i) applicable Federal, State of Washington, and local statutes, rules, regulations, and ordinances; (ii) applicable Project Hanford Policies and Procedures; and (iii) contractor's established handling and management procedures, which are subject to review and approval by Buyer prior to performance. Buyer also reserves the right to review and approve hazardous materials prior to use onsite and require product substitution of less hazardous or non-regulated materials. Contractor shall minimize waste generation as is practicable, and report the results of such efforts to Buyer's Technical Representative.

B. Contractor shall supply a list of, and Material Safety Data Sheets (MSDS) for, all hazardous materials brought onsite. Contractor shall keep the list current, and shall provide the list to Buyer's Technical Representative on a quarterly basis. Contractor shall communicate the information required under the Federal Emergency Planning and Community Right-to-Know Act (including quantities used, dates brought onsite, types of containers, and locations of storage) to Buyer and Buyer's Technical Representative. Contractor also shall make available at each location, and review with its personnel information contained in MSDSs for the hazardous materials to be used there.

C. Contractor is responsible for reporting and remediating hazardous material and hazardous waste spills and other releases in accordance with (i) Federal, State of Washington, and local statutes, rules, regulations, and ordinances; and (ii) applicable Project Hanford Policies and Procedures. Notwithstanding this provision, Buyer or its agent can assume responsibility for remediation at its election.

4.0   SECURITY

(The Contractor shall comply with the following security instructions and requirements).


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4.1   BADGE REQUIREMENTS

(This requirement is a flow-down to all lower Tier subcontractors.)

A. Any person assigned to work in a Protected; Limited or Property Protection Area or any Buyer facility shall be required to wear a security badge identifying himself/herself. If any such persons are foreign nationals, special procedures shall apply when applying for and receiving a security badge. Contractor shall comply with all badging requirements and procedures as directed by the Buyer Technical Representative, if one is designated in the Contract, or the Buyer responsible for administering the Contract. The identification badge shall be worn in plain view, above the waist, on the front of the body. If required, a dosimeter will be issued in conjunction with the security badge. [Ref. DOE Order 5632.1C, "Protection and Control of Safeguards and Security Interests"]

B. Badging for more than seven (7) days requires contractor employees to complete Hanford General Employee Training (HGET). Buyer will provide HGET except in special circumstances.

C. Badges will be issued by Buyer Security at location(s) and according to schedules provided by the Buyer. Contractor shall provide Buyer the complete name (as it appears on the photo identification to be used), business address, social security number and citizenship of the individual(s) requiring a security badge(s), at least two working days prior to the date the employee(s) first require the badge(s) for work performance. Each Contractor employee requiring a badge must appear in person with photo identification (e.g., valid driver's license) to identify himself/herself to obtain a badge. [Buyer Central Badging Office hours are normally 7:00AM through 4:30PM, Monday through Thursday, and 7:00AM through 3:30PM on Friday].

D. If a Contractor employee loses a badge, he/she shall report the loss immediately upon discovery to the Central Badging Office. If badge is stolen, immediately report it to Hanford Patrol.

E. Dosimeters will be issued by PNNL Dosimetry, located adjacent to the Central Badging Office. Lost dosimeters must be reported to that office.

F. Upon termination of employment or completion of the Contractor's work, and before final payment shall be made, all badges and dosimeters issued to Contractor employees shall be returned to the issuing office. Buyer will charge Contractor $100 for each badge or dosimeter not returned. The charge shall be deducted from payments otherwise due the Contractor. Refund of charges, previously collected for badges and/or dosimeters subsequently found will not be made after the date of final payment to the Contractor.

4.2   ESCORT REQUIREMENTS

All Contractor employees assigned to perform work in a Material Access Area
(MAA) within a Protected Area will be required to be escorted at all times by a Buyer employee possessing a "Q" clearance with the Protected Area access symbol on their badge. Access within the "yard" portion (only) of the Protected Area requires escort at all times by a Buyer employee possessing either a "Q" or "L" clearance with the Protected Area access symbol on then-badge. Access into any Limited Area will require escort by a Buyer employee possessing a "Q" or "L" clearance. Buyer shall inform the Contractor when an escort is required and shall make the necessary arrangement for escorts.

4.3   PROHIBITED ARTICLES

A. Contractor's employees shall not personally carry, or otherwise transport or transfer, certain items of personal property onto the Hanford site or any DOE-owned or leased facility on which the Contractor is performing work under this Contract.

      1. The following categories of items are normally prohibited from work locations anywhere on the Hanford Site or in Site-associated facilities:


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            a.    Dangerous weapons, ammunition, explosives, incendiary devices, or similar devices, which could cause damage or personal injury.

            b. Controlled substances, drug paraphernalia, alcoholic beverages (including "near" and "non-alcoholic" beer).

      2. In addition to the items listed above, the following items of privately owned property are prohibited within Exclusion, Limited, and Protected Areas:

            a.    Radio transmitters and cellular telephones.

            b.    Computers and associated media.

            c.    Recording equipment (audio, video, and data).

            d.    Cameras (still, motion picture, video).

            e. Electronic equipment with a data exchange port capable of being connected to automated information system equipment, e.g., Palm Pilot.

            NOTE: Both privately owned and government owned electronic equipment with a data exchange port capable of being connected to automated information system equipment are prohibited in rooms containing classified information systems.

      3.    Personal protective sprays are prohibited within Protected Areas.

B. If Contractor, or any of its employees needs any kind of prohibited item, to meet a requirement of this Contract, Contractor shall contact Buyer for guidance in acquiring the necessary pass.

C. Contractor's employees and their vehicles, packages, or other types of containers may be subject to a search for prohibited articles at any time while performing work on/in any of the types of Hanford Site or Site-associated facilities indicated above.

4.4   NOTIFICATION OF FOREIGN OWNERSHIP, CONTROL, OR INFLUENCE

A. Contractor shall immediately notify Buyer, in detail, if any of the following factors apply:

      1. If a foreign interest owns or has beneficial ownership in 5% or more of Contractor's company's (companies') voting securities, or has management positions such as directors, officers or executives in your company, or is in a position to control or influence the election, appointment or tenure of said management positions, or participates as interlocking directors;

      2.    If Contractor's company owns 10% or more of any foreign interest;

      3. If Contractor's company is indebted to or derives income from any foreign interest;

      4. If Contractor's company has any contracts, binding agreements, understandings, or arrangements with foreign interest(s) that cumulatively represent 10% or more of your gross income;

      5. If 5% or more of any class of Contractor's company's (companies') securities are held by any method which does not disclose beneficial owner of equitable title;


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      6.    If there are any citizens of foreign countries employed by, or who may visit Contractor's offices or facilities which permit them access to classified information or special nuclear material;

      7. If Contractor's company has any foreign involvement not otherwise covered in the above questions.

B. Following submission of such notice, an evaluation of Contractor's ownership and control situation shall be made, the results of which may require Buyer to negotiate suitable methods of controlling foreign influence relative to work being performed under this Contract, or may cause Buyer to terminate the Contract for the convenience of Buyer.

4.5   PERSONNEL QUALIFICATIONS

A. If work to be performed under this Contract requires Contractor personnel to acquire, or be granted, security clearances, certain information may be required to permit the government to grant the clearance(s). Typical information includes, but may not be limited to, the following:

      1.    Verification of U.S. citizenship;

      2.    A credit check;

      3. Verification of high school degree/diploma or degree/diploma granted by an institution of higher learning within the last 5 years;

      4.    Personal references;

      5. Employers for the past 3 years (excluding employment of less than 60 days duration, part-time employment's, and craft/union employment's); and

      6. Local law enforcement checks when state or local law, statute, or regulation does not prohibit such checks.

B. When a security clearance will be required, the applicant's job qualifications and suitability must be established before a request is made to Buyer for a security clearance. Applicants selected will be subject to a government background investigation and must meet eligibility requirements for access to classified matter.

C. When an applicant is being hired specifically for a position, which shall require a DOE security clearance, the applicant shall not be placed in that position prior to the security clearance being granted by the DOE.

D. Contractor is responsible for maintaining satisfactory standards for employee qualifications, performance, conduct, and business ethics under its own personnel policies.

4.6   MATTERS OF COUNTERINTELLIGENCE CONCERN

Contractor shall immediately inform the Buyer of any of the following conditions:

A. Any and all Contractor/Contractor employee(s) contacts with individuals of any nationality while either within or outside the United States, and while either within or outside the scope of the Contractors official activities in which: illegal or unauthorized access is sought to classified or otherwise sensitive information or Special Nuclear Material by any means.

B. The Contractor/Contractor employee(s) becomes aware of, through circumstance, observation, third party notice or contact, or other source, while either within or outside the United States; any acts, activity or person(s) attempting to obtain, or obtaining, illegal or unauthorized access to classified or otherwise sensitive information or Special Nuclear Material by any means.


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C.    The Contractor/Contractor employee(s) has concerns that he/she may be a target of actual or attempted exploitation by a foreign national or entity.

D. The Contractor is intending to employ a foreign national or foreign nationals (a non-U.S. citizen) for work on the Hanford Site, its facilities, grounds, or associated areas for any purpose.

E. The Contractor is intending to host a meeting for any US-DOE/Hanford Site funded program, activity, or business in which a foreign national(s) (a non-U.S. citizen) will be present. This includes all non-public forums, whether on the Hanford Site proper or held at any off-site location.

F. The Contractor/Contractor employee(s) is traveling, for business or pleasure, to a DOE declared sensitive country, and is in possession of a US-DOE security clearance, or has held a US-DOE security clearance within the past five years, or is currently being processed for a US-DOE security clearance.

G. The Contractor/Contractor employee(s) is traveling to any country outside the United States to discuss a sensitive subject.

5.0   MEDICAL

A. Buyer may require Contractor's employees to undergo medical examinations including medical qualification and medical monitoring examinations at Buyer's expense. The need for medical examinations will be determined based on the documented evaluations by the Contractor and the Buyer's Occupational Safety and Health Representative. The Hanford Site Occupational Medical Contractor shall perform all medical examinations required for performance of this work scope. (Also see Paragraph 2.0, Integration of Environment, Safety and Health (ES&H) into Work Planning and Execution and 2.2.2, under Specific Requirements).

B. In the event the Medical Contractor determines that the Contractor employee is medically unable to safely perform the assigned workscope, the Contractor shall be responsible for reassigning the employee or providing the appropriate accommodations.

C. In the event that efforts under this Contract involve work in radiation zones or result in routine exposure to radioactive materials, medical related examinations may be required before, during and after the work. Buyer shall provide such medical examinations at no cost to the Contractor.

D. Individual occupational radiation exposure records generated in the performance of work under this Contract shall be subject to inspection by Buyer and shall be preserved by the Contractor until disposal is authorized by Buyer. At Buyer's option, the Contractor shall deliver such records to Buyer at the completion of the Contract. Title to such records shall vest in DOE. Contractor may retain copies of any such records.

6.0   RADIATION PROTECTION

A. Contractor shall ensure that all employees and other persons under its control comply with the requirements of the PHMC Radiological Control Manual (HNF-5173) and regulations pertaining to control of radiation and/or contamination as set forth herein. If the Contract involves work in areas that contain irradiated or contaminated equipment, Contractor and its employees shall be required to undergo a Buyer-provided orientation.

B. Contractor shall ensure that individuals responsible for developing and implementing radiological measures have the appropriate education, training, and skills to discharge these responsibilities.

C. Buyer's policy is to conduct personnel surveys immediately upon leaving a contamination area, high contamination area, or airborne radioactivity area. The Contractor agrees that its employees shall submit to such a survey and, if necessary, decontamination procedures. If employees are appropriately qualified,


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      employees may perform self-survey for radioactive contamination. Buyer shall conduct radiological surveys on equipment, tools, and other personal property brought into such areas or approve Contractor procedures used for material or personal property. Buyer shall decontaminate, destroy or dispose of contaminated property. An equitable adjustment in the Contract price shall be made for all work performed by the Contractor at the direction of Buyer in connection with decontamination, destruction, or disposition of Contractor's equipment.

D. The Contractor shall notify the Cognizant Radiological Control Organization of the area where the source will be used in writing, prior to bringing a radioactive source, radiation generating device or radiation monitoring instrumentation that utilizes a radioactive source as a check source, "Keep Alive" source or stabilization seeds on-site. This notification will contain the off-site company name, source isotope, source activity, physical nature of the source (liquid, gas or solid), radiation dose, whether the source is shielded or unshielded, the location of source while on site, the custodian of the source (point of contact), and the arrival and departure dates. The Contractor will also notify the Source Control Office in writing when the source has been removed from the Hanford Site.

E. Basic Dosimeter. Each employee of the Contractor and Subcontractors may be issued a basic dosimeter for performance of the work under this Contract. Dosimeters are issued free of charge by PNNL Dosimetry, adjacent to the Central Badging Office. Dosimeters will be issued for the duration of a specific Contract or for the current calendar year. If a Contract performance period extends beyond the last Friday of the current calendar year, a new dosimeter must be obtained before that date.

      1. Dosimeters, which expire at the end of a calendar year, must be returned by January 15 of the next calendar year.

      2. Dosimeters may be issued for shorter periods of time or to monitor specific locations based on the requirements of the activity. The contractor agrees to comply with approved site procedures for assignment of dosimeters, wearing of dosimeters, and return of dosimeters.

      3. All dosimeters must be returned (1) within thirty (30) calendar days after the completion of the work, (2) on or before January 15 of the next calendar year, or (3) prior to final payment under the Contract, whichever is earliest.

F. All radiological survey documentation and individual occupational radiation exposure records generated in the performance of work under this Contract shall be maintained and preserved by the Buyer. Such records are subject to inspection by DOE, to which ownership of such records may eventually be transferred.

G. Instruments used by the Contractor for radiological monitoring will be approved by the radiological control organization, calibrated, maintained, and operated in accordance with approved procedures.

      NOTE: The provision identified in paragraph 6.H below is applicable to the Request for Proposal and Paragraph 6.1 below is applicable to the resulting Contract.

H.    Pre-Award Radiation Protection Program Submittal and Survey

      1. The requirements in this clause apply to any radiological activity carried out on behalf of DOE and the Buyer by the Contractor that has the potential to result in: (1) occupational exposure to ionizing radiation (as defined in 10 CFR 835.2), (2) exposure of minors and members of the public (as defined in 10 CFR 835.2) to ionizing radiation during direct on-site access at a DOE site or facility, (3) planned special exposures (as described in 10 CFR 835.204), (4) emergency exposures (as described in 10 CFR 835.1302), and (5) exposures to the embryo/fetus of a declared pregnant worker (as defined in 10 CFR 835.2). Specific applicability exclusions include those listed in 10 CFR 835.l (b).

      2. The Offeror shall certify that the requirements of the Buyer's Radiation Protection Program (RPP) are understood and will be met. The Buyer's RPP implements the requirements of 10 CFR 835, "Occupational Radiation Protection". The Offeror shall submit any current implementing program documents (such as


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      administrative controls, procedures, and technical work documents) that address the radiation protection program requirements identified herein.

      3.    If, during the award process, Buyer's Radiation Protection Program
            (RPP) requirements or program elements are revised, they will be updated and offerors will be permitted the opportunity to revise their proposals to make them current and resubmit them to the Buyer with their proposals. If the Offeror's program documents have been previously certified as being consistent with the current Buyer's RPP requirements, and have not changed since such certification, a statement to this effect may be submitted with its proposal in lieu of a certification.

      4. The Buyer reserves the right to evaluate compliance of all offers to RPP requirements prior to award, which may include verification of implementation at the Offeror's facilities. If a change to program documents is required, it will be identified to the Offeror for resolution prior to award of a Contract. Deficiencies or inadequacies with implementing RPP requirements may be used as the basis to deny award of a Contract.

I.    Post-Award Contractor Radiation Protection Compliance Evaluation

      1. The requirements in this clause apply to any radiological activity carried out on behalf of DOE and the Buyer by the Contractor that has the potential to result in: (1) occupational exposure to ionizing radiation (as defined in 10 CFR 835.2), (2) exposure of minors and members of the public (as defined in 10 CFR 835.2) to ionizing radiation during direct on-site access at a DOE site or facility, (3) planned special exposures (as described in 10 CFR 835.204), (4) emergency exposures (as described in 10 CFR 835.1302), and (5) exposures to the embryo/fetus of a declared pregnant worker (as defined in 10 CFR 835.2). Specific applicability exclusions include those listed in 10 CFR 835.l (b).

      2. The Contractor shall: (1) comply with all requirements of the Buyer's Radiation Protection Program (RPP) which implements the requirements of 10 CFR 835, "Occupational Radiation Protection." and
            (2) shall implement, document, and maintain implementing programs (such as administrative controls, procedures, and technical work documents) as necessary to ensure compliance with the Buyer's RPP. The Contractor's program is subject to review at all times by the Buyer. If the Contractor's radiation protection program is based on a standard other than that defined in the Solicitation, it may be acceptable to the Buyer if it complies, at a minimum, with all of the requirements listed in the Buyer's RPP. The Contractor's certification in response to the Solicitation shall signify that requirements of the Buyer's RPP are understood and will be met.

      3. When subcontracting any portion of this Contract, the Contractor is required to invoke the requirements of the Buyer's RPP on any subcontractor which shall be involved in the performance of any of the work described in the first paragraph of this clause. Prior to performing any radiological activity, the Contractor's subcontractors) shall certify that the requirements of the Buyer's RPP are understood and that they will be met.

      4. The Buyer reserves the right to verify the efficacy of implementing programs and the implementation of RPP requirements at the Contractor's facility and/or Subcontractor's facility to ensure compliance with the Buyer's RPP and with 10 CFR 835. Access to a subcontractor's facility shall be requested through the Contractor and verification may be performed jointly with the Contractor. The Contractor shall, during the performance of this Contract, submit any significant changes to the program documents to the Buyer for review and approval prior to implementation. Significant changes are those changes which, if implemented, may result in unnecessary increases in occupational exposure or loss of control of radioactive materials without a corresponding increase in the scope or effectiveness of radiological work activities performed. The Buyer may impose changes upon the Contractor's program documents as necessary to maintain compliance with the Buyer's RPP, which is subject to changes resulting from new or revised provisions of 10 CFR 835.

      5. The Contractor, and any of its Subcontractors performing portions of the work covered by the Buyer's RPP and/or Contractor's radiological Control Program, shall restrict minors (persons under 18 years of age) from Radiologically Controlled Areas and all other radiological areas, as defined in the most current edition of


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            the Hanford Site Radiological Control Manual, unless approval has been obtained from the Buyer's Radiological Control Manager to permit entry.

7.0   CONTRACTOR-FURNISHED MATERIALS AND/OR TOOLS

If Contractor is required to furnish, and bring on the Hanford Site, its own materials and/or tools, Contractor shall contact Buyer prior to coming onto the Hanford Site and identify the specific items to be brought on site. Buyer shall arrange for a property pass to be issued by Buyer to the Contractor. The property pass must be issued before Contractor, or its employees may bring non-government owned property onto the Hanford Site or to take such property off the site. See paragraph 4.3 for handling of prohibited articles.

8.0   INSURANCE

8.1   CONTRACTOR PROVIDED INSURANCE.

 A. Contractor shall procure at his/her own expense and maintain the insurance policies and coverage limits described below unless waived in writing by Buyer. Contractor shall ensure that subcontractor agreements at least duplicate the insurance policies and coverage limits required of contractor unless waived by Buyer. Buyer's waiver shall not apply to insurance required by statute. Contractor agrees to provide insurance certificate identifying the types and limits of coverage, carrier name, policy numbers, named insured, additional insured(s), waiver of subrogation, PHMC Contract Number, and Buyer name.

      1. Workers Compensation, Occupational Disease, Disability Benefit, and other similar employee benefit insurance required under the laws of the state that apply to the work to be performed under this Contract.

      2. Commercial General Liability Insurance, including Employers Liability and Owner's and Contractor's Protective and Contractual Liability, with a combined single limit of at least $1,000,000 per occurrence for bodily injury (including death), property damage, and any other covered loss.

      3. Automobile Liability Insurance for all motor vehicles, including owned, non-owned, and hired motor vehicles, used by or on behalf of Contractor in connection with work to be performed under this Contract with a combined single limit of at least $1,000,000 per occurrence for bodily injury (including death), property damage, and any other covered loss. If hazardous materials are to be transported, Contractor shall maintain liability insurance evidenced by ISO Form CA001 with MCS-90 and CA9948 endorsements attached.

      4. Tool and Equipment Insurance for all tools and equipment, including rentals, used in connection with the work to be performed under this Contract.

      5. Contractor shall furnish Buyer with satisfactory evidence of Contractor Provided Insurance, unless waived in writing by Buyer, prior to commencing work to be performed under this Contract with the provision that at least thirty (30) days prior written notice be given to Buyer in the event of cancellation or material change. In addition, the following requirements apply: (i) coverage's evidenced by Contractor Provided Insurance policies shall be primary; (ii) such policies shall contain a Separation of lnsureds clause and Waiver of Subrogation in favor of Buyer and Government; and (iii) Contractor shall name Buyer and Government additional insured's on all such applicable policies.

8.2   BUYER PROVIDED INSURANCE

A. Buyer shall procure at its own expense and maintain the insurance policies and coverage limits described below for the benefit of designated contractors performing work only on the Project Site. (A copy of the coverage limits and policies is available upon request.)


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      1.    Commercial General Liability Insurance, including Employers
            Liability, with a combined single limit of $20,000,000 per occurrence and $20,000,000 annual aggregate for bodily injury (including death), property damage, products and completed operations for five years after policy expiration, and remediation costs arising from non-nuclear pollution.

      2. Automobile Liability Insurance for all motor vehicles, including owned, non-owned, and hired motor vehicles, used by or on behalf of Contractor in connection with work to be performed only on the Project Site under this Contract with a combined single limit of $20,000,000 per occurrence and $20,000,000 annual aggregate for bodily injury (including death) and property damage.

      3. Coverage evidenced by Buyer Provided Insurance shall be secondary unless Buyer waives in writing Contractor Provided Insurance. Any deductible associated with Contractor Provided Insurance or Buyer Provided Insurance is the responsibility of Contractor."

9.0   EMERGENCY CLAUSE

A. The DOE RL Manager or designee shall have sole discretion to determine when an emergency situation exists at the Hanford Site affecting site personnel, the public health, safety, the environment, or security. In the event the DOE RL Manager or designee determines such an emergency exists, the DOE RL Manager or designee will have the authority to direct any and all activities of the Contractor and subcontractors necessary to resolve the emergency situation. The DOE RL Manager or designee may direct the activities of the Contractor and subcontractors throughout the duration of the emergency.

B. The Contractor shall include this clause in all subcontracts at any tier for work performed at the Hanford Site.

10.0  SHUTDOWN AUTHORIZATION

A. Every employee on the site has the responsibility and authority to stop work immediately when they are convinced an "imminent danger" situation exists. Imminent danger is defined by OSHA as: "any condition or practice which could reasonably be expected to cause death or serious physical harm..."

      1. Employees are expected to report any practice or condition they believe presents an unacceptable risk. Notification should be made to the affected workers) and then, to the supervisor or his/her designee, at the location where the practice or condition exists. After notification, resolution of the issue resides with the responsible manager.

      2. Any employee who reasonably believes that his/her safety is in jeopardy or an assigned task poses a risk of "imminent danger" is expected to refuse work without fear of reprisal by management or coworkers and is entitled to have the safety concern resolved prior to participating in the work.

      3. In the event an imminent environmental, health, or safety hazard is identified, the individual or group that identified the hazard shall coordinate with an appropriate Contractor official, who will direct, broader shutdown actions or other actions, as required. Such mitigating actions should subsequently be coordinated with the Buyer, who will further coordinate with higher authority as appropriate. The Contractor shall promptly confirm the shutdown in writing to the Buyer.

B. In the event a non-imminent environmental, health, or safety hazard is identified, the individual or group identifying the potential environmental, health or safety hazard may recommend corrective action or facility shutdown. However, the recommendation must be coordinated with Buyer management at the facility. Any written direction to shutdown operations will be issued in coordination with the Buyer.

C. After shutdown, an operation or facility may become operational only after receiving written authorization from the Buyer.


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D.    The Contractor shall provide for the flow-down of appropriate requirements of this clause to subcontractors performing work on-site at a DOE-owned or leased facility. Such subcontracts shall provide for the right to stop work under the conditions described herein.

11.0  FEDERAL ACQUISITION CLAUSES

DEAR 970.5223-4 WORKPLACE SUBSTANCE ABUSE PROGRAMS AT
DOE SITES (MONTH AND YEAR TBE.)

A. Program Implementation. The Contractor shall, consistent with 10 CFR part 707, Workplace Substance Abuse Programs at DOE Sites, incorporated herein by reference with full force and effect, develop, implement, and maintain a workplace substance abuse program.

B. Remedies. In addition to any other remedies available to Buyer, the Contractor's failure to comply with the requirements of 10 CFR part 707 or to perform in a manner consistent with its approved program may render the contractor subject to: the suspension of contract payments, or, where applicable, a reduction in award fee; termination for default; and suspension or debarment.

C.    Subcontracts.

      1. The Contractor agrees to notify Buyer reasonably in advance of, but not later than 30 days prior to, the award of any subcontract the Contractor believes may be subject to the requirements of 10 CFR part 707.

      2. The Contractor shall require all subcontracts subject to the provisions of 10 CFR part 707 to agree to develop and implement a Workplace Substance Abuse Program that complies with the requirements of 10 CFR part 707, Workplace Substance Abuse Programs at DOE sites, as a condition for award of the subcontract. The Buyer shall review and approve each subcontractor's program, and shall periodically monitor each subcontractor's implementation of the program for effectiveness and compliance with 10 CFR part 707.

      3. The Contractor agrees to include, and require that the inclusion of, the requirements of this clause in all subcontracts, at any tier, that be subject to the provisions of 10 CFR part 707.

DEAR 952.203-70 WHISTLEBLOWER PROTECTION FOR CONTRACTOR
EMPLOYEES (MONTH AND YEAR TBE.)

A. The Contractor shall comply with the requirements of the "DOE Contractor Employee Protection Program" at 10 CFR part 708 for work performed on behalf of DOE directly related to activities at DOE-owned or leased sites.

B. The Contractor shall insert or have inserted the substance of this clause including this paragraph (b) in subcontracts at all tiers, for subcontracts involving work performed on behalf of DOE directly related to activities at DOE-owned or leased sites.


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DEAR 970.5222-1 COLLECTIVE BARGAINING AGREEMENTS-
MANAGEMENT AND OPERATING CONTRACTS (MONTH AND YEAR
TBE.)

When negotiating collective bargaining agreements applicable to the work force under this contract, the Contractor shall use its best efforts to ensure such agreements contain provisions designed to assure continuity of services. All such agreements entered into during the contract period of performance should provide that grievances and disputes involving the interpretation or application of the agreement will be settled without resorting to strike, lockout, or other interruption of normal operations. For this purpose, each collective bargaining agreement should provide an effective grievance procedure with arbitration as its final step, unless the parties mutually agree upon some other method of assuring continuity of operations. As part of such agreements, management and labor should agree to cooperate fully with the Federal Mediation and Conciliation Service. The contractor shall include the substance of this clause in any subcontracts for protective services or other services performed on the DOE-owned site, which will affect the continuity of operation of the facility.


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                 SPECIAL PROVISIONS SERVICE CONTRACT ACT OF 1965
                               SP-6 Rev. 0 9/23/96

SPECIAL PROVISIONS - SERVICE CONTRACT ACT OF 1965 SP-6 Rev. 0    9/23/96.....................................1

1.0 PREAMBL..................................................................................................1
2.0 FEDERAL ACQUISITION CLAUSES..............................................................................1
  FAR 52.222-41, Service Contract Act Of 1965, As Amended (May 1989).........................................1
  FAR 52.222-42, Statement Of Equivalent Rates For Federal Hires (May 1989)..................................7
  FAR 52.222-43 Fair Labor Standards Act And Service Contract Act - Price Adjustment (Multiple Year And
  Option Contracts) (May 1989)...............................................................................7

1.0   PREAMBLE

A. These Special Provisions are requirements of any Contract in which this Special Provision document is incorporated. These Special Provisions are applicable in their entirety unless specifically deleted or amended in the Contract and are in addition to the General Provisions and other Special Provisions that apply to this Contract. In the event of a conflict between these Special Provisions and the General Provisions, these Special Provisions shall take precedence.

B. Buyer is obligated to the DOE under its prime contract to assure that any subcontract services provided by any business entity using types of personnel covered by the Service Contract Act of 1965, as amended, are performed according to provisions of the Act regarding payment of wages and fringe benefits to the subcontractor employees performing the work and regarding the maintenance of work place conditions that meet requirements of the Act.

2.0   FEDERAL ACQUISITION CLAUSES

 FAR 52.22241, SERVICE CONTRACT ACT OF 1965, AS AMENDED (MAY 1989)

A.    Definitions

Act, as used in this clause, means the Service Contract Act of 1965, as amended (41 U.S.C. 351, et seq.).

Contractor, as used in this clause or in any subcontract, shall be deemed to refer to the subcontractor.

Service Employee, as used in this clause, means any person engaged in the performance of this contract other than any person employed in a bona fide executive, administrative, or professional capacity, as these terms are defined in Part 541 of Title 29, Code of Federal Regulations, as revised. It includes all such persons regardless of any contractual relationship that may be alleged to exist between a Contractor or subcontractor and such persons.

B.    Applicability

This contract is subject to the following provisions and to all other applicable provisions of the Act and regulations of the Secretary of Labor (29 CFR Part 4). This clause does not apply to contracts or subcontracts administratively exempted by the Secretary of Labor or exempted by 41 U.S.C. 356, as interpreted in Subpart C of 29 CFR Part 4.

C.    Compensation


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1.    Each service employee employed in the performance of this contract by the
      Contractor or any subcontractor shall be paid not less than the minimum monetary wages and shall be furnished fringe benefits in accordance with the wages and fringe benefits determined by the Secretary of Labor, or authorized representative, as specified in any wage determination attached to this contract.

2. If a wage determination is attached to this contract, the Contractor shall classify any class of service employee which is not listed therein and which is to be employed under the contract (i.e., the work to be performed is not performed by any classification listed in the wage determination) so as to provide a reasonable relationship (i.e., appropriate level of skill comparison) between such unlisted classifications and the classifications listed in the wage determination. Such conformed class of employees shall be paid the monetary wages and furnished the fringe benefits as are determined pursuant to the procedures in this paragraph
      (c).

3. This conforming procedure shall be initiated by the Contractor prior to the performance of contract work by the unlisted class of employee. The Contractor shall submit Standard Form (SF) 1444, Request for Authorization of Additional Classification and Rate, to the Contracting Officer through Buyer no later than 30 days after the unlisted class of employee performs any contract work. The Contracting Officer shall review the proposed classification and rate and promptly submit the completed SF 1444 (which must include information regarding the agreement or disagreement of the employees' authorized representatives or the employees themselves together with the agency recommendation), and all pertinent information to the Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor. The Wage and Hour Division will approve, modify, or disapprove the action or render a final determination in the event of disagreement within 30 days of receipt or will notify the Contracting Officer within 30 days of receipt that additional time is necessary.

4. The final determination of the conformance action by the Wage and Hour Division shall be transmitted to the Contracting Officer who shall promptly notify the Contractor of the action taken. Each affected employee shall be furnished by the Contractor with a written copy of such determination or it shall be posted as a part of the wage determination.

5. The process of establishing wage and fringe benefit rates that bear a reasonable relationship to those listed in a wage determination cannot be reduced to any single formula. The approach used may vary from wage determination to wage determination depending on the circumstances. Standard wage and salary administration practices that rank various job classifications by pay grade pursuant to point schemes or other job factors may, for example, be relied upon. Guidance may also be obtained from the way different jobs are rated under Federal pay systems (Federal Wage Board Pay System and the General Schedule) or from other wage determinations issued in the same locality. Basic to the establishment of any conformable wage rate(s) is the concept that a pay relationship should be maintained between job classifications based on the skill required and the duties performed.

      a. In the case of a contract modification an exercise of an option, or extension of an existing contract, or in any other case where a Contractor succeeds a contract under which the classification in question was previously conformed pursuant to paragraph (c) of this clause, a new conformed wage rate and fringe benefits may be assigned to the conformed classification by indexing (i.e., adjusting) the previous conformed rate and fringe benefits by an amount equal to the average (mean) percentage increase (or decrease, where appropriate) between the wages and fringe benefits specified for all classifications to be used on the contract which are listed in the current wage determination, and those specified for the corresponding classifications in the previously applicable wage determination. Where conforming actions are accomplished in accordance with this paragraph prior to the performance of contract work by the unlisted class of employees, the Contractor shall advise the Contracting Officer through Buyer of the action taken but the other procedures in subdivision (c)(2)(ii) of this clause need not be followed.

      b. No employee engaged in performing work on this contract shall in any event be paid less than the currently applicable minimum wage specified under section 6(a) (l) of the Fair Labor Standards Act of 1938, as amended.


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6.       The wage rate and fringe benefits finally determined under this subparagraph (c)(2) of this clause shall be paid to all employees performing in the classification from the first day on which contract work is performed by them in the classification. Failure to pay the unlisted employees the compensation agreed upon by the interested parties and/or finally determined by the Wage and Hour Division retroactive to the date such class of employees commended contract work shall be a violation of the Act and this contract.

7. Upon discovery of failure to comply with paragraph (c)(2) of this clause, the Wage and Hour Division shall make a final determination of conformed classification, wage rate, and/or fringe benefits, which shall be retroactive to the date, such class or classes of employees commenced contract work.

D.       Adjustments of Compensation

     If the term of this contract is more than 1 year, the minimum monetary wages and fringe benefits required to be paid or furnished thereunder to service employees under this contract shall be subject to adjustment after 1 year and not less often than once every 2 years, under wage determinations issued by the Wage and Hour Division.

E.   Obligation to Furnish Fringe Benefits

     The Contractor or subcontractor may discharge the obligation to furnish fringe benefits specified in the attachment or determined under subparagraph (c)(2) of this clause by furnishing equivalent combinations of bona fide fringe benefits, or by making equivalent or differential cash payments, only in accordance with Subpart D of 29 CFR Part 4.

F.   Minimum Wage

     In the absence of a minimum wage attachment for this contract, neither the Contractor nor any subcontractor under this contract shall pay any person performing work under this contract (regardless of whether the person is a service employee) less than the minimum wage specified by section 6(a)(l) of the Fair Labor Standards Act of 1938. Nothing in this clause shall relieve the Contractor or any subcontractor of any other obligation under law or contract for payment of a higher wage to any employee.

G.   Successor Contracts

     If this contract succeeds a contract subject to the Act under which substantially the same services were furnished in the same locality and service employees were paid wages and fringe benefits provided for in a collective bargaining agreement, in the absence of the minimum wage attachment for this contract setting forth such collectively bargained wage rates and fringe benefits, neither the Contractor nor any subcontractor under this contract shall pay any service employee performing any of the contract work (regardless of whether or not such employee was employed under the predecessor contract), less than the wages and fringe benefits provided for in such collective bargaining agreement, to which such employee would have been entitled if employed under the predecessor contract, including accrued wages and fringe benefits and any prospective increases in wages and fringe benefits provided for under such agreement. No contractor or subcontractor under this contract may be relieved of the foregoing obligation unless the limitations of 29 CFR 4.1(b) apply or unless the Secretary of Labor or the Secretary's authorized representative finds, after a hearing as provided in 29 CFR 4.10 that the wages and/or fringe benefits provided for in such agreement are substantially at variance with those which prevail for services of a character similar in the locality, or determines, as provided in 29 CFR 4.11, that the collective bargaining agreement applicable to service employees employed under the predecessor contract was not entered into as a result of arm's length negotiations. Where it is found in accordance with the review procedures provided in 29 CFR 4.10 and/or 4.11 and Parts 6 and 8 that some or all of the wages and/or fringe benefits contained in a predecessor Contractor's collective bargaining agreement are substantially at variance with those which prevail for services of a character similar in the locality, and/or that the collective bargaining agreement applicable to service employees employed under the predecessor contract was not entered into as a result of arm's length negotiations, the Department will issue a new or revised wage determination setting forth the applicable wage rates and fringe benefits. Such determination shall be made part of the contract or subcontract, in accordance with the decision of the Administrator, the Administrative Law Judge, or the Board


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      of Service Contract appeals, as the case may be, irrespective of whether such issuance occurs prior to or after the award of a contract or subcontract (53 Comp. Gen. 401 (1973)). In the case of a wage determination issued solely as a result of a finding of substantial variance, such determination shall be effective as of the date of the final administrative decision.

H.    Notification to Employees

      The Contractor and any subcontractor under this contract shall notify each service employee commencing work on this contract of the minimum monetary wage and any fringe benefits required to be paid pursuant to this contract, or shall post the wage determination attached to this contract. The poster provided by the Department of Labor (Publication WH 1313) shall be posted in a prominent and accessible place at the worksite. Failure to comply with this requirement is a violation of section 2(a) (4) of the Act and of this contract.

I.    Safe and Sanitary Working Conditions

      The Contractor or subcontractor shall not permit any part of the services called for by this contract to be performed in buildings or surroundings or under working conditions provided by or under the control or supervision of the Contractor or subcontractor, which are unsanitary, hazardous, or dangerous to the health or safety of the service employees. The Contractor or subcontractor shall comply with the safety and health standards applied under 29 CFR Part 1925.

J.    Records

      1. The Contractor and each subcontractor performing work subject to the Act shall make and maintain for 3 years from the completion of the work, and make them available for inspection and transcription by authorized representatives of the Wage and Hour Division, Employment Standards Administration, a record of the following:

            a     For each employee subject to the Act--

                  i.    Name and address and social security number;

                  ii. Correct wage classification or classifications, rate or rates of payments in lieu of fringe benefits, and total daily and weekly compensation.

                  iii.  Daily and weekly hours worked by each employee; and

                  iv. Any deductions, rebates, or refunds from the total daily or weekly compensation of each employee.

            b. For those classes of service employees not included in any wage determination attached to this contract, wage rates or fringe benefits determined by the interested parties or by the Administrator or authorized representative under the terms of paragraph (c) of this clause. A copy of the report required by subdivision(C)(2)(ii) of this clause will fulfill this requirement.

                  i. Any list of the predecessor Contractor's employees that had been furnished to the Contractor as prescribed by paragraph (n) of this clause.

      2. The Contractor shall also make available a copy of this contract for inspection or transcription by authorized representatives of the Wage and Hour Division.

      3. Failure to make and maintain or to make available these records for inspection and transcription shall be a violation of the regulations and this contract, and in the case of failure to produce these records, the Contracting Officer, upon direction of the Department of Labor and notification to the Contractor, shall take action to cause suspension of any further payment or advance of funds until the violation ceases.


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      4.    The Contractor shall permit authorized representatives of the Wage and Hour Division to conduct interviews with employees at the worksite during normal working hours.

K.    Pay Periods

      The Contractor shall unconditionally pay to each employee subject to the Act all wages due free and clear and without subsequent deduction (except as otherwise provided by law or Regulations, 29 CFR Part 4), rebate or kickback on any account. These payments shall be made no later than one pay period following the end of the regular pay period in which the wages were earned or accrued. A pay period under this Act may not be of any duration longer than semi-monthly.

L.    Withholding of Payments and Termination of Contract

      Buyer shall withhold or cause to be withheld from the Contractor under this or any other Buyer contract with the Contractor such sums as an appropriate official of the Department of Labor requests or such sums as Buyer decides may be necessary to pay underpaid employees employed by the Contractor or subcontractor. In the event of failure to pay any employees subject to the Act all or part of the wages or fringe benefits due under the Act, the Contracting Officer through Buyer may, after authorization or by direction of the Department of Labor and written notification to the Contractor, take action to cause suspension of any further payment or advance of funds until such violations have ceased. Additionally, any failure to comply with the requirements of this clause may be grounds for termination of the right to proceed with the contract work. In such event, Buyer may enter into other contracts or arrangements for completion of the work, charging the Contractor in default with any additional cost.

M.    Subcontracts

      The Contractor agrees to insert this clause in all subcontracts subject to the Act.

N.    Collective Bargaining Agreements Applicable to Service Employee

      If wages to be paid or fringe benefits to be furnished any service employees employed by the Contractor or any subcontractor under the contract are provided for in a collective bargaining agreement which is or will be effective during any period in which the contract is being performed, the Contractor shall report such fact to Buyer, together with full information as to the application and accrual of such wages and fringe benefits, including any prospective increases, to service employees engaged in work on the contract, and a copy of the collective bargaining agreement. Such report shall be made upon commencing performance of the contract, in the case of collective bargaining agreements effective at such time, and in the case of such agreements or provisions or amendments thereof effective at a later time during the period of contract performance such agreements shall be reported promptly after negotiation thereof.

O.    Seniority List

      Not less than 10 days prior to completion of any contract being performed at a Federal facility where service employees may be retained in the performance of the succeeding contract and subject to a wage determination which contains vacation or other benefit provisions based upon length of service with a Contractor (predecessor) or successor (29 CFR 4.173) the incumbent Contractor shall furnish the Contracting Officer through Buyer a certified list of the names, of all service employees on the Contractor's or subcontractor's payroll during the last month of contract performance. Such list shall also contain anniversary dates of employment on the contract either with the current or predecessor Contractors of each such service employee. The Contracting Officer shall turn over such list to the successor Contractor at the commencement of the succeeding contract.

P.    Rulings and Interpretations

      Rulings and interpretations of the Act are contained in Regulations, 29 CFR Part 4.


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Q.    Contractor's Certification

      1. By entering into this contract, the Contractor (and officials thereof) certifies that neither it (nor he or she) nor any person or firm who has a substantial interest in the Contractor's firm is a person or firm ineligible to be awarded Government contracts by virtue of the sanctions imposed under section 5 of the Act.

      2. No part of this contract shall be subcontracted to any person or firm ineligible for award of a Government contract under section 5 of the Act.

      3. The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001.

R.    Variations, Tolerances, and Exemptions Involving Employment

      Notwithstanding any of the provisions in paragraphs (b) through (o) of this clause, the following employees may be employed in accordance with the following variations, tolerances, and exemptions, which the Secretary of Labor, pursuant to section 4(b) of the Act prior to this amendment by Pub. L 92-473, found to be necessary and proper in the public interest or to avoid serious impairment of the conduct of Government business.

      1. Apprentices, student-learners, and workers whose earning capacity is impaired by age, physical or mental deficiency or injury may be employed at wages lower than the minimum wages otherwise required by section 2(a)(l) or 2(b)(l) of the Act without diminishing any fringe benefits or cash payments in lieu thereof required under section 2(a)(2) of the Act, in accordance with the conditions and procedures prescribed for the employment of apprentices, student-learners, handicapped persons, and handicapped clients of sheltered workshops under section 14 of the Fair Labor Standards Act of 1938, in the regulations issued by the Administrator (29 CFR Parts 520, 521, 524, and 525).

      2. The Administrator will issue certificates under the Act for the employment of apprentices, student-learners, handicapped persons, or handicapped clients of sheltered workshops not subject to the Fair Labor Standards Act of 1938, or subject to different minimum rates of pay under the two acts, authorizing appropriate rates of minimum wages (but without changing requirements concerning fringe benefits or supplement ary cash payments in lieu thereof), applying procedures prescribed by the applicable regulations issued under the Fair Labor Standards Act of 1938 (29 CFR Parts 520, 521, 524, and
            525).

      3. The Administrator will also withdraw, annul, or cancel such certificates in accordance with the regulations in 29 CFR Parts 525 and 528.

S.    Apprentices

      Apprentices will be permitted to work at less than the predetermined rate for the work they perform when they are employed and individually registered in a bona fide apprenticeship program registered with a State Apprenticeship Agency which is recognized by the U.S. Department of Labor, or if no such recognized agency exists in a State, under a program registered with the Bureau of Apprenticeship and Training, Employment and Training Administration, U.S. Department of Labor. Any employee who is not registered as an apprentice in an approved program shall be paid the wage rate and fringe benefits contained in the applicable wage determination for the journeyman classification of work actually performed. The wage rates paid apprentices shall not be less than the wage rate for their level of progress set forth in the registered program, expressed as the appropriate percentage of the journeyman's rate contained in the applicable wage determination. The allowable ratio of apprentices to journeymen employed on the contract work in any craft classification shall not be greater than the ratio permitted to the Contractor as to his entire work force under the registered program.

T.    Tips

      An employee engaged in an occupation in which the employee customarily and regularly receives more than $30 a month in tips may have the amount of these tips credited by the employer against the minimum wage required by section 2(a)(l) or section 2(b)(l) of the Act, in accordance with section 3(m) of the Fair Labor


                                     6 of 8

Fluor Hanford Provision        Special Provisions - Service Contract Act of 1965

      Standards Act and Regulations 29 CFR Part 531. However, the amount of credit shall not exceed $1.34 per hour beginning January 1, 1981. To use this provision --

      1. The employer must inform tipped employees about this tip credit allowance before the credit is utilized;

      2. The employees must be allowed to retain all tips (individually or through a pooling arrangement and regardless of whether the employer elects to take a credit for tips received);

      3. The employer must be able to show by records that the employee receives at least the applicable Service Contract Act minimum wage through the combination of direct wages and tip credit; and

      4. The use of such tip credit must have been permitted under any predecessor collective bargaining agreement applicable by virtue of section 4(c) of the Act.

U.    Disputes Concerning Labor Standards

      The U.S. Department of Labor has set forth in 29 CFR Parts 4, 6, and 8 procedures for resolving disputes concerning labor standards requirements. Such disputes shall be resolved in accordance with those procedures and not the Disputes clause of this contract. Disputes within the meaning of this clause include disputes between the Contractor (or any of its subcontractors) and the contracting agency, the U.S. Department of Labor, or the employees or their representatives.

FAR 52.222^2, STATEMENT OF EQUIVALENT RATES FOR
FEDERAL HIRES (MAY 1989)

In compliance with the Service Contract Act of 1965, as amended, and the regulations of the Secretary of Labor (29 CFR Part 4), this clause identifies the classes of service employees expected to be employed under the contract and states the wages and fringe benefits payable to each if they were employed by the contracting agency subject to the provisions of 5 U.S.C. 5341 or 5332. [information furnished by Byer when available]

THIS STATEMENT IS FOR INFORMATION ONLY: IT IS NOT A WAGE DETERMINATION.

Employee class  Wage-Fringe        Benefits

FAR 52.222^3 FAIR LABOR STANDARDS ACT AND SERVICE
CONTRACT ACT - PRICE ADJUSTMENT (MULTIPLE YEAR
AND OPTION CONTRACTS) (MAY 1989)

A. This clause applies to both contracts subject to area prevailing wage determinations and contracts subject to collective bargaining agreements.

B. The Contractor warrants that the prices in this contract do not include any allowance for any contingency to cover increased costs for which adjustment is provided under this clause.

C. The wage determination, issued under the Service Contract Act of 1965, as amended, (41 U.S. C. 351 et seq.), by the Administrator, Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor, current on the anniversary date of a multiple year contract or the beginning of each renewal option period, shall apply to this contract. If no such determination has been made applicable to this contract, then the Federal minimum wage as established by section 6(a)(l) of the Fair Labor Standards Act of 1938, as amended, (29 U.S.C. 206) current on the anniversary date of a multiple year contract or the beginning of each renewal option period, shall apply to this contract.


                                     7 of 8

 Fluor Hanford Provision       Special Provisions - Service Contract Act of 1965

D. The contract price or contract unit price labor rates will be adjusted to reflect the Contractor's actual increase or decrease in applicable wages and fringe benefits to the extent that the increase is made to comply with or the decrease is voluntarily made by the Contractor as a result of:

      1. The Department of Labor wage determination applicable on the anniversary date of the multiple year contract, or at the beginning of the renewal option period. For example, the prior year wage determination required a minimum wage rate of $4.00 per hour. The Contractor chose to pay $4.10. The new wage determination increases the minimum rate to $4.50 per hour. Even if the Contractor voluntarily increases the rate to $4.75 per hour, the allowable price adjustment is $.40 per hour.

      2. An increased or decreased wage determination otherwise applied to the contract by operation of law; or

      3. An amendment to the Fair Labor Standards Act of 1938 that is enacted after award of this contract, affects the minimum wage, and becomes applicable to this contract under law.

E. Any adjustment will be limited to increases or decreases in wages and fringe benefits as described in paragraph (c) of this clause, and the accompanying increases or decreases in social security and unemployment taxes and workers compensation insurance, but shall not otherwise include any amount for general and administrative costs, overhead, or profit.

F. The Contractor shall notify the Contracting Officer through Buyer of any increase claimed under this clause within 30 days after receiving a new wage determination unless the Contracting Officer extends this notification period in writing. The Contractor shall promptly notify the Contracting Officer through Buyer of any decrease under this clause, but nothing in the clause shall preclude the Government from asserting a claim within the period permitted by law. The notice shall contain a statement of the amount claimed and any relevant supporting data, including payroll records that the Contracting Officer may reasonably require. Upon agreement of the parties, the contract price or contract unit price labor rates shall be modified in writing. The Contractor shall continue performance pending agreement on or determination of any such adjustment and its effective date.

G. The Contracting Officer or an authorized representative shall have access to and the right to examine any directly pertinent books, documents, papers and records of the Contractor until the expiration of 3 years after final payment under the contract.


                                     8 of 8

Fluor Hanford Provision        Special Provisions - Organizational
                              Conflicts of Interest

                       SPECIAL PROVISIONS - ORGANIZATIONAL
                              CONFLICTS OF INTEREST
                               SP-9 REV 2 0/30/01

SPECIAL PROVISIONS - ORGANIZATIONAL CONFLICTS OF INTEREST SP-9 rev 2    08/30/01.....1
1.0 PREAMBLE.........................................................................1
2.0 ORGANIZATIONAL CONFLICT OF INTEREST - WARRANTY...................................1
3.0 FEDERAL ACQUISITION CLAUSE.......................................................1
  DEAR 952.209-72, Organizational Conflicts Of Interest Alternate I (June 1997)......1

1.0   PREAMBLE

These Special Provisions are requirements of any Contract in which this Special Provision document is incorporated. These Special Provisions are applicable in their entirety unless specifically deleted or amended in the Contract and are in addition to the General Provisions and other Special Provisions that apply to this Contract. In the event of a conflict between these Special Provisions and the General Provisions, these Special Provisions shall take precedence.

2.0   ORGANIZATIONAL CONFLICT OF INTEREST - WARRANTY

Contractor warrants that, to the best of his knowledge and belief, and except as otherwise disclosed, there are no relevant facts which could give rise to organizational conflicts of interest as defined in the Department of Energy
(DOE) Acquisition Regulation, Chapter 9, 48 CFR paragraph 909.570-3, during performance of work under this Contract, or that Contractor has disclosed all such relevant information to Buyer prior to award of this Contract.

3.0   FEDERAL ACQUISITION CLAUSE

DEAR 952.209-72, ORGANIZATIONAL CONFLICTS OF
INTEREST ALTERNATE I (JUNE 1997)

A.    Purpose

      The purpose of this clause is to ensure that the contractor (1) is not biased because of its financial, contractual, organizational, or other interests which relate to the work under this contract, and (2) does not obtain any unfair competitive advantage over other parties by virtue of its performance of this contract.

B.    Scope

      The restrictions described herein shall apply to performance or participation by the contractor and any of its affiliates or their successors in interest (hereinafter collectively referred to as "contractor") in the activities covered by this clause as a prime contractor, subcontractor, cosponsor, joint venturer, consultant, or in any similar capacity. For the purpose of this clause, affiliation occurs when a business concern is controlled by or has the power to control another or when a third party has the power to control both.

      1.    Use of Contractor's Work Product.


                                     1 of 3

Fluor Hanford Provision        Special Provisions - Organizational
                              Conflicts of Interest

            a The contractor shall be ineligible to participate in any capacity in Department contracts, subcontracts, or proposals therefore (solicited and unsolicited) which stem directly from the contractor's performance of work under this contract for a period of__years after the completion of this contract. Furthermore, unless so directed in writing by the Buyer, the Contractor shall not perform any advisory and assistance services work under this contract on any of its products or services or the products or services of another firm if the contractor is or has been substantially involved in their development or marketing. Nothing in this subparagraph shall preclude the contractor from competing for follow-on contracts for advisory and assistance services.

            b. If, under this contract, the contractor prepares a complete or essentially complete statement of work or specifications to be used in competitive acquisitions, the contractor shall be ineligible to perform or participate in any capacity in any contractual effort which is based on such statement of work or specifications. The contractor shall not incorporate its products or services in such statement of work or specifications unless so directed in writing by the Buyer, in which case the restriction in this subparagraph shall not apply.

            c. Nothing in this paragraph shall preclude the contractor from offering or selling its standard and commercial items to Buyer and the Government.

      2.    Access to and use of information.

            a If the contractor, in the performance of this contract, obtains access to information, such as Department plans, policies, reports, studies, financial plans, internal data protected by the Privacy Act of 1974 (5 U.S.C. 552a), or data which has not been released or otherwise made available to the public, the contractor agrees that without prior written approval of the Buyer it shall not:

                  (A) use such information for any private purpose unless the information has been released or otherwise made available to the public;

                  (B) compete for work for the Department based on such information for a period of six (6) months after either the completion of this contract or until such information is released or otherwise made available to the public, whichever is first;

                  (C) submit an unsolicited proposal to the Government which is based on such information until one year after such information is released or otherwise made available to the public; and

                  (D) release such information unless such information has previously been released or otherwise made available to the public by the Department.

            b. In addition, the contractor agrees that to the extent it receives or is given access to proprietary data, data protected by the Privacy Act of 1974 (5 U.S.C. 552a), or other confidential or privileged technical, business, or financial information under this contract, it shall treat such information in accordance with any restrictions imposed on such information.

            c. The contractor may use technical data it first produces under this contract for its private purposes consistent with paragraphs (b)(2)(i) (A) and (D) of this clause and the patent, rights in data, and security provisions of this contract.

C.    Disclosure after award.

      1. The contractor agrees that, if changes, including additions, to the facts disclosed by it prior to award of this contract, occur during the performance of this contract, it shall make an immediate and full disclosure of such changes in writing to the Buyer. Such disclosure may include a description of any action which the contractor has taken or proposes to take to avoid, neutralize, or mitigate any resulting conflict of interest.


                                     2 of 3

Fluor Hanford Provision        Special Provisions - Organizational
                              Conflicts of Interest

            The Buyer may, however, terminate the contract for convenience if it deems such termination to be in the best interest of Buyer and the Government.

      2. In the event that the contractor was aware of facts required to be disclosed or the existence of an actual or potential organizational conflict of interest and did not disclose such facts or such conflict of interest to the Buyer, Buyer may terminate this contract for default.

D     Remedies.

      For breach of any of the above restrictions or for nondisclosure or misrepresentation of any facts required to be disclosed concerning this contract, including the existence of an actual or potential organizational conflict of interest at the time of or after award, Buyer may terminate the contract for default, disqualify the contractor from subsequent related contractual efforts, and pursue such other remedies as may be permitted by law or this contract.

E.    Waiver.

      Requests for waiver under this clause shall be directed in writing to the Buyer and shall include a full description of the requested waiver and the reasons in support thereof. If it is determined to be in the best interests of Buyer and the Government, the contracting officer through the Buyer may grant such a waiver in writing.

F     Subcontracts.

      1. The contractor shall include a clause, substantially similar to this clause, including this paragraph (f), in subcontracts expected to exceed the simplified acquisition threshold determined in accordance with FAR Part 13 and involving the performance of advisory and assistance services as that term is defined at FAR 37.201. The terms "contract," "contractor," and "Buyer" shall be appropriately modified to preserve the Government's rights.

      2. Prior to the award under this contract of any such subcontracts for advisory and assistance services, the contractor shall obtain from the proposed subcontractor or consultant the disclosure required by DEAR 909.507-1, and shall determine in writing whether the interests disclosed present an actual or significant potential for an organizational conflict of interest. Where an actual or significant potential organizational conflict of interest is identified, the contractor shall take actions to avoid, neutralize, or mitigate the organizational conflict to the satisfaction of the contractor. If the conflict cannot be avoided or neutralized, the contractor must obtain the approval of the Buyer prior to entering into the subcontract.


                                     3 of 3

Fluor Hanford Provision        Special Provisions - Contractor Representations
                               and Certifications

                  CONTRACTOR REPRESENTATIONS AND CERTIFICATIONS
                                   SP-16REV.2

This form must be completed and submitted by all contractors and renewed as requested by the Contract Specialist. The Buyer may reject any offer, which does not include this completed and signed document. Exceptions or qualifying comments must include an explanation, and further clarification provided if requested by the Contract Specialist. The person signing below certifies that the following statements are current and correct.

1. Signer is authorized to represent the Contractor entering into this agreement (offerer) in all matters related to pricing, terms and conditions, conduct of business, and buyer-seller relationships between Contractor and the Buyer.

2. Contractor is an independent business concern free to enter into a binding agreement or contract with the Buyer without any restrictions from another business entity or parent company. If otherwise, Contractor must identify the parent company or controlling entity. The definition of an independent business concern is per the State of Washington RCW 50.04.140. The Buyer reserves the right to request examples of documents to demonstrate compliance with this definition. Examples of applicable documents include: copies of contracts with other customers, business cards, IRS Form 1040 Schedule C, business phone listing, newspaper or magazine advertising, or copies of state business licenses.

3. Prices offered have been arrived at independently, without consultation, communication, agreement, or condition that relates to the proposal by any other contractor or competitor. The Contractor has not, and will not, disclose offered prices to any other contractor or competitor prior to award of a resulting contract, or cancellation of a solicitation. The Contractor has not attempted to induce any other person or firm to submit, or not submit, an offer in response to this requirement. Contractor warrants that the prices offered do not exceed those currently offered to any other customer for the same or similar quantities of the same or similar goods or services.

4. No person or company, other than Contractor's employee(s) or affiliate firms, has/have been paid to solicit or obtain this contract nor has any agreement been made to pay a person or company a commission, fee, or any form of compensation contingent upon award of this contract.

5. Contractor meets all requirements of Federal and State statutes, ordinances, regulations, codes, and orders related to equal employment opportunity and operation of non-segregated facilities. Contractor will comply in every respect with the equal employment opportunity laws in performance of any Buyer Contract.

6. Contractor has filed all reports required by Federal Executive Order 11246 and the U.S. Department of Labor, or any equal employment opportunity provision in any previous contract or subcontract with a federal government agency or contractor.

7. If Contractor has 50 or more employees and has been awarded any contract or subcontract subject to federal Executive Order 11246 of $50,000 or more since July 1, 1968, Contractor has in place an affirmative action program as required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2).

8. Neither Contractor nor any of its Principals: (a) are presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency, (b) have, within a 3-year period preceding this date, been convicted of or had a civil judgment rendered against them for commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, State, or local government) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, or receiving stolen property; or are presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in (b) above.

9. Contractor has not, within a 3-year period proceeding this date, had one or more contracts terminated for default by any Federal agency

Fluor Hanford Provision        Special Provisions - Contractor Representations
                               and Certifications

10. Contractor agrees to comply with the provisions of the Federal Service Contract Act (SCA), P.L. 89-286,41 U.S. Code 351, as amended, or applicable rulings and regulations of the U. S. Secretary of Labor, for services which will be performed by categories of workers identified in the SCA. Personnel performing work under the Contract will be paid wages and fringe benefits not less than those determined by the Secretary to be prevailing in its locale, or those established by a bargained wage and benefit agreement, applicable to the Contract as provided in the SCA, throughout the performance of the Contract. 11. Any facility to be utilized in the performance of a Contract resulting from this solicitation has not been listed on the Environmental Protection Agency List of Violating Facilities as provided in the Federal Clean Air or Clean Water Acts.

12. Contractor certifies that all employees assigned to work on Buyer's premises or the Hanford site are not under the influence of controlled substances and are covered by a substance abuse program that requires screening by a certified testing laboratory.

Clauses 13 and 14 below do not apply when the Buyer has designated the action as a "commercial action " in accordance with FAR Part 12.501

13. Products offered, are domestic end products as defined in the Buy American Act, 47 Stat. 1520, Public, No. 428, as amended. Contractor shall identify that/those product(s) in its offer along with the country of origin, which are of foreign origin, as defined in the Act.

14. Contractor will file and continue to file for the life of any contract with Buyer, the Toxic Chemical Release Inventory form (Form R) as described in Emergency Planning and Community Right-to-Know Act of 1996 (EPCRA) sections 313(a) and (g), and the Pollution Prevention Act of 1990
      (PPA) section 6607 (42 U.S.C. 13106), for any of its facilities which may be used for performance of the contract, unless contractor and/or its facilities are exempt from these requirements by other provisions of these Acts or otherwise.

15. Contractor's business, as defined in the federal Small Business Act, (106-24, approved 04/27/99), P.L. 85-536, as amended, is categorized by the applicable description(s) checked below. (Check all that apply).

___Small                ___Woman-owned      ___Service Disabled-Veteran

___HUB Zone(s) *        ___ 8(a) *          ___Small disadvantaged *


         * : Contractors claiming to be this business type must be certified by the SB A

These certification statements concern matters within the jurisdiction of an agency of the United States. Making a false, fictitious, or fraudulent certification may render contractor subject to prosecution under Section 1001, Title 18, United States Code. The Buyer may withhold an award or terminate a contract based on any negative responses to the certifications above and/or contractor's failure to adequately describe the conditions of the response.

Contractor agrees that the certifications and conditions provided herein are a material and binding part of, and are hereby incorporated by reference into, the contract with Buyer unless specifically excluded in the contract.

--------------------------------------------------------------------------------
Contractor       |              Tax ID
--------------------------------------------------------------------------------
Authorized Representative   |   Title
--------------------------------------------------------------------------------
Signature        |              Date
--------------------------------------------------------------------------------

Fluor Hanford Provision        Special Provisions - Contractor Representations
                               and Certifications

--------------------------------------------------------------------------------
Internet Homepage Address      Email address
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
   STANDARD FORM 98
    Rev. FEB 1973                NOTICE OF INTENTION TO MAKE A          1.  NOTICE NO.
U.S. DEPARTMENT OF LABOR     SERVICE CONTRACT AND RESPONSE TO NOTICE       A2507733
  EMPLOYMENT STANDARDS          (See Instructions on Reverse)
    ADMINISTRATION
---------------------------------------------------------------------------------------------------
                                                              2. Estimated Solicitation date

MAIL TO:                                                                       ----------
                                                                Day 06          Year 02
        Administrator Wage and                                      06               02
        Hour Division U.S.                                                     ----------
        Department of Labor
        Washington, D.C.   20210                                -----------------------------------
                                                                3. Estimated date bid or
                                                                proposal to be opened or
                                                                negotiatios* begun (use
                                                                numerals)
                                                                -----------------------------------
                                                                Day 06      Year 02
                                                                    06          03

                                                                Month   02 02
                                                                -----------------------------------
                                                                4. Data contract performance to
                                                                begin (use numerals)

                                                                Month 02    Day 06      Year  02
                                                                      02        06            03
---------------------------------------------------------------------------------------------------

S. PLACEIS) OF PERFORMANCE                          6. SERVICES TO BE PERFORMED
      Benton County                                 (describe))
      Richland, WA    99352
                                                         Blanket Wage Determination

---------------------------------------------------------------------------------------------------

7. INFORMATION ABOUT PERFORMANCE

A. |X| Services now performed  B. |_| Services now performed  C. |_| Services not presently
        by a contractor               by Federal employees            being performed

---------------------------------------------------------------------------------------------------

8. IF BOX A IN ITEM 7 IS MARKED, COMPLETE ITEM 8 AS APPLICABLE

a. Name and address of incumbent contractor     b. Number(s) of any wage determination in
                                                   incumbent's contract

---------------------------------------------------------------------------------------------------
US Department of Energy                         94-2569 (Rev. 15)
---------------------------------------------------------------------------------------------------
Richland, WA 99352                              94-2570 (Rev.  6)
---------------------------------------------------------------------------------------------------
c. Name(s) of union(s) if services are being performed under               RESPONSE TO NOTICE
   collective bargaining agreement(s). Important: Attach                (by Department of Labor)
   copies of current applicable collective bargaining
   agreements                                                        A. |X| The attached wage
                                                                        determination(s) below
---------------------------------------------------------------         apply to procurement.

---------------------------------------------------------------         1494-2569 (18)
                                                                        1794-2590 (12)
---------------------------------------------------------------
                                                                     B. |_| As of this date, no
9. OFFICIAL SUBMITTING NOTICE                                           wage determination
---------------------------------------------------------------         applicable to the specified
                                                                        locality and classes of
Signed:                                         Date                    employees is in effect.
       /s/ Alan E. Hopko                        08/05/02
                                                                     C. |_| From information
                                             TELEPHONE NO.              supplied, the Serv ice
                                               (509)376-2031            Contract Act does not apply
TYPE OR PRINT NAME                                                      ,(see attached
Alan E. Hopko Contracting Officer                                       explanation).

                                                                     D. |_| Notice returned for
10.TYPE OR PRINT NAME AND TITLE OF PERSON TO WHOM RESPONSE              additional infor mationJsee
IS TO BE SENT AND NAME AND ADDRESS OF DEPARTMENT OR AGENCY,             attached
BUREAU, DIVISION, ETC.                                                  explanation)

       Alan E. Hopko                                                 Signed /s/
       US Department of Energy                                              --------------------
       MS A7-80, Office of Procurement Services                      (U.S. Department of Labor)
       P.O. Box 550 Richland, WA 99352                                        Oct 10 2002
                                                                              -----------
                                                                              (Date)
---------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
STANDARD FOfM 98o                             NOTICE OF INTENTION TO MAKE A SERVICE CONTRACT AND          11. NOTICE NO.
February 1973                                 RESPONSE TO NOTICE                                          A 2507733
U.S. DEPARTMENT OF LABOR                      (Attachment A)
Employment Standards Administration
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
12. CLASSES OF SERVICE EMPLOYEES TO B(pound) EMPLOYED ON CONTRACT        3. NUMBER OF         *. HOURLY WAGE
                                                                         EMPLOYEES IN         RATE THAT WOULD
      Non-exempt, non-bargaining                                         EACH CLASS           BE PAID IF
                                                                                              FEDERALLY EMPLOYED
------------------------------------------------------------------------------------------------------------------------------
      Employees                                                          Varies
------------------------------------------------------------------------------------------------------------------------------
      Request for separate area wide determination
------------------------------------------------------------------------------------------------------------------------------
      See attached classification listing.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

                                                                          Page 1

REGISTER OF WAGE DETERMINATIONS UNDER           U.S. DEPARTMENT OF LABOR
        THE SERVICE CONTRACT ACT          EMPLOYMENT STANDARDS ADMINISTRATION
By direction of the Secretary of Labor          WAGE AND HOUR DIVISION
                                                WASHINGTON, D.C. 20210
    /s/  William W. Gross
William W. Gross    Division of           Wage Determination No.: 1994-2569
Director            Wage Determinations         Revision No.: 18
                                          Date of Last Revision: 07/26/2002

--------------------------------------------------------------------------------

States: Oregon, Washington

Area: Oregon Counties of Baker, Grant, Harney, Malheur, Morrow, Umatilla, Union, Wallowa, Wheeler Washington Counties of Benton, Franklin, Walla Walla, Yakima

--------------------------------------------------------------------------------

         ** Fringe Benefits Required Follow the Occupational Listing **

CODE            OCCUPATION TITLE                           MINIMUM WAGE RATE
01000           Administrative Support and Clerical
                Occupations
01011             Accounting Clerk I                           9.21
01012             Accounting Clerk II                          10.07
01013             Accounting Clerk III                         11.67
01014             Accounting Clerk IV                          15.25
01030             Court Reporter                               12.35
01050             Dispatcher, Motor Vehicle                    12.50
01060             Document Preparation Clerk                   10.34
01070             Messenger (Courier)                          7.93
01090             Duplicating Machine Operator                 10.34
01110             Film/Tape Librarian                          11.04
01115             General Clerk I                              8.06
01116             General Clerk I!                             8.98
01117             General Clerk Ml                             10.52
01118             General Clerk IV                             11.79
01120             Housing Referral Assistant                   16.17
01131             Key Entry Operator I                         9.58
01132             Key Entry Operator II                        10.46
01191             Order Clerk I                                9.16
01192             Order Clerk II                               10.99
01261             Personnel Assistant (Employment) I           10.46
01262             Personnel Assistant (Employment) II          11.74
01263             Personnel Assistant (Employment) III         13.13
01264             Personnel Assistant (Employment) IV          15.67
01270             Production Control Clerk                     14.74
01290             Rental Clerk                                 11.04
01300             Scheduler, Maintenance                       12.57
01311             Secretary I                                  12.28
01312             Secretary II                                 13.73
01313             Secretary III                                16.38
01314             Secretary IV                                 18.36
01315             Secretary V                                  20.32
01320             Service Order Dispatcher                     12.71

WAGE DETERMINATION NO.: 1994-256$ (Rev. 18)   ISSUE DATE: 07/26/2002      Page 2

01341             Stenographer I                               10.27
01342             Stenographer II                              12.38
01400             Supply Technician                            18.36
01420             Survey Worker (Interviewer)                  11.84
01460             Switchboard Operator-Receptionist            9.93
01510             Test Examiner                                13.73
01520             Test Proctor                                 13.73
01531             Travel Clerk I                               11.25
01532             Travel Clerk II                              12.08
01533             Travel Clerk III                             12.91
01611             Word Processor I                             9.84
01612             Word Processor II                            11.05
01613             Word Processor III                           12.36
03000           Automatic Data Processing Occupations
03010             Computer Data Librarian                      9.14
03041             Computer Operator I                          11.56
03042             Computer Operator II                         14.27
03043             Computer Operator 111                        18.04
03044             Computer Operator IV                         20.86
03045             Computer Operator V                          22.37
03071             Computer Programmer I (1)                    16.46
03072             Computer Programmer II (1)                   19.44
03073             Computer Programmer III (1)                  23.06
03074             Computer Programmer IV (1)                   27.62
03101.            Computer Systems Analyst I (1)               21.49
03102             Computer Systems Analyst 11(1)               25.22
03103             Computer Systems Analyst III (1)             27.08
03160             Peripheral Equipment Operator                12.29
05000           Automotive Service Occupations
05005             Automotive Body Repairer, Fiberglass         18.71
05010             Automotive Glass Installer                   16.84
05040             Automotive Worker                            16.84
05070             Electrician, Automotive                      17.78
05100             Mobile Equipment Servicer                    14.95
05130             Motor Equipment Metal Mechanic               18.71
05160             Motor Equipment Metal Worker                 16.84
05190             Motor Vehicle Mechanic                       18.71
05220             Motor Vehicle Mechanic Helper                14.00
05250             Motor Vehicle Upholstery Worker              15.88
05280             Motor Vehicle Wrecker                        16.84
05310             Painter, Automotive                          17.78
05340             Radiator Repair Specialist                   16.84
05370             Tire Repairer                                14.44
05400             Transmission Repair Specialist               18.71
07000           Food Preparation and Service
                Occupations
                  Food Service Worker                          9.89

WAGE DETERMINATION NO.: 1994-2569 (Rev. 18)    ISSUE DATE: 07/26/2002     Page 3

07010             Baker                                        15.66
7041              Cook                                         13.97
7042              Cook II                                      15.66
07070             Dishwasher                                   9.89
07130             Meat Cutter                                  15.66
07250             Waiter/Waitress                              11.04
09000           Furniture Maintenance and Repair Occupations
09010             Electrostatic Spray Painter                  17.78
09040             Furniture Handler                            11.71
09070             Furniture Refinisher                         17.78
09100             Furniture Refinisher Helper                  14.00
09110             Furniture Repairer, Minor                    15.88
09130             Upholsterer                                  17.78
11030           General Services and Support Occupations
11030             Cleaner, Vehicles                            9.89
11060             Elevator Operator                            10.88
11090             Gardener                                     15.35
11121             HouseKeepingAid l                            8.76
11122             House Keeping Aid II                         9.89
11150             Janitor                                      10.88
11210             Laborer, Grounds Maintenance                 12.13
11240             Maid or Houseman                             8.77
11270             Pest Controller                              16.25
11300             Refuse Collector                             10.88
11330             Tractor Operator                             14.51
11360             Window Cleaner                               12.14
12000           Health Occupations
12020             Dental Assistant                             12.23
12040             Emergency Medical Technician
                  (EMT)/Paramedic/Ambulance Driver             11.84
12071             Licensed Practical Nurse I                   11.02
12072             Licensed Practical Nurse II                  12.36
12073             Licensed Practical Nurse III                 13.83
12100             Medical Assistant                            11.24
12130             Medical Laboratory Technician                12.36
12160             Medical Record Clerk                         12.36
12190             Medical Record Technician                    13.54
12221             Nursing Assistant I                          7.63
12222             Nursing Assistant II                         8.57
12223             Nursing Assistant III                        9.35
12224             Nursing Assistant IV                         10.49
12250             Pharmacy Technician                          12.19
12280             Phlebotomist                                 12.36
12311             Registered Nurse I                           15.84
12312             Registered Nurse II                          19.39
12313             Registered Nurse II, Specialist              19.39

WAGE DETERMINATION NO.: 1994-2569 (Rev. 18)    ISSUE DATE: 07/26/2002   Page 4

12314             Registered Nurse III                         23.46
12315             Registered Nurse III, Anesthetist            23.46
12316             Registered Nurse IV                          28.10
13000           Information and Arts Occupations
13002             Audiovisual Librarian                        16.29
13011             Exhibits Specialist I                        14.11
13012             Exhibits Specialist II                       16.84
13013             Exhibits Specialist III                      18.48
13041             Illustrator I                                14.11
13042             Illustrator II                               16.84
13043             Illustrator III                              18.48
13047             Librarian                                    21.01
13050             Library Technician                           12.35
13071             Photographer I                               13.15
13072             Photographer II                              16.89
13073             Photographer III                             18.48
13074             Photographer IV                              20.50
13075             Photographer V                               22.76
15000           Laundry, Dry Cleaning, Pressing and Related
                Occupations
15010             Assembler                                     8.15
15030             Counter Attendant                             8.15
15040             Dry Cleaner                                   9.11
15070             Finisher, Flatwork, Machine                   8.15
15090.            Presser. Hand                                 8.15
15100             Presser, Machine, Drycleaning                 8.15
15130             Presser, Machine, Shirts                      8.15
15160             Presser, Machine. Wearing Apparel, Laundry    8.15
15190             Sewing Machine Operator                       10.80
15220             Tailor                                        11.83
15250             Washer, Machine                               8.89
19000           Machine Tool Operation and Repair Occupations
19010             Machine-Too! Operator (Toolroom)              17.78
19040             Tool and Die Maker                            21.55
21000             Material Handling and Packing Occupations     14.96
21010             Fuel Distribution System Operator             13.76
21020             Material Coordinator                          13.76
21030             Material Expediter                            9.23
21040             Material Handling Laborer                     11.28
21050             Order Filler                                  11.50
21071             Forklift Operator                             12.34
21080             Production Line Worker (Food Processing)      10.69
21100             Shipping/Receiving Clerk                      11.23
21130             Shipping Packer                               9.17
21140             Store Worker I                                11.33
21150             Stock Clerk (Shelf Stocker; Store Worker II)

WAGE DETERMINATION NO.: 1994-2569 (Rev. 18)   ISSUE DATE: 07/26/2002    Page 5

21210             Tools and Parts Attendant                    12.32
21400             Warehouse Specialist                         12.76
23000           Mechanics and Maintenance and Repair
                Occupations
23010             Aircraft Mechanic                            18.66
23040             Aircraft Mechanic Helper                     14.00
23050             Aircraft Quality Control Inspector           19.68
23060             Aircraft Servicer                            15.88
23070             Aircraft Worker                              16.84
23100             Appliance Mechanic                           17.78
23120             Bicycle Repairer                             14.44
23125             Cable Splicer                                18.71
23130             Carpenter, Maintenance                       17.78
23140             Carpet Layer                                 16.84
23160             Electrician, Maintenance                     20.13
23181             Electronics Technician, Maintenance I        16.75
23182             Electronics Technician, Maintenance II       20.50
23183             Electronics Technician, Maintenance III      21.58
23260             Fabric Worker                                15.88
23290             Fire Alarm System Mechanic                   18.71
23310             Fire Extinguisher Repairer                   14.95
23340             Fuel Distribution System Mechanic            18.71
23370             General Maintenance Worker                   16.84
23400             Heating, Refrigeration and Air Conditioning  18.71
                  Mechanic                                     20.02
23430             Heavy Equipment Mechanic                     16.64
23440 '           Heavy Equipment Operator                     18.71
23460             Instrument Mechanic                          9.89
23470             Laborer                                      17.78
23500             Locksmith                                    18.71
23530             Machinery Maintenance Mechanic               18.71
23550             Machinist, Maintenance                       14.00
23580             Maintenance Trades Helper                    18.71
23640             Millwright                                   17.78
23700             Office Appliance Repairer                    17.78
23740             Painter, Aircraft                            17.78
23760             Painter, Maintenance                         21.52
23790             Pipefitter, Maintenance                      20.45
23800             Plumber, Maintenance                         18.71
23820             Pneudraulic Systems Mechanic                 18.71
23850             Rigger                                       16.84
23870             Scale Mechanic                               18.71
23890             Sheet-Metal Worker, Maintenance              16.84
23910             Small Engine Mechanic                        19.18
23930             Telecommunication Mechanic I                 .20.17
23931             Telecommunication Mechanic II                18.71
23950             Telephone Lineman                            18.71
23960             Welder, Combination, Maintenance             18.71
23965             Well Driller                                 18.71
23970             Woodcraft Worker

WAGE DETERMINATION NO.: 1994-2569 (Rev. 18)    ISSUE DATE: 07/26/2002    Page 6

23980             Woodworker                                   14.95
24000           Personal Needs Occupations
24570             Child Care Attendant                         9.13
24580             Child Care Center Clerk                      12.40
24600             Chore Aid                                    9.10
24630             Homemaker                                    13.13
25000           Plant and System Operation Occupations
25010             Boiler Tender                                18.77
25040             Sewage Plant Operator                        20.52
25070             Stationary Engineer                          18.77
25190             Ventilation Equipment Tender                 18.71
25210             Water Treatment Plant Operator               17.71
27000           Protective Service Occupations
                  Police Officer                               23.61
27004             Alarm Monitor                                12.57
27006             Corrections Officer                          18.00
27010             Court Security Officer                       19.14
27040             Detention Officer                            18.00
27070             Firefighter                                  18.02
27101             Guard I                                      9.61
27102             Guard II                                     12.07
28000           Stevedoring/Longshoremen Occupations
28010             Blocker and Bracer                           15.51
28020             Hatch Tender                                 15.51
28030             Line Handler                                 15.51
28040             Stevedore I                                  13.98
28050             Stevedore II                                 16.38
29000           Technical Occupations
21150             Graphic Artist                               19.54
29010             Air Traffic Control Specialist, Center (2)   28.21
29011             Air Traffic Control Specialist, Station (2)  19.46
29012             Air Traffic Control Specialist, Terminal     21.43
                  (2)
29023             Archeological Technician I                   13.46
29024             Archeological Technician II                  15.04
29025             Archeological Technician III                 18.64
29030             Cartographic Technician                      21.05
29035             Computer Based Training (CBT) Specialist/    22.47
                  Instructor
29040             Civil Engineering Technician                 19.39
29061             Drafter I                                    10.83
29062             Drafter II                                   12.17
29063             Drafter ill                                  15.64
29064             Drafter IV                                   18.64
29081             Engineering Technician I                     13.26
29082             Engineering Technician II                    14.88

WAGE DETERMINATION NO.: 1994-2569.(Rev. 18)     ISSUE DATE: 07/26/2002    Page 7

29083             Engineering Technician III                   17.97
29084             Engineering Technician IV                    21.05
29085             Engineering Technician V                     26.52
29086             Engineering Technician VI                    35.66
29090             Environmental Technician                     16.49
29100             Flight Simulator/Instructor (Pilot)          23.38
29160             Instructor                                   18.88
29210             Laboratory Technician                        15.69
29240             Mathematical Technician                      18.31
29361             Paralegal/Legal Assistant I                  13.37
29362             Paralegal/Legal Assistant It                 16.51
29363             Paralegal/Legal Assistant III                18.39
29364             Paralegal/Legal Assistant IV                 24.43
29390             Photo optics Technician                      20.14
29480             Technical Writer                             17.05
29491             Unexploded Ordnance (UXO) Technician I       17.93
29492             Unexploded Ordnance (UXO) Technician II      21.70
29493             Unexploded Ordnance (UXO) Technician III     26.01
29494             Unexploded (UXO) Safety Escort               17.93
29495             Unexploded (UXO) Sweep Personnel             17.93
29620             Weather Observer, Senior (3)                 17.44
29621             Weather Observer, Combined Upper Air and     15.69
                  Surface Programs (3)
29622             Weather Observer, Upper Air (3)              15.69
31000           Transportation/ Mobile Equipment Operation
                Occupations
31030             Bus Driver                                   13.40
31260             Parking and Lot Attendant                    8.86
31290             Shuttle Bus Driver                           12.63
31300             Taxi Driver                                  11.88
31361             Truckdriver, Light Truck                     11.48
31362             Truckdriver, Medium Truck                    12.18
31363             Truckdriver, Heavy Truck                     14.75
31364             Truckdriver, Tractor-Trailer                 14.75
99000           Miscellaneous Occupations
99020             Animal Caretaker                             12.19
99030             Cashier                                      8.22
99041             Carnival Equipment Operator                  13.21
99042             Carnival Equipment Repairer                  14.11
99043             Carnival Worker                              9.89
99050             Desk Clerk                                   9.13
99095             Embalmer                                     17.93
99300             Lifeguard                                    9.42
99310             Mortician                                    17.93
99350             Park Attendant (Aide)                        11.84
99400             Photofinishing Worker (Photo Lab Tech.,      8.66
                  Darkroom Tech)
99500             Recreation Specialist                        12.64
99510             Recycling Worker                             14.39

WAGE DETERMINATION NO.: 1994-2569 (Rev. 18)    ISSUE DATE: 07/26/2002     Page 8

99610             Sales Clerk                                  10.30
99620             School Crossing Guard (Crosswalk Attendant)  10.88
99630             Sport Official                               8.95
99658             Survey Party Chief (Chief of Party)          17.04
99659             Surveying Technician (Instr. Person/Surveyor 14.65
                  Asst/lnstr.)
99660             Surveying Aide                               10.70
99690             Swimming Pool operator                       16.20
99720             Vending Machine Attendant                    13.52
99730             Vending Machine Repairer                     16.20
99740             Vending Machine Repairer Helper              13.52

-------------------------------------------------------------------------------------------
ALL OCCUPATIONS LISTED ABOVE RECEIVE THE FOLLOWING BENEFITS:     Changed June 2003 to $2.36
                                                                 per hour or $94.40 per
               --------------------------------------------------week or $409.07 per month.
                                                                 See note on page 12.
                                                                 --------------------------

VACATION: 2 weeks paid vacation after 1 year of service with a contractor or successor; 3 weeks after 5 years, 4 weeks after 10 years, and 5 weeks after 20 years. Length of service includes the whole span of continuous service with the present contractor or successor, wherever employed, and with the predecessor contractors in the performance of similar work at the same Federal facility. (Reg. 29 CFR 4.173)

HOLIDAYS: A minimum often paid holidays per year: New Year's Day, Martin Luther King Jr.'s Birthday, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, and Christmas Day. (A contractor may substitute for any of the named holidays another day off with pay in accordance with a plan communicated to the employees involved.) (See 29 CFR 4.174)

THE OCCUPATIONS WHICH HAVE PARENTHESES AFTER THEM RECEIVE THE FOLLOWING BENEFITS (as numbered):

1) Does not apply to employees employed in a bona fide executive, administrative, or professional capacity as defined and delineated in 29 CFR
541. (See CFR 4.156)

2) APPLICABLE TO AIR TRAFFIC CONTROLLERS ONLY - NIGHT DIFFERENTIAL: An employee is entitled to pay for all work performed between the hours of 6:00 P.M. and 6:00 A.M. at the rate of basic pay plus a night pay differential amounting to 10 percent of the rate of basic pay.

3) WEATHER OBSERVERS - NIGHT PAY & SUNDAY PAY: If you work at night as part of a regular tour of duty, you will earn a night differential and receive an additional 10% of basic pay for any hours worked between 6pm and 6am. If you are a full-time employed (40 hours a week) and Sunday is part of your regularly scheduled workweek, you are paid at your rate of basic pay plus a Sunday premium of 25% of your basic rate for each hour of Sunday work which is not overtime (i.e. occasional work on Sunday outside the normal tour of duty is considered overtime work).

HAZARDOUS PAY DIFFERENTIAL: An 8 percent differential is applicable to employees employed in a position that represents a high degree of hazard when working with or in close proximity to ordinance, explosives, and incendiary materials. This includes work such as screening, blending, dying, mixing, and pressing of sensitive ordance, explosives, and pyrotechnic compositions such as lead azide, black powder and photoflash powder. All dry-house activities involving propellants or explosives. Demilitarization, modification, renovation, demolition, and maintenance operations on sensitive ordnance, explosives and incendiary materials. All operations involving regrading and cleaning of artillery ranges.

A 4 percent differential is applicable to employees employed in a position that represents a low degree of hazard when working with, or in close proximity to ordance, (or employees possibly adjacent to) explosives and incendiary materials which involves potential injury such as laceration of hands, face, or arms of the employee engaged in the operation, irritation of the skin, minor burns and the like; minimal damage to immediate or adjacent work area or equipment being used. All operations involving, unloading, storage, and hauling of ordance, explosive, and incendiary ordnance material other than small arms ammunition. These differentials are only applicable to work that has been specifically designated by the agency for ordance.

WAGE DETERMINATION NO.: 1994-2569 (Rev. 18)    ISSUE DATE: 07/26/2002    Page 9

explosives, and incendiary material differential pay.

" UNIFORM ALLOWANCE "

If employees are required to wear uniforms in the performance of this contract (either by the terms of the Government contract, by the employer, by the state or local law, etc.), the cost of furnishing such uniforms and maintaining (by laundering or dry cleaning) such uniforms is an expense that may not be borne by an employee where such cost reduces the hourly rate below that required by the wage determination. The Department of Labor will accept payment in accordance with the following standards as compliance:

The contractor or subcontractor is required to furnish all employees with an adequate number of uniforms without cost or to reimburse employees for the actual cost of the uniforms. In addition, where uniform cleaning and maintenance is made the responsibility of the employee, all contractors and subcontractors subject to this wage determination shall (in the absence of a bona fide collective bargaining agreement providing for a different amount, or the furnishing of contrary affirmative proof as to the actual cost), reimburse all employees for such cleaning and maintenance at a rate of S3.35 per week (or $.67 cents per day). However, in those instances where the uniforms furnished are made of "wash and wear" materials, may be routinely washed and dried with other personal garments, and do not require any special treatment such as dry cleaning, daily washing, or commercial laundering in order to meet the cleanliness or appearance standards set by the terms of the Government contract, by the contractor, by law, or by the nature of the work, there is no requirement that employees be reimbursed for uniform maintenance costs.

                 " NOTES APPLYING TO THIS WAGE DETERMINATION **

Source of Occupational Title and Descriptions:

The duties of employees under job titles listed are those described in the "Service Contract Act Directory of Occupations," Fourth Edition, January 1993, as amended by the Third Supplement, dated March 1997, unless otherwise indicated. This publication may be obtained from the Superintendent of Documents, at 202-783-3238, or by writing to the Superintendent of Documents, U.S. Government Printing Office, Washington, D.C. 20402. Copies of specific job descriptions may also be obtained from the appropriate contracting officer.

REQUEST FOR AUTHORIZATION OF ADDITIONAL CLASSIFICATION AND WAGE RATE {Standard Form 1444 (SF 1444)}

Conformance Process:

The contracting officer shall require that any class of service employee which is not listed herein and which is to be employed under the contract (i.e., the work to be performed is not performed by any classification listed in the wage determination), be classified by the contractor so as to provide a reasonable relationship (i.e., appropriate level of skill comparison) between such unlisted classifications and the classifications listed in the wage determination. Such conformed classes of employees shall be paid the monetary wages and furnished the fringe benefits as are determined. Such conforming process shall be initiated by the contractor prior to the performance of contract work by such unlisted class(es) of employees. The conformed classification, wage rate, and/or fringe benefits shall be retroactive to the commencement date of the contract. {See Section 4.6 (C)(vi)} When multiple wage determinations are included in a contract, a separate SF 1444 should be prepared for each wage determination to which a class(es) is to be conformed.

The process for preparing a conformance request is as follows:

1) When preparing the bid, the contractor identifies the need for a conformed occupation(s) and computes a proposed rate(s).

2) After contract award, the contractor prepares a written report listing in order proposed classification title(s), a Federal grade equivalency (FGE) for each proposed classiflcation(s), job description(s), and rationale for proposed wage rate(s), including information regarding the agreement or disagreement of the authorized representative of the employees involved, or where there is no authorized representative, the employees themselves. This report should be submitted to the contracting officer no later than 30 days after such unlisted class(es) of employees performs any contract work.

3) The contracting officer reviews the proposed action and promptly submits a report of the action, together with the agency's recommendations and pertinent information including the position of the contractor and the employees to the Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor, for review. (See section 4.6(b)(2) of Regulations 29 CFR Part 4).

4) Within 30 days of receipt, the Wage and Hour Division approves, modifies, or disapproves the action via transmittal to the agency contracting officer, or notifies the contracting officer that additional time will be required to process the request

WAGE DETERMINATION NO.: 1994-2569(Rev. 18)   ISSUE DATE: 07/26/2002      Page 10


5) The contracting officer transmits the Wage and Hour decision to the contractor.

6) The contractor informs the affected employees.

Information required by the Regulations must be submitted on SF 1444 or bond paper. When preparing a conformance request, the "Service Contract Act Directory of Occupations" (the Directory) compare job definitions to insure that duties requested are not performed by a classification already listed in the wage determination. Remember, it is not the job title, but the required tasks that determine whether a class is included in an established wage determination Conformances may not be used to artificially split, combine, or subdivide classifications listed in the wage determination

Memo 196

May 23, 2003

ALL AGENCY MEMORANDUM NUMBER 196

TO:
All Contracting Agencies of the Federal Government and Contracting Agencies of the District of Columbia

FROM:
Tammy D. McCutchen
Administrator

SUBJECT:
Service Contract Act Health and Welfare Fringe Benefit Changes

In accordance with the requirements of Section 4.52 of Regulations, 29 CFR Part 4, the prevailing health and welfare fringe benefits issued under the McNamara O'Hara Service Contract Act (SCA) will be increased on June 1, 2003. As prescribed by the Regulations the new benefit rate is derived from the latest Bureau of Labor Statistics Employment Cost Index (ECI) summary of Employer Cost for Employee Compensation. Effective June 1, 2003 the new SCA health and welfare benefit rate will be $2.36 per hour or $94.40 per week or $409.07 per month.

Solicitation/Contracts Affected

All Invitation for Bids opened, or other service contracts awarded on or after June 1, 2003 must include an updated SCA wage determination (WD) issued in accordance with the regulatory health and welfare fringe benefit determination methodology. Contracting agencies may make pen and ink changes to their current WD if received for contracts beginning on or after June 1, and for which the updated health and welfare rates were not included. It is not required that contracting agencies request a revised WD for only a health and welfare rate change. Contracts with wage determinations currently requiring health and welfare benefits costing an average of $2.56 per hour are not affected by this change.